As filed with the Securities and Exchange Commission on May 31, 2022

Registration No. 333-[------]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGY AND WATER DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Florida	3585	30-0781375
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7901 4th Street N STE #4174, St Petersburg, Florida	33702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 727-677-9408

Florida Registered Agent LLC

7901 4th St N STE 300

St. Petersburg, FL 33702

T: 850-807-4500

agent@floridaregisteredagent.net

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Amy K. Maliza, Esq. di Santo Law, PLLC 429 Lenox Avenue, 4th Floor Miami Beach, FL 33139 (305) 904-1303 amaliza@disantolaw.com

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: ☒
Emerging growth company: ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common stock, par value $0.001 per share	55,000,000	$0.22	$ 12,100,000.00	$ 1,121.67
Total:			$ 12,100,000.00	$ 1,121.67

________________________

(1)	Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act on the basis of the closing price of the common stock of the registrant as reported on the OTCQB on May 26, 2022 which date is within five business days prior to filing this Registration Statement.

(2)	Calculated pursuant to Rule 457(o) of the Securities Act based on an estimate of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON MAY 31, 2022

ENERGY AND WATER DEVELOPMENT CORP.

55,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of up to 55,000,000 shares of common stock, par value $0.001 per share by Energy and Water Development Corp., a Florida corporation (“EAWD,” “the Company,” “we,” “us,” and “our,”), and the offer and resale of up to 25,000,000 shares of our common stock by Tysadco Partners, LLC (“Tysadco Partners” or the “Selling Stockholder”). The final offering price may be at a discount to the trading price of our common stock on the OTCQB. This price will fluctuate based on the demand for our common stock.

The shares of common stock being offered by the Selling Stockholder may be issued pursuant to that certain purchase agreement dated January 26, 2022, which we refer to in this prospectus as the “Tysadco Purchase Agreement.” Please refer to the section of this prospectus entitled "Tysadco Partners Transaction" for a description of the Tysadco Purchase Agreement and the section entitled "Selling Stockholder" for additional information regarding Tysadco Partners. The prices at which Tysadco Partners may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

The Selling Stockholder may sell or otherwise dispose of the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell or otherwise dispose of their shares of common stock in the section entitled "Plan of Distribution." The Selling Stockholder will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the shares with the Securities and Exchange Commission.

The Selling Stockholder is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

Our common stock is currently quoted on the OTCQB market, operated by OTC Markets Group, under the symbol “EAWD.” On May 26, 2022, the last quoted price of our common stock as reported on the OTCQB was $0.22 per share. There is a limited public trading market for our common stock.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

We will receive proceeds from the sale of the shares being registered in this offering. See “Use of Proceeds” for more information about how we will use the proceeds from this offering.

An investment in our common stock is speculative and involves a high degree of risk. Investors should carefully consider the risk factors and other uncertainties described in this prospectus before purchasing our common stock. See “Risk Factors” beginning on page 13.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE, OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total
Public offering price	$0.22	$12,100,000
Underwriting discounts and commissions(1)	$—	$—
Proceeds, before expenses, to us	$0.22	$12,100,000

(1)	The Company does not currently intend to use commissioned sales agents or underwriters. In the event it uses commissioned sales agents or underwriters, it will file an amendment to the Registration Statement of which this Prospectus forms a part.

We anticipate that delivery of the shares will be made on or about July, 2022.

The date of this prospectus is May [•], 2022.

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ABOUT THIS PROSPECTUS

This prospectus constitutes a part of a registration statement on Form S-1 (together with all amendments and exhibits thereto, the “Registration Statement”) filed by us with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to EAWD and the securities offered hereby. With regard to any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC, in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

Neither we nor the Selling Stockholder has authorized anyone to provide you with information or make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: neither we nor the Selling Stockholder has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this Prospectus. However, this Prospectus includes industry data that we obtained from internal surveys, market research, and publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications, and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this Prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this Prospectus.

TRADEMARKS

We own or have rights to use various trademarks, service marks, and trade names that we use in connection with the operation of our business. We use our “EAWD” trademark and related design marks in this prospectus. This prospectus may also contain trademarks, service marks, and tradenames of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names, or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus may appear without the ®,TM, or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable owner of these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and should consider, among other things, the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus before making your investment decision. This prospectus contains forward-looking statements and information relating to EAWD. See “Cautionary Note Regarding Forward-Looking Statements” on page 26.

In this Prospectus, the terms “EAWD,” the “Company,” “we,” “us,” “our” or “ours” refer to Energy and Water Development Corp. and its wholly owned subsidiaries.

Company Overview

Energy and Water Development Corp. (the “Company” or “EAWD”) was registered as a Florida corporation under the name Eagle International Holdings Group Inc. on December 12, 2007 and, on March 10, 2008, the Company changed its name to Eurosport Active World Corporation.

On March 17, 2008, the Company entered into an Agreement and Plan of Acquisition (the “Acquisition Agreement”) with Inko Sport America, LLC (“ISA”), a privately-held Florida limited liability company. In connection with the closing of the Acquisition Agreement, the Company adopted ISA’s business plan and the Company’s current officers and directors were elected to their positions. This transaction was accounted for as a recapitalization effected by a share exchange, wherein ISA was considered the acquirer for accounting and financial reporting purposes. ISA was administratively dissolved in September 2010.

In September 2019, the Company changed its name to Energy and Water Development Corp. to more accurately reflect the Company’s purpose and business sector.

On November 9, 2021, the Company established an official subsidiary of EAWD in Germany called Energy And Water Development Deutschland GmbH (“EAWD Deutschland”) to ensure the Company is positioned to service its growing business in one of the EU’s most environmentally progressive countries.

The Business

We are an engineering services company formed as an outsourcing green tech platform, focused on sustainable water and energy solutions.

•	EAWD builds water and energy systems out of already-existing, proven technologies, utilizing our technical know-how to customize solutions to our clients’ needs.
•	EAWD commercializes proven technologies for the sustainable generation of energy and water.
•	EAWD offers design, construction, maintenance and specialty consulting services to private companies, government entities and non-government organizations (NGOs).

In view of the increased world-wide demand for water and energy, our business goals are focused on water generation and green energy production. To accomplish this, we set out to establish an outsourcing green tech platform, providing engineering and technical consultation services to design the most sustainable technological solutions that can provide water and energy. We also intend to secure all required technical, maintenance, education, and training related to the identified technology solutions. To this end the Company has sought potential collaboration with green tech research and development centers in Europe and has established its operating subsidiary, EAWD Deutschland, in Hamburg Germany, where we have started to assemble our patent-pending innovative Self Sufficient Power Supply Atmosphere Water Generation Systems (eAWGs). EAWD Deutschland operates in in Hamburg, Germany to meet the increasing demands of water and energy generation projects in Germany as well as to operate the solar powered e-truck charging stations, EAWD’s newest product.

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The green tech industry is constantly evolving due to ongoing and increasing water scarcity as well as increased energy needs in the world.  Therefore, we believe that by designing sustainable and renewable solutions to these problems, EAWD will become an essential component of a rapidly growing industry with many new markets.

The green tech industry is complex because it still requires much promotion and information about its potential. Furthermore, regulations in each country are different and, in many cases, several segments are regulated by both national and local (state, provincial, municipal) governments. EAWD’s approach seeks to assist businesses with the growth and development of their general operations by ensuring the efficient, profitable, and sustainable supply/generation of water and energy allowing our potential customers to focus on their business while adopting strategies of sustainability. Using our own eAWGs, the solar powered e-truck charging stations, and other identified technology, products, and services licensed or purchased from third party sources, we are delivering and installing a product set that suits the green technology water and/or energy needs of our customers. By using the state-of-the art technological solutions and technologies identified, designed, and provided by EAWD and its collaborators, we believe that our potential clients will be free to focus on the performance of their operations as well as with the water and energy consumption or generation regulations within their industry. Our clients may be businesses seeking to upgrade their business processes, non-governmental organizations (NGOs) or governmental entities seeking to apply green technology solutions for the water and energy they supply to their constituencies.

We continue to be a development stage company. The Company presently assembles its eAWGs at its workshop in Germany and outsources most of its engineering and technical services as well as services relating to the promotion, selling, and distribution of its products. We presently have only six employees: Mr. Hofmeier, our President, Chief Executive Officer, Chairman of the Board, and a significant stockholder, Ms. Velazquez, our Chief Operating Officer, Vice-Chairman, and a significant stockholder, two engineers and two technicians.

We seek to focus on three main aspects of the water and energy business: (1) generation, (2) supply, and (3) maintenance. We seek to assist private companies, government entities and municipalities, and NGOs to build profitable and sustainable supplies/generation capabilities of water and energy as required by selling them the required technology or technical service to enhance their productivity/operability. With its outsourced technical arm and its commission-based global network of distributors, the Company expects to create sustainable added value to each project it takes on while generating revenue from its engineering, technical consultancy, and project management services, the sale of our eAWGs, solar-powered energy generation systems, energy management systems, solar powered e-truck charging stations, royalties from the commercialization of energy and water in certain cases, and the licensing of our innovated technologies.

The following table depicts the Company’s service and product offerings to its clients.

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Design, planning of custom-made solution and procurement of specialized equipment.
2
Construction of variations of systems
3
Maintenance of systems
Water
Energy
Self Sufficient Power Supplied Atmosphere water Generation Systems (eAWGs)
Water Purification Systems
Solar Power Systems
EV Charging Stations
Energy Storage & Management

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We provide customized technology solutions and technical services, based upon client need and preference, which may include any or all of the following:

•	Water and energy generation
•	e-truck chargingstations
•	technical assistance
•	strategic and financial partnering
•	project management

The Company also focuses on addressing areas of the industry which concentrate on new technological and engineering concepts relating to water and energy generation and those related components that assist in advancing the green tech industry. These include:

•	advancement of eAWGs
•	development of techniques to attain self-sufficient supply of energy
•	advancement of new ideas on energy generation, storage and management implementation
•	designing, prototyping, and arranging the manufacture of new water and energy generation systems
•	designing and prototyping solar powered charging stations for e-trucks

Our Vision

The size of the global market for atmospheric water generators was estimated at USD 959.85 million in 2020, reached USD 1,074.01 million in 2021, and at a compound annual growth rate (CAGR) of 14.75%, is expected to reach USD 2,515.19 million by 2027.

The main market dynamics to consider are the growing numbers of AWGs across various end-use verticals and versus the high energy consumption, production cost, and high carbon foot print of such technology. Our research and development activities in AWG technology have lead us to develop novel technologies that overcome these negative dynamics (such as our eAWG).

The mission of EAWD is to provide sustainable water generation systems based on high efficiency, renewable sources and to provide energy management solutions. Through a combination of the best design and configuration of state-of-the-art technology-assisted solutions, EAWD has created a completely self-sufficient energy generation and water production system, which can be simultaneously used to meet potable water requirements and the electrical energy needs of the industrial sector.

EAWD promotes and commercializes its green technology solutions via commission-based distributers and agents worldwide.

Through our BlueTech Alliance for Water Generation, established in December 2020, we have state-of-the-art technology partners, technology transfer agreements, and technology representation agreements in place relating to aspects of renewable energy and water supply. These unique key relationships offer important selling features and capabilities that differentiated EAWD from its competitors.

The Company plans to generate revenue from its engineering, technical consultancy, and project management services, the sale of our eAWGs, solar-powered energy generation systems, energy management systems, solar powered e-truck charging stations, royalties from the commercialization of energy and water in certain cases, and the licensing of our innovated technologies.

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Our Products

The technological solutions offered by our Company are the following:

Self Sufficient Power Supply Atmosphere Water Generation System (eAWGs)

Today, atmosphere water generators (AWGs) are standard equipment in many places; however, operating AWGs requires high amounts of energy that is often not available in the places where they are needed most, making the price for the generated water very high.  Our innovative eAWGs are designed to have an internal power supply and ability to generate power.  Our eAWG system produces sufficient quantities of potable water even in very dry and hot climate conditions and can be scaled to almost any size, community, and/or population. Presently, AWGs are largely used in Asian and African countries. The majority of manufacturers of AWGs, which rely on dehumidifying, are located in China. Almost every U.S. based AWG brand is also supplied by manufacturers in China.

By contrast, EAWD uses a proven German technology for condensate water from the air based on A/C technology.  We believe that this method allows higher, more efficient, sustainable performance and a larger quantity of water generation because of its internal power supply and because it does not require high humidity to function. EAWD has licensed the rights to use this German AWG technology for ninety-nine years; however, thanks to our continued research and development efforts, the Company has designed a new and innovative configuration that allows the substantial amount of energy required to operate the equipment to be supplied by the equipment itself. Our eAWGs line is different in size from the standard AWG water generator line. Our eAWGs are energy self-sufficient and can condense large amounts of water out of the atmosphere and we believe they could be a solution in countries around the world that deal with issues of water scarcity.

Our eAWG with an internal power supply works by first “inhaling” large volumes of air, then cooling the air down to the dew point, and finally collecting, filtering, and mineralizing the resulting condensed water. Through this process, pure drinking water is created that meets the quality standards of the World Health Organization (WHO).  In regions with high temperatures and high humidity levels, a single system can generate up to 50,000 liters or, approximately, 15,000 gallons of water per day. Our eAWGs line starts at 2,640 gallons/day and can expand the water supply to one acre-feet/day, which we believe, in effect, is essentially the ability to produce an unlimited supply of water. As a certified vendor of the United Nations (UN) Global Marketplace, EAWD is introducing the eAWGs to the UN with the hopes of initially supplying the equipment to large refugee camps around the world in need of fresh water.

Solar/Wind Powered Water Purification Systems

EAWD also seeks to respond to the growing need for drinking water by proposing a water purification solution utilizing solar, photovoltaic energy and, when applicable, a mini-windmill or other alternate source of renewable energy. The design of the system is ready to be built and delivered on demand.

Generally, drinking water is produced by passing sea water, lake water, river water, or stagnant water through several stages of purification and treatment until it is rendered drinkable in accordance with WHO standards. In the case of sea or stagnant water, we recommend a treatment via reverse osmosis membranes, which permits the retention of dissolved solids and results in obtaining water of drinking quality. If the water being treated emanates from lakes or rivers, we recommend treatment via an ultrafiltration membrane which functions by retaining suspended materials such as colloids, viruses and bacteria. The systems proposed by EAWD are containerized and contain all the equipment necessary to function autonomously, in part due to an automatic cleansing system that can be accessed remotely via satellite or the internet. Moreover, the machines use available renewable energy sources such as solar or wind to function.

Self Sufficient Energy Supplied Heavy Duty EV Charging Stations

There is increasing consensus among European truck manufacturers and industry stakeholders that battery electric trucks (BETs) will play a dominant role in the decarbonization of the road freight sector. Most truck makers including Daimler, MAN, Scania and Volvo are now focusing on bringing BETs to the mass market for all vehicle segments, including long-haul, starting from 2024. For this, a network of public high-power and overnight charging points needs to be rolled out across Europe no later than 2024.

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Based on our patent-pending Self-Sufficient Energy Supply System; EAWD has developed an innovative design and configuration of a self-sufficient mobile charging stations for e-trucks in Germany. Our product is the first solution available in Europe for charging the electric trucks that are currently on the roads of Europe. EAWD plans to establish up to 1,700 charging stations throughout Germany starting with 40 locations scheduled to be installed starting in the third quarter of 2022.

Solar Power Systems

This product portfolio includes systems and complete services for solar power generation in the building envelope. A high-quality frameless glass solar panel with a super-matte surface, which secures a high-performance energy source.

In contrast to classic solar systems on the roof, EAWD combines the highest standards of aesthetics with high efficiency energy generation. With these solutions, EAWD supports its customers on their way to CO2 neutrality and the search for alternative renewable energies.

Off Grid Energy Management Solutions

Today, batteries for stationary storage have become a commodity, but in order to reduce the duration, complexity and cost of the installation, and to increase its capacity or relocate a system over time as well as to reduce its carbon footprint and environmental impact, we offer a complete electrical energy storage system (EESS) and energy management systems (EMS) for a wide range of customers and applications, including microgrids and EV fast charging stations. A highly capable energy management system which secures the efficient energy supply and storage of energy. Example: with elements such as software and Battery Management System (BMS) our systems can allow controlled and optimized battery cell management.

Worldwide Business Relationships

EAWD has commission-based independent agents and distributors strategically placed around the world in Germany, Mexico, United States, India, Canada, Australia, Colombia, Nepal, Kenya, Morocco, and Thailand. In total, we work with 34 commission-based independent agents and distributors to promote and sell EAWD’s technology solutions.

We believe that this worldwide presence through our agents and distributors will provide us access to the most important markets in need of water, energy, and energy management solutions.

JOBS Act and the Implications of Being an Emerging Growth Company

The United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are “emerging growth companies.” We are an “emerging growth company” as defined in Section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (as amended by the JOBS Act, enacted on April 5, 2012), and we will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer,” as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

Generally, a registrant that registers any class of its securities under Section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act a management report on internal control over financial reporting and, subject to an exemption available to registrants that meet the definition of a “smaller reporting company” in Exchange Act Rule 12b-2, an auditor attestation report on management’s assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report in our annual reports filed under the Exchange Act, even if we do not qualify as a “smaller reporting company.” In addition, as an emerging growth company, we are able to avail ourselves to the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and to not present to our stockholders a nonbinding advisory vote on executive compensation, obtain approval of any golden parachute payments not previously approved or present the relationship between executive compensation actually paid and our financial performance.

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Current Projects

EAWC Tecnologias Verdes, S.A.P.I. de CV Purchase – EAWC-TV functions as a distributor of EAWD products and engineering services.  EAWC-TV placed a USD $550,000 initial order for a solar powered eAWG which was built in Germany and delivered to the customer ex-works in 2020. The customer has expressed interest in purchasing three additional units.

A solar powered eAWG has been built in Hamburg to be used as the showcase for the water generation at the larger project in Gruneheide Germany, where it is expected to produce up to 6 million gallons of water per day.

The Company has also recently completed the manufacture and installation of the first of forty planned solar powered charging stations for electric long-haut trucks in Hamburg, Germany. This charging station is the first mobile self-sufficient energy supplied charging station available for these e-trucks in Europe and the Company plans to contract with companies that own these electric long-haul trucks to provide fleet charging as well as to install in public places for per-use fees.

COVID-19 is an incomparable global public health emergency that has affected almost every industry and has caused the worst global economic contraction of the past 80 years (IMF). Concerted global efforts achieved the development of vaccines that have helped to reduce a person´s risk of contracting the virus. However, the current war in Ukraine lead us as well to considering the changes in consumer behavior and demand, purchasing patterns, re-routing of the supply chain, dynamics of current market forces, and the significant interventions of governments; As a consequence of the foregoing, the following projects have been delayed but the Company continues to make progress on their fulfillment.

His Will Innovations (South Africa) Contract  – On May 8, 2019, the Company signed a sales contract for the sale of a Solar Powered Atmosphere Water Generation System (“SPAWG”) to a South African customer for a purchase price of $2,800,000. The build out of the equipment began in the fourth quarter of 2019, however because of delays due to COVID-19, the expected completion date has been pushed to late 2022. The foregoing description of the purchase contract does not purport to be complete and is qualified in its entirety by reference to the copy of such contract filed as Exhibit 10.8 to this registration statement.

Contract Award From Arriyadh Development Authority Of Saudia Arabia – On November 1, 2017, the Company received a contract award with a value of USD$10,640,000 from the Arriyadh Development Authority of Saudia Arabia to provide 100 units of 5000LPD eAWG systems.  In the first quarter of 2020, a meeting took place between the parties regarding the project delivery schedule; however, because of the COVID-19 pandemic and the current situation of the War in Ukraine, the project has temporarily been put on hold until new, reliable advice regarding COVID-19 and the consequential challenges of the War Ukraine is available.  The foregoing description of the contract award does not purport to be complete and is qualified in its entirety by reference to the copy of such award filed as Exhibit 10.7 to this registration statement

Contract Award from the Iraqi Project and Contracting Office – On March 26, 2020, the Company received a contract award with a value of USD$14,650,640 from the Iraqi Project and Contracting Office to supply 20 self-sufficient energy supply atmosphere water generation systems to various Iraqi projects. EAWD management must travel to Iraq to sign several documents in order to receive payment.  COVID-19 and the War in Ukraine have delayed this travel, however, management plans travel to Iraq as soon as travel is allowed, and the pandemic has been brought better under control in Iraq.  The foregoing description of the contract award does not purport to be complete and is qualified in its entirety by reference to the copy of such award filed as Exhibit 10.15 to this registration statement

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Summary Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in the “Risk Factors” section beginning on page 13 before making a decision to invest in our securities. If any of these risks actually occur, our business, financial condition and/or results of operations would likely be materially adversely affected. In each case, the trading price of our securities would likely decline, and you may lose all or part of your investment. The following is a summary of some of the principal risks we face:

•	Risks Related to Our Business, Operations and Financial Condition
o	Our Ability To Continue As A Going Concern Is In Substantial Doubt Absent Obtaining Adequate New Debt Or Equity Financings
o	We Need Additional Capital To Fund Our Growing Operations, And We May Not Be Able To Obtain Sufficient Capital And May Be Forced To Limit The Scope Of Our Operations Or Cease Operations Altogether.
o	Loss Of Key Personnel Critical For Management Decisions Would Have An Adverse Impact On Our Business.
o	We Expect Significant Competition For Our Products And Services.
o	The Requirements Of Being A Public Company May Strain Our Resources And Distract Our Management.
o	International Regulation May Adversely Affect Our Planned Product Sales.
o	Product Liability Associated With The Production, Marketing And Sale Of Our Products, And/Or The Expense Of Defending Against Claims Of Product Liability, Could Materially Deplete Our Assets And Generate Negative Publicity Which Could Impair Our Reputation.
o	Product Defects Could Result In Costly Fixes, Litigation And Damages.
o	We Have Concluded That We Have Not Maintained Effective Internal Control Over Financial Reporting Through The Years Ended December 31, 2021 And December 31, 2020. Significant Deficiencies And Material Weaknesses In Our Internal Control Could Have Material Adverse Effects On Us.
o	We Currently Have Identified Significant Deficiencies In Our Internal Control Over Financial Reporting That, If Not Corrected, Could Result In Material Misstatements Of Our Financial Statements.
o	If We Fail To Maintain An Effective System Of Internal Control Over Financial Reporting, We May Not Be Able To Accurately Report Our Financial Results. As A Result, Current And Potential Shareholders Could Lose Confidence In Our Financial Reporting, Which Would Harm Our Business And The Trading Price Of Our Stock.

•	Risks Related to Intellectual Property
o	In The Conduct Of Our Business, We Will Rely Upon The Use Of Patents And Intellectual Property Owned By Other Entities, Which Are Non-Exclusive.
o	We May Not Be Able To Obtain Patents Or Other Intellectual Property Rights Necessary To Protect Our Proprietary Technology And Business.
o	Our Business May Suffer If It Is Alleged Or Determined That Our Technology Or Another Aspect Of Our Business Infringes The Intellectual Property Of Others.

•	Risks Related to Our Common Stock
o	Our Stock Price May Be Volatile, And You May Not Be Able To Sell Your Shares For More Than What You Paid Or At All.
o	We Will Be Subject To The “Penny Stock” Rules Which Will Adversely Affect The Liquidity Of Our Common Stock.
o	Our Securities Are Traded on the OTCQB May Not Provide As Much Liquidity For Our Investors As More Recognized Senior Exchanges Such As The Nasdaq Stock Market Or Other National Or Regional Exchanges.
o	Financial Industry Regulatory Authority (“FINRA”) Sales Practice Requirements May Also Limit A Stockholder’s Ability To Buy And Sell Our Common Stock, Which Could Depress The Price Of Our Common Stock
o	An Investment In The Company’s Common Stock Is Extremely Speculative And There Can Be No Assurance Of Any Return On Any Such Investment.
o	The Exercise Or Conversion Of Currently Outstanding Securities Or Issuance Of Additional Share Of Our Common Stock Or Preferred Stock Would Further Dilute Holders Of Our Common Stock.

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•	Risks Related to the Company
o	Our Executive Officers And Directors Collectively Have The Power To Control Our Management And Operations And Have A Significant Majority In Voting Power On All Matters Submitted To The Stockholders Of The Company.
o	We Have No Intention Of Declaring Dividends On Our Common Stock In The Foreseeable Future.
o	The Lack Of Public Company Experience Of Our Management Team Could Adversely Impact Our Ability To Comply With The Reporting Requirements Of U.S. Securities Laws.
o	EAWD is an “emerging growth company” under the Jumpstart Our Business Startups Act. We cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

•	Risks Related to COVID-19, Acts of God, and Cyber Security
o	Unpredictable Events, Such As The COVID-19 Outbreak, And Associated Business Disruptions Could Seriously Harm Our Future Revenues And Financial Condition, Delay Our Operations, Increase Our Costs And Expenses, And Affect Our Ability To Raise Capital.
o	Our Business Has Been Impacted By The Supply Chain Delays caused by the COVID-19 Pandemic
o	Our Business Could Be Negatively Affected By Security Threats, Including Cybersecurity Threats, And Other Disruptions.

•	Risks Related to This Offering
o	We may not be able to access the full amounts available under the Purchase Agreement, which could prevent us from accessing the capital we need to continue our operations, which could have an adverse effect on our business.
o	The sale or issuance of our common stock to Selling Stockholder may cause dilution and the sale of the shares of common stock acquired by Selling Stockholder, or the perception that such sales may occur, could cause the price of our common stock to fall.
o	It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales.
o	Investors who buy shares at different times will likely pay different prices.
o	Our Management Will Have Broad Discretion As To The Use Of Proceeds From This Offering, And We May Not Use The Proceeds Effectively.

Corporate Information

We were incorporated in Florida in 2008 with operations based in Hamburg, Germany.

Our website is www.energy-water.com. Our website and the information contained therein, or connected thereto, are not intended to be incorporated into this Registration Statement on Form S-1.

Our principal executive offices are located at 7901 4th Street N STE #4174, St Petersburg, Florida. Our telephone number is 727-677-9408, and our website is www.energy-water.com. Our operations in Germany are located at the office address Ballindamm 3, 20095 Hamburg. Our Telephone number is +49 40 809 08 1354.

The transfer agent for our common stock is Worldwide Stock Transfer, LLC, located at One University Plaza, Suite 505, Hackensack, NJ 07601, Phone: (201) 820-2008, Fax: (201) 820-2010.

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JOBS Act and the Implications of Being an Emerging Growth Company

The United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are “emerging growth companies.” We are an “emerging growth company” as defined in Section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (as amended by the JOBS Act, enacted on April 5, 2012), and we will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer,” as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

Generally, a registrant that registers any class of its securities under Section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act a management report on internal control over financial reporting and, subject to an exemption available to registrants that meet the definition of a “smaller reporting company” in Exchange Act Rule 12b-2, an auditor attestation report on management’s assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report in our annual reports filed under the Exchange Act, even if we do not qualify as a “smaller reporting company.” In addition, as an emerging growth company, we are able to avail ourselves to the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and to not present to our stockholders a nonbinding advisory vote on executive compensation, obtain approval of any golden parachute payments not previously approved or present the relationship between executive compensation actually paid and our financial performance. We have irrevocably elected to comply with new or revised accounting standards even though we are an emerging growth company.

COVID-19 Pandemic Update and the War in Ukraine

The ongoing outbreak of Coronavirus (COVID-19) has caused significant disruptions to national and global economies and government activities. However, during this time, we have continued to conduct our operations to the fullest extent possible, while responding to the outbreak with actions that include:

●	coordinating closely with our suppliers and customers;
●	instituting various aspects of our business continuity programs; and
●	planning for and working aggressively to mitigate disruptions that may occur.

COVID-19 is an incomparable global public health emergency that has affected almost every industry and has caused the worst global economic contraction of the past 80 years (IMF). The concerted global efforts achieved the development of vaccines that have helped to reduce a person´s risk of contracting the virus. However, the current war in Ukraine leads us to also consider the changes in consumer behavior and demand, purchasing patterns, re-routing of the supply chain, dynamics of current market forces, and the significant interventions of governments; Disruptive activities could include the temporary closure of our manufacturing facilities and those used in our supply chain processes, restrictions on the export or shipment of our products, significant cutback of ocean container delivery from Germany, business closures in impacted areas, and restrictions on our employees’ and consultants’ ability to travel and to meet with customers. The extent to which COVID-19 impacts our results will depend on future developments, which still uncertain and cannot be predicted, including new information which may emerge concerning the severity of the current conflict as well as virus variants and the actions to contain it or treat its impact, among others. COVID-19 and the war in Ukraine could also continue to result in social, economic and labor instability in the countries in which we or our customers and suppliers operate.

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If workers at one or more of our offices or the offices of our suppliers or manufacturers become ill or are quarantined and in either or both events are therefore unable to work, our operations could be subject to disruption. Further, if our manufacturers become unable to obtain necessary raw materials or components, we may incur higher supply costs or our manufacturers may be required to reduce production levels, either of which may negatively affect our financial condition or results of operations.

In light of these challenges, the Company is focusing its efforts on supporting key areas of our business that will help us to stabilize in the new environment and strategize for what comes next. Those key areas are: crisis management and response, workforce, operation and supply chain, finance and liquidity, tax, trade and regulatory, as well as strategy and brand.

THE OFFERING

Common Stock Being Offered by EAWD	55,000,000 shares of our common stock

Common Stock Being Offered by the Selling Stockholder	Up to 25,000,000 shares of common stock that may be issued and sold to Tysadco Partners pursuant to the Tysadco Purchase Agreement described below

Shares of Common Stock Outstanding Prior to the Offering	173,019,421 shares of our common stock (as of May 26, 2022).

Shares of Common Stock Outstanding Immediately Following this Offering	228,019,421 shares of our common stock (assuming the issuance after the date of this prospectus of all shares of common stock offered by the Company hereunder and the issuance to Tysadco Partners pursuant to the Tysadco Purchase Agreement described below of all of the shares that are being offered by this prospectus)

Use of Proceeds

We estimate our net proceeds from this Offering, after deducting expenses payable by us at closing of approximately $100,000, will be approximately $12,000,000. Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act on the basis of the closing price of the common stock of the registrant as reported on the OTCQB on May 26, 2022.

We intend to use the net proceeds from this Offering (i) in connection with the manufacture, assembly, and commercialization of Self Sufficient Energy Supplied Atmosphere Water Generators (AWGs), EV Charging Stations Materials and Waste to Energy technological solutions; (ii) for general corporate purposes, including, without limitation, for working capital purposes, hiring of technical and administrative personnel, enhancing marketing & acquiring IT equipment, making payments of accounts payable and pre-payments within our supply chain; (iii) to finance capital expenditures, including without limitation the expansion of premises, acquisition of equipment and transportation, (iv)  the payment of indebtedness, and (v) to otherwise improve our financial position to pursue an up-listing to NASDAQ.

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In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions. See the section titled “Use of Proceeds” for additional information. Tysadco Partners will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholder. However, we may receive in the aggregate gross proceeds of up to $5 million from the sale of our common stock to Tysadco Partners pursuant to the Tysadco Purchase Agreement described below. Any proceeds from Tysadco Partners that we receive under the Tysadco Purchase Agreement are expected to be used as described above.

Quotation of Common Stock	We are currently listed on the OTCQB market, under the symbol “EAWD” and expects to continue to have its common stock quoted on the OTCQB following effectiveness of the registration statement.

Risk Factors

An investment in our common stock is highly speculative and involves a high degree of risk.

See “Risk Factors” starting on page 13 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Dividend Policy	We do not currently anticipate paying dividends on our common stock. Any declaration and payment of future dividends to holders of our common stock will be at the sole discretion of our board of directors (the “Board”) and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends, and other considerations that our Board deems relevant. See “Dividend Policy.”

Voting Rights	Shares of our Common Stock are entitled to one vote per share. Shares of our Series A Preferred Stock are entitled to five votes per share

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On January 26, 2022, we entered into a purchase agreement (the “Tysadco Purchase Agreement”) and a registration rights agreement (the "Registration Rights Agreement") with Tysadco Partners. Under the Tysadco Purchase Agreement, we have the right to sell to Tysadco Partners up to $5,000,000 in shares of common stock, subject to certain limitations and conditions set forth in the Tysadco Purchase Agreement. As consideration for Tysadco Partner's commitment to purchase shares of common stock pursuant to the Tysadco Purchase Agreement, we issued to Tysadco Partners 500,000 shares of common stock, or the Commitment Shares. We did not receive any cash proceeds from the issuance of such shares. See "The Tysadco Purchase Agreement" for additional information regarding the terms of the Tysadco Purchase Agreement and Registration Rights Agreement that we entered into with Tysadco Partners.

We do not know what the purchase price for our common stock will be and therefore cannot be certain as to the number of shares we might issue to Tysadco Partners under the Tysadco Purchase Agreement after the date of this prospectus.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occurs, our business, financial condition, or results of operations could suffer. In that case, the trading price of our shares of Common Stock could decline and you may lose all or part of your investment. See “Cautionary Statement Regarding Forward-Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this prospectus.

Risks Related to Our Business, Operations and Financial Condition

Our Ability To Continue As A Going Concern Is In Substantial Doubt Absent Obtaining Adequate New Debt Or Equity Financings.

Our continued existence is dependent upon us obtaining adequate working capital to fund all of our planned operations. Working capital limitations continue to impinge on our day-to-day operations, thus contributing to continued operating losses. Thus, if we are unable to raise funds to fund the assembling and commercialization of our technological solutions, we may not be able to continue as a going concern and you will lose your investment. We have incurred accumulated operating losses since inception and have working capital deficits at the end of March 2022. If the Company is able to raise the necessary funds to execute its business plan or if the Company earns any revenues from its business operations, some of these funds will have to be used to pay off the outstanding judgments against the Company which are discussed under the heading “Legal Proceedings” herein.

Our independent accounting firm has included in its report the qualification that these conditions raise a substantial doubt about the Company’s ability to continue as a going concern. The report also states that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We Need Additional Capital To Fund Our Growing Operations, And We May Not Be Able To Obtain Sufficient Capital And May Be Forced To Limit The Scope Of Our Operations Or Cease Operations Altogether.

We need additional capital to fund our operations and we may not be able to obtain such capital, which would cause us to limit or cease our operations entirely. The conditions of the global credit markets may adversely affect our ability to raise capital in the future. If adequate additional financing is not available on reasonable terms or at all, we may not be able to execute our business plans and may have to modify them accordingly or even suspend them.

Even if we do find a source of additional capital, we may not be able to negotiate favorable terms and conditions for receiving the additional capital. Any future capital investments will dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Loss Of Key Personnel Critical For Management Decisions Would Have An Adverse Impact On Our Business.

Our success depends upon the continued contributions of our executive officers and/or key employees, particularly with respect to providing the critical management decisions and contacts necessary to manage product development, marketing, and growth within our industry. Competition for qualified personnel can be intense and there are a limited number of people with the requisite knowledge and experience. The loss of the services of any of our executive officers or other key employees for any reason could have a material adverse effect on our business, operating results, financial condition, and cash flows.

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We Expect Significant Competition For Our Products And Services.

Some of our competitors and potential competitors are well established and have substantially greater financial, research and development, technical, manufacturing and marketing resources than we have today. If these larger competitors decide to focus on the development of Self Sufficient Energy Supplied Atmosphere Water Generators (AWGs), Water Purification products or Waste to Energy technological solutions, they could have the manufacturing, marketing and sales capabilities to complete research, development and commercialization of these products more quickly and effectively than we can.  As of today, there can also be no assurance that current and future competitors will not develop new or enhanced technical services technologies or more cost-effective systems.

The Requirements Of Being A Public Company May Strain Our Resources And Distract Our Management.

We are required to comply with various regulatory and reporting requirements, including those required by the Securities and Exchange Commission. Complying with these reporting and other regulatory requirements is time-consuming and may result in increased costs to us and could have a negative effect on our business, results of operations and financial condition.

 As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and requirements of the Sarbanes-Oxley Act of 2002, as amended, or SOX. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources.

These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business and results of operations.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

International Regulation May Adversely Affect Our Planned Product Sales.

As a part of our marketing strategy, we plan to market and sell our technical services and technological solutions internationally. In addition to regulation by the U.S. government, our technological solutions will be subject to environmental and safety regulations in each country in which we market and sell. While we have already received regulatory approval in some countries, including Mexico and India, we anticipate that regulations will vary from country to country and will vary from those of the United States. The difference in regulations and the laws of foreign countries may be significant and, in order to comply with the laws of these foreign countries, our suppliers may have to implement manufacturing changes or alter product design, or we may need to modify our marketing efforts. Any changes in our business practices or products will require response to the laws of foreign countries and may result in additional expense to the Company and either reduce or delay product sales.

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Product Liability Associated With The Production, Marketing And Sale Of Our Products, And/Or The Expense Of Defending Against Claims Of Product Liability, Could Materially Deplete Our Assets And Generate Negative Publicity Which Could Impair Our Reputation.

The production, marketing and sale of our products have inherent risks of liability in the event of product failure or claim of harm caused by product operation. Furthermore, even meritless claims of product liability may be costly to defend against. We do not currently have product liability insurance for our products. We may not be able to obtain this insurance on acceptable terms or at all. Because we may not be able to obtain insurance that provides us with adequate protection against all or even some potential product liability claims, a successful claim against us could materially deplete our assets. Moreover, even if we are able to obtain adequate insurance, if a successful claim in excess of our insurance coverage is made, then we may have make such payments that could materially deplete our assets and any claim against us could generate negative publicity, which could impair our reputation and adversely affect the demand for our products, our ability to generate sales and our profitability.

Product Defects Could Result In Costly Fixes, Litigation And Damages.

Our business exposes us to potential product liability risks that are inherent in the design, manufacture and sale of our products. If there are claims related to defective products (under warranty or otherwise), particularly in a product recall situation, we could be faced with significant expenses in replacing or repairing the product. For example, our products combine raw materials, machined parts and other product components from suppliers who provide certifications of quality on which we rely. Should these product components be defective and pass undetected into finished products, or should a finished product contain a defect, we could incur significant costs for repairs, re-work and/or removal and replacement of the defective product. In addition, if a dispute over product claims cannot be settled, arbitration or litigation may result, requiring us to incur attorneys’ fees and exposing us to the potential of damage awards against us.

We Have Concluded That We Have Not Maintained Effective Internal Control Over Financial Reporting Through The Years Ended December 31, 2021 And December 31, 2020. Significant Deficiencies And Material Weaknesses In Our Internal Control Could Have Material Adverse Effects On Us.

It is important for us to maintain effective internal control over financial reporting, which is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

A material weakness in our internal control over financial reporting could adversely impact our ability to provide timely and accurate financial information. If we are unsuccessful in implementing or following our remediation plan, we may not be able to timely or accurately report our financial condition, results of operations or cash flows or maintain effective disclosure controls and procedures. If we are unable to report financial information timely and accurately or to maintain effective disclosure controls and procedures, we could be subject to, among other things, regulatory or enforcement actions by the SEC, any one of which could adversely affect our business prospects.

We Currently Have Identified Significant Deficiencies In Our Internal Control Over Financial Reporting That, If Not Corrected, Could Result In Material Misstatements Of Our Financial Statements.

In connection with the audit of our financial statements as of and for the years ended December 31, 2021 and 2020, we identified significant deficiencies in our internal control over financial reporting and a general understanding of U.S. GAAP. As such, there is a reasonable possibility that a misstatement of our financial statements will not be prevented or detected on a timely basis.

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As we have thus far not needed to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes Oxley Act” or “SOX”), neither we nor our independent registered public accounting firm has performed an evaluation of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. In light of the deficiency, we believe that it is possible that certain control deficiencies may have been identified if such an evaluation had been performed.

We are working to remediate the deficiencies or material weaknesses. We have taken steps to enhance our internal control environment and plan to take additional steps to remediate the material weaknesses. For a discussion of our remediation plan, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Internal Control over Financial Reporting” in our Annual Report on Form 10-K for the year ended December 31, 2021.

Although we plan to complete this remediation process as quickly as possible, we are unable, at this time to estimate how long it will take; and our efforts may not be successful in remediating the deficiencies or material weaknesses.

If We Fail To Maintain An Effective System Of Internal Control Over Financial Reporting, We May Not Be Able To Accurately Report Our Financial Results. As A Result, Current And Potential Shareholders Could Lose Confidence In Our Financial Reporting, Which Would Harm Our Business And The Trading Price Of Our Stock.

Members of our Board of Directors are inexperienced with U.S. GAAP and the related internal control procedures required of U.S. public companies. Management has determined that our internal audit function is also significantly deficient due to insufficient qualified resources to perform internal audit functions.

We are a smaller reporting company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. The Company has deficiencies over financial statements recording in areas of recording revenue and expenses in proper cut off as well as proper classification of accounts. For these reasons, we are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) hiring additional personnel with sufficient U.S. GAAP experience and (ii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel. If the result of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

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Risks Related to Intellectual Property

In The Conduct Of Our Business, We Will Rely Upon The Use Of Patents And Intellectual Property Owned By Other Entities, Which Are Non-Exclusive.

Our business utilizes various technologies that are the subject of patents owned by other entities or for which we do not have exclusive ownership or licenses. The use of such patented technologies is dependent upon the cooperation of those entities and our agreements with them. There can be no assurances that any of our agreements will be extended beyond their current term or that such cooperation with the entities that control the patents will continue in the future. Our success depends on our ability to continue to use the patented technologies identified in our recommended technical solutions and water or energy plant designs and the ability of the patent owners to maintain patent protection for their products in the United States and in other countries and to enforce such patents. There can be no assurance that any of the patents relating to the technologies that we use will be deemed valid and enforceable against third-party infringement or that our products will not infringe any third-party patent or intellectual property. Moreover, any patent claims relating to our technologies may not be sufficiently broad to protect our solutions. In addition, issued patent claims may be challenged, potentially invalidated or potentially circumvented. Our rights to use the intellectual property of others may not afford us protection against competitors with similar technologies or permit the commercialization of the products and/or solutions incorporating these technologies without infringing third-party patents or other intellectual property rights.

We May Not Be Able To Obtain Patents Or Other Intellectual Property Rights Necessary To Protect Our Proprietary Technology And Business.

Our commercial success depends to a significant degree upon our ability to develop new or improved technologies and products, and to obtain patents or other intellectual property rights or statutory protection for these technologies and products in the United States and other countries. We will seek to patent concepts, components, processes, designs and methods, and other inventions and technologies that we consider have commercial value or that will likely give us a technological advantage. Despite devoting resources to the research and development of proprietary technology, we may not be able to develop technology that is patentable or protectable. Patents may not be issued in connection with pending patent applications, and claims allowed may not be sufficient to allow us to use the inventions that they create exclusively. Furthermore, any patents issued could be challenged, re-examined, held invalid or unenforceable or circumvented and may not provide sufficient protection or a competitive advantage. In addition, despite efforts to protect and maintain patents, competitors and other third parties may be able to design around our patents or develop products similar to our products that are not within the scope of their patents.

Finally, patents provide certain statutory protection only for a limited period of time that varies depending on the jurisdiction and type of patent. The statutory protection term of certain patents may expire and, thereafter, the underlying technology of such patents can be used by any third-party including competitors.

Prosecution and protection of the rights sought in patent applications and patents can be costly and uncertain, often involve complex legal and factual issues and consume significant time and resources. In addition, the breadth of claims allowed in our patents, their enforceability and our ability to protect and maintain them cannot be predicted with any certainty. The laws of certain countries may not protect intellectual property rights to the same extent as the laws of the United States. Even if our patents are held to be valid and enforceable in a certain jurisdiction, any legal proceedings that we may initiate against third parties to enforce such patents will likely be expensive, take significant time and divert management's attention from other business matters. We cannot assure that any of the issued patents or pending patent applications will provide any protectable, maintainable or enforceable rights or competitive advantages to us.

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In addition to patents, we will rely on a combination of copyrights, trademarks, trade secrets and other related laws and confidentiality procedures and contractual provisions to protect, maintain and enforce our proprietary technology and intellectual property rights. However, our ability to protect our brands by registering certain trademarks may be limited. In addition, while we will generally enter into confidentiality and nondisclosure agreements with our employees, consultants, contract manufacturers, distributors and resellers and with others to attempt to limit access to and distribution of our proprietary and confidential information, it is possible that:

•	misappropriation of our proprietary and confidential information, including technology, will nevertheless occur;
•	our confidentiality agreements will not be honored or may be rendered unenforceable;
•	third parties will independently develop equivalent, superior or competitive technology or products;
•	disputes will arise with our current or future strategic licensees, customers or others concerning the ownership, validity, enforceability, use, patentability or registrability of intellectual property; or
•	unauthorized disclosure of our know-how, trade secrets or other proprietary or confidential information will occur.

We cannot assure that we will be successful in protecting, maintaining, or enforcing our intellectual property rights. If we are unsuccessful in protecting, maintaining, or enforcing our intellectual property rights, then our business, operating results and financial condition could be materially adversely affected, which could:

•	adversely affect our relationships with current or future distributors and resellers of our products;
•	adversely affect our reputation with customers;
•	be time-consuming and expensive to evaluate and defend;
•	cause product shipment delays or stoppages;
•	divert management’s attention and resources;
•	subject us to significant liabilities and damages;
•	require us to enter into royalty or licensing agreements; or
•	require us to cease certain activities, including the sale of products.

If it is determined that we have infringed, violated or are infringing or violating a patent or other intellectual property right of any other person or if we are found liable in respect of any other related claim, then, in addition to being liable for potentially substantial damages, we may be prohibited from developing, using, distributing, selling or commercializing certain of our technologies and products unless we obtain a license from the holder of the patent or other intellectual property right. We cannot assure that we will be able to obtain any such license on a timely basis or on commercially favorable terms, or that any such licenses will be available, or that workarounds will be feasible and cost-efficient. If we do not obtain such a license or find a cost-efficient workaround, our business, operating results and financial condition could be materially adversely affected, and we could be required to cease related business operations in some markets and restructure our business to focus on our continuing operations in other markets.

Our Business May Suffer If It Is Alleged Or Determined That Our Technology Or Another Aspect Of Our Business Infringes The Intellectual Property Of Others.

The markets in which we will compete are characterized by the existence of a large number of patents and trade secrets and also by litigation based on allegations of infringement or other violations of intellectual property rights. Moreover, in recent years, individuals and groups have purchased patents and other intellectual property assets for the purpose of making claims of infringement to extract settlements from companies like ours. Also, third parties may make infringement claims against us that relate to technology developed and owned by one of our suppliers for which our suppliers may or may not indemnify us. Even if we are indemnified against such costs, the indemnifying party may be unable to uphold its contractual obligations and determining the extent such of such obligations could require additional litigation. Claims of intellectual property infringement against us or our suppliers might require us to redesign our products, enter into costly settlements or license agreements, pay costly damage awards or face a temporary or permanent injunction prohibiting us from marketing or selling our products or services. If we cannot or do not license the infringed intellectual property on reasonable terms or at all, or substitute similar intellectual property from another source, our revenue and operating results could be adversely impacted. Additionally, our customers and distributors may not purchase our products if they are concerned that they may infringe third party intellectual property rights. Responding to such claims, regardless of their merit, can be time consuming, costly to defend in litigation, divert management's attention and resources, damage our reputation and cause us to incur significant expenses. The occurrence of any of these events may have a material adverse effect on our business, financial condition and operating results.

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Risks Related to Our Common Stock

Our Stock Price May Be Volatile, And You May Not Be Able To Sell Your Shares For More Than What You Paid Or At All.

Our stock price may be subject to significant volatility, and you may not be able to sell shares of Common Stock at or above the price you paid for them or at all. The trading price of our Common Stock may be subject to fluctuations in in response to various factors.

We Will Be Subject To The “Penny Stock” Rules Which Will Adversely Affect The Liquidity Of Our Common Stock.

The Securities and Exchange Commission (the “SEC"), has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. We expect the market price of our Common Stock will be less than $5.00 per share and therefore we will be considered a “penny stock” according to SEC rules. This designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

Our Securities Are Traded on the OTCQB, Which May Not Provide As Much Liquidity For Our Investors As More Recognized Senior Exchanges Such As The Nasdaq Stock Market Or Other National Or Regional Exchanges.

Our Common Stock is currently quoted on OTCQB under the symbol “EAWD”. The OTC Markets are inter-dealer, over-the-counter markets that provide significantly less liquidity than the NASDAQ Stock Market or other national or regional exchanges. Securities traded on the OTC Markets are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets. Quotes for stocks included on the OTC Markets are not listed in newspapers. Therefore, prices for securities traded solely on the OTC Markets may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

Financial Industry Regulatory Authority (“FINRA”) Sales Practice Requirements May Also Limit A Stockholder’s Ability To Buy And Sell Our Common Stock, Which Could Depress The Price Of Our Common Stock.

FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

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An Investment In The Company’s Common Stock Is Extremely Speculative And There Can Be No Assurance Of Any Return On Any Such Investment.

Our Common Stock is currently quoted on the OTCQB maintained by OTC Markets Group, Inc. under the symbol “EAWD”; however, an investment in the Company’s Common Stock is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment. The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

The Exercise Or Conversion Of Currently Outstanding Securities Or Issuance Of Additional Share Of Our Common Stock Or Preferred Stock Would Further Dilute Holders Of Our Common Stock.

We currently have outstanding securities that convert into shares of our common stock, including preferred stock that converts into shares of our common stock and debt that converts into shares of our common stock. Our Series A Preferred Stock converts at a rate of 5 shares common stock for 1 share of Series A Preferred. Our Board of Directors has authority, without action or vote of our shareholders, to issue shares of common and preferred stock. We may issue shares of our common stock or preferred stock to complete a business combination or to raise capital. Such stock issuances could be made at a price that reflects a discount from the then-current trading price of our common stock. These conversions and issuances would dilute our stockholders' ownership interest, which among other things would have the effect of reducing their influence on matters on which our stockholders vote. In addition, our stockholders and prospective investors may incur additional dilution if holders of warrants, whether currently outstanding or subsequently granted, exercise their warrants to purchase shares of our common stock or if our convertible debt holders convert their debt.

Risks Related to the Company

Our Executive Officers And Directors Collectively Have The Power To Control Our Management And Operations And Have A Significant Majority In Voting Power On All Matters Submitted To The Stockholders Of The Company.

The directors and officers of EAWD beneficially own approximately 49% of our outstanding Common Stock. Due to such significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management. Mr. Hofmeier, our President, Chief Executive Officer and Chairman of the Board, and Irma Velazquez, our Chief Operating Officer and Vice-Chairman, who are married to each other, together own 50.68% of the outstanding Common Stock and after a fully subscribed offering will still own over 50% of the outstanding shares of our common stock. Accordingly, these individuals have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets. They also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. Management currently beneficially owns a majority of our outstanding common stock. Consequently, management has the ability to influence control of the operations of the Company and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including: Election of our board of directors; Removal of directors; Amendment to the Company’s Articles of Incorporation or Bylaws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination

These stockholders have complete control over our affairs. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the common stock.

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We Have No Intention Of Declaring Dividends On Our Common Stock In The Foreseeable Future.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future, as we intend to use any excess cash to fund our operations. The decision to pay cash dividends on our common stock rests with our board of directors and will depend on our earnings, unencumbered cash, capital requirements and financial condition. Investors in our common stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our common stock to earn a return on their investment.

The Lack Of Public Company Experience Of Our Management Team Could Adversely Impact Our Ability To Comply With The Reporting Requirements Of U.S. Securities Laws.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in the Company.

EAWD is an “emerging growth company” under the Jumpstart Our Business Startups Act. We cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

EAWD is and will remain an “emerging growth company” until the earliest to occur of (a) the last day of the fiscal year during which its total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (b) the last day of the fiscal year following the fifth anniversary of its initial public offering, (c) the date on which the Company has, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (d) the date on which the Company is deemed a “large accelerated filer” (with at least $700 million in public float) under the Exchange Act.”).

For so long as EAWD remains an “emerging growth company” as defined in the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” as described in further detail in the risk factors below. We cannot predict if investors will find its shares of common stock less attractive because we will rely on some or all of these exemptions. If some investors find the Company’s shares of common stock less attractive as a result, there may be a less active trading market for its shares of common stock and its stock price may be more volatile.

If the Company avails itself of certain exemptions from various reporting requirements, its reduced disclosure may make it more difficult for investors and securities analysts to evaluate the Company and may result in less investor confidence.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. EAWD meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
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•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year.

However, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Risks Related to COVID-19, Acts of God, and Cyber Security

Unpredictable Events, Such As The COVID-19 Outbreak, And Associated Business Disruptions Could Seriously Harm Our Future Revenues And Financial Condition, Delay Our Operations, Increase Our Costs And Expenses, And Affect Our Ability To Raise Capital.

The outbreak of COVID-19 originating in Wuhan, China, sometime around December 2019, has since rapidly increased its exposure globally. On March 11, 2020, the World Health Organization declared the outbreak a pandemic. The pandemic has impacted and may further impact the United States and the broader economies of affected countries, including negatively impacting economic growth, the proper functioning of financial and capital markets, foreign currency exchange rates and interest rates. Due to the speed with which the situation is developing, the global breadth of its spread and the range of governmental and community reactions thereto, there is uncertainty around its duration, ultimate impact and the timing of recovery. Therefore, the pandemic could lead to an extended disruption of economic activity and the impact on our consolidated results of operations, financial position, and cash flows could be material.

As a result of the adverse impact that the COVID-19 pandemic is having on our economy and the economies of the countries in which we plan to do business, the pandemic may affect our operations, including our supply chain distribution systems, production levels and research and development activities. In addition, any preventive or protective actions that governments implement or that we adopt in response to the COVID-19 pandemic, such as travel restrictions, quarantines, and limited operations of governmental agencies, may interfere with the ability of our employees, vendors, and suppliers to perform their respective responsibilities and obligations relative to the conduct of our business. Additionally, government regulations that have been imposed in response to the COVID-19 pandemic may cause delays our freight processes, which would result in higher shipping costs. In addition, social distancing guidelines could have an adverse impact on our research and development activities as our laboratories are not operating at full capacity.

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The impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. Further, the resulting global economic downturn has negatively impacted the ability of certain of our customers to make payments on a timely basis, adversely impacting our cash flows from operations. We do not yet know the full extent of the impact of the COVID-19 pandemic or its resulting economic impact, which could have a material adverse effect on our liquidity, capital resources, operations, and business.

We are also monitoring the impact of COVID-19 on our talent recruitment and retention efforts. If members of our management and other key personnel in critical functions across our organization are unable to perform their duties or have limited availability due to COVID-19, we may not be able to execute on our business strategy and/or our operations may be negatively impacted. The loss or limited availability of the services of one or more of our executive officers or other key personnel, or our inability to recruit and retain qualified executive officers or other key personnel in the future could, at least temporarily, have a material adverse effect on our business, financial condition, and results of operations. Qualified individuals are in high demand, and we may incur significant costs to attract them, particularly at the executive level. We may face difficulty in attracting and retaining key talent for a number of reasons, including delays in the recruiting and hiring process as a result of the COVID-19 pandemic.

Our business, financial condition, and results of operations could be materially adversely affected by unfavorable results in future employment litigation matters as a result of COVID-19. Our employees may sue us due to possible exposure to COVID-19 while working at one of our facilities or sites. In addition, employees may challenge decisions to implement protective measures such as contact tracing on the basis of local privacy laws due to the increased collection of employee medical information. Litigation matters, regardless of their merits or their ultimate outcomes, are costly, divert management’s attention and may materially adversely affect our reputation and demand for our products. We cannot predict with certainty the eventual outcome of litigation matters. An adverse outcome of litigation or legal matters could result in us being responsible for paying significant damages.

Any of these negative effects resulting from litigation matters could materially adversely affect our business, financial condition or results of operations. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described herein.

The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions taken to contain it or treat its impact.

Additionally, COVID-19 has caused significant disruptions to the global financial markets, which could impact our ability to raise additional capital.  There is also a risk that other countries or regions may be less effective at containing COVID-19, or it may be more difficult to contain if the outbreak reaches a larger population or broader geography, in which case the risks described herein could be elevated significantly.

Our Business Has Been Impacted By The Supply Chain Delays caused by the COVID-19 Pandemic

With the global spread of the ongoing novel coronavirus ("COVID-19") pandemic in 2020, we have implemented business continuity plans designed to address and mitigate the impact of the COVID-19 pandemic on our employees and business. We have experienced supply chain delays, including delays in shipments from abroad. In addition, we could experience payment delays from customers if they are negatively impacted by the pandemic. The business of our suppliers and other commercial partners, our corporate development objectives and the value of and market for our common stock, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the United States and other countries, and the effectiveness of actions taken globally to contain and treat the disease. The global economic slowdown and the other risks and uncertainties associated with the pandemic could have a material adverse effect on our business, financial condition, results of operations and growth prospects. In addition, to the extent the ongoing COVID-19 pandemic adversely affects our business and results of operations, it may also have the effect of heightening many of the other risks and uncertainties which we face.

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Our Business Could Be Negatively Affected By Security Threats, Including Cybersecurity Threats, And Other Disruptions.

We, or third parties with whom we do business, may become the target of cyberattacks or information security breaches that could result in the unauthorized release, misuse, loss or destruction of proprietary and other information, or other disruption of business operations that could lead to disruptions in critical systems, unauthorized release of confidential or otherwise protected information, and corruption of data. We face various security threats, including cybersecurity threats to gain unauthorized access to sensitive information or to render data or systems unusable; threats to the security of our facilities and infrastructure or third party facilities and infrastructure, such as processing plants and pipelines; and threats from terrorist acts. The potential for such security threats has subjected our operations to increased risks that could have a material adverse effect on our business. In particular, our implementation of various procedures and controls to monitor and mitigate security threats and to increase security for our information, facilities and infrastructure may result in increased capital and operating costs. Moreover, there can be no assurance that such procedures and controls will be sufficient to prevent security breaches from occurring. If any of these security breaches were to occur, they could lead to losses of sensitive information, critical infrastructure or capabilities essential to our operations and could have a material adverse effect on our reputation, financial position, results of operations or cash flows. Cybersecurity attacks in particular are becoming more sophisticated and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and systems, and other electronic security breaches that could lead to disruptions in critical systems, unauthorized release of confidential or otherwise protected information, and corruption of data. These events could lead to financial losses from remedial actions, loss of business or potential liability.

Risks Related to This Offering

We may not be able to access the full amounts available under the Purchase Agreement, which could prevent us from accessing the capital we need to continue our operations, which could have an adverse effect on our business.

We intend to rely on the Tysadco Purchase Agreement for our near-term capital needs. We may direct Selling Stockholder to purchase up to $5.0 million of shares of our common stock over a 24-month period, commencing upon the satisfaction of certain conditions, including that the registration statement of which this prospectus is a part is declared effective by the SEC. Thereafter, on any trading day selected by us, we may sell shares of common stock to Selling Stockholder in an amount equal to the lesser of $1,000,000 or 500% of the average shares traded for the 10 days prior to the Closing Request Date, with a minimum request of $25,000. The purchase price shall be 85% of the two lowest individual daily VWAP during the five (5) trading days immediately prior to the date the Request Notice is delivered (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement).

In addition, Selling Stockholder will not be required to purchase any shares of our common stock if such sale would result in its beneficial ownership exceeding 9.99% of the then outstanding shares of our common stock. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

The sale or issuance of our common stock to Selling Stockholder may cause dilution and the sale of the shares of common stock acquired by Selling Stockholder, or the perception that such sales may occur, could cause the price of our common stock to fall.

Upon the execution of the Purchase Agreement, we issued 500,000 Commitment Shares to Selling Stockholder in consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The remaining shares of our common stock that may be issued under the Purchase Agreement may be sold by us to Selling Stockholder at our discretion from time to time over a 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement of which this prospectus is a part and that such registration statement remains effective. The purchase price for the shares that we may sell to Selling Stockholder under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

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We generally have the right to control the timing and amount of any future sales of our shares to Selling Stockholder. Additional sales of our common stock, if any, to Selling Stockholder will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Selling Stockholder all, some, or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Selling Stockholder, after Selling Stockholder has acquired the shares, Selling Stockholder may resell all or some of those shares at any time or from time to time in its discretion. Therefore, sales to Selling Stockholder by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Selling Stockholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the Purchase Agreement and compliance with applicable law, we have the discretion to deliver notices to the Selling Stockholder at any time throughout the term of the Purchase Agreement. The actual number of shares that are sold to the Selling Stockholder may depend based on a number of factors, including the market price of the common stock during the sales period. Actual gross proceeds may be less than $5.0 million, which may impact our future liquidity. Because the price per share of each share sold to the Selling Stockholder will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. In connection with the sale of our common stock pursuant to the terms of the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Selling Stockholder. Similarly, the Selling Stockholder may sell such shares at different times and at different prices. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of sales made by us in future transactions to Selling Stockholder at prices lower than the prices they paid.

Our Management Will Have Broad Discretion As To The Use Of Proceeds From This Offering, And We May Not Use The Proceeds Effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

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ENERGY AND WATER DEVELOPMENT CORP.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in this prospectus may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions, or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Other important factors that we think could cause our actual results to differ materially from expected results are summarized below, including the ongoing impact of the current outbreak of the novel coronavirus ("COVID-19"), on the U.S., regional and global economies, the U.S. sustainable energy market, and the broader financial markets. The current outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below and the risks described in this Form S-1 and in our filings under the Exchange Act. Other factors besides those listed could also adversely affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally, uncertainty regarding the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the global economy and economic activity, including the timing of the successful distribution of an effective vaccine.

Statements regarding the following subjects, among others, may be forward-looking:

•	negative impacts from a continued spread of COVID-19, including on the U.S. or global economy or on our business, financial position, or results of operations;
•	market trends in our industry, energy markets, commodity prices, interest rates, the debt and lending markets, or the general economy;
•	our plans and expectations regarding future financial results, expected operating results;
•	the sufficiency of our cash and our liquidity;
•	development of new products and improvements to our existing products;
•	our manufacturing capacity and manufacturing costs;
•	the adequacy of our agreements with our suppliers;
•	our ability to obtain financing, our ability to comply with debt covenants or cure any defaults;
•	availability of opportunities to participate in climate solutions including energy efficiency and renewable energy projects and our ability to complete potential new opportunities in our pipeline;
•	actions and initiatives of federal, state and local governments and changes to federal, state and local government policies, regulations, tax laws and rates and the execution and impact of these actions, initiatives and policies;
•	our ability to obtain and maintain financing arrangements on favorable terms, including securitizations;
•	general volatility of the securities markets in which we participate;
•	the impact of weather conditions, natural disasters, accidents or equipment failures, or other events that disrupt our operations or negatively impact the value of our assets;
•	availability of and our ability to attract and retain qualified personnel; and
•	our understanding of our competition.

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Forward-looking statements are based on beliefs, assumptions and expectations as of the date of this prospectus. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise.

The risks included here are not exhaustive. Other sections of this registration statement may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

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THE TYSADCO TRANSACTION

General

On January 26, 2022, we entered into the Tysadco Purchase Agreement with Tysadco Partners, pursuant to which Tysadco Partners agreed to purchase from us up to $5 million of our common stock (subject to certain limitations) from time to time during the term of the Tysadco Purchase Agreement. Additionally, on January 26, 2022, we entered into the Registration Rights Agreement, pursuant to which we have filed with the SEC the registration statement of which this prospectus is a part to register for resale under the Securities Act of the shares that may be issued to Tysadco Partners under the Tysadco Purchase Agreement. Pursuant to the terms of the Tysadco Purchase Agreement, we issued 500,000 commitment shares (the “Commitment Shares”) to Tysadco Partners as consideration for its commitment to purchase shares of our common stock under the Tysadco Purchase Agreement. In addition, on January 26, 2022, we entered into a securities purchase agreement (the "Tysadco SPA") with Tysadco Partners for the purchase of 3,000,000 shares of our common stock at an aggregate purchase price of $450,000, or $0.15 per share, of which 2,000,000 have been issued as of the date of this prospectus. Neither the Commitment Shares nor the shares issued under the Tysadco SPA are being registered for resale pursuant to the registration statement of which this prospectus is a part.

We may, from time to time and at our sole discretion, direct Tysadco Partners to purchase shares of our common stock upon the satisfaction of certain conditions set forth in the Tysadco Purchase Agreement at a purchase price per share based on a discount to the market price of our common stock at the time of sale as computed under the Tysadco Purchase Agreement. Tysadco Partners may not assign or transfer its rights and obligations under the Tysadco Purchase Agreement.

The Tysadco Purchase Agreement  prohibits us from directing Tysadco Partners to purchase any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Tysadco Partners, would result in Tysadco Partners and its affiliates exceeding 9.99% of our then outstanding equity.

Purchase of Shares under the Tysadco Purchase Agreement

Under the Tysadco Purchase Agreement, on any business day selected by us, we may direct Tysadco Partners to purchase the lesser of $1,000,000 or 500% of the average shares traded for the 10 days prior to the closing request date, with a minimum request of $25,000. The per share purchase price will be a equal to 85% of the two lowest individual daily VWAP during the five (5) trading days immediately prior to the date the Request Notice is delivered (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse split or other similar transaction that occurs on or after the date of the Tysadco Purchase Agreement).

Other than as described above, there are no trading volume requirements or restrictions under the Tysadco Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Tysadco Partners.

Conditions to Obligations To Purchase

Tysadco Partners obligation to buy the shares of common stock is subject to certain conditions being met which include, among others, the following:

•	The Commitment Shares having been issued;
•	This registration statement having been declared effective;
•	No Event of Default having occurred;
•	The representations and warranties in the transaction documents being true and correct in all material respects.

Our Termination Rights

We have the unconditional right, at any time following the Commencement Date (as defined in the Tysadco Purchase Agreement), for any reason and without any payment or liability to us, to give notice to Tysadco Partners to terminate the Tysadco Purchase Agreement.

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No Short-Selling or Hedging by Tysadco Partners

Tysadco Partners has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Tysadco Purchase Agreement.

The foregoing description of the Tysadco Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of such agreement filed as Exhibit 10.14 to this registration statement.

 Effect of Performance of the Tysadco Purchase Agreement on our Stockholders

All shares registered in this offering that have been or may be issued or sold by us to Tysadco Partners under the Tysadco Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold by us to Tysadco Partners over a period of up to 24 months commencing on the date of this registration statement of which this prospectus is a part becomes effective. The resale by Tysadco Partners of a significant amount of shares registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Tysadco Partners, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Tysadco Partners all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Tysadco Purchase Agreement. If and when we do sell shares to Tysadco Partners, after Tysadco Partners has acquired the shares, Tysadco Partners may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Tysadco Partners by us under the Tysadco Purchase Agreement in addition to the issuance of the 500,000 Commitment Shares and 3,000,000 shares of common stock issuable pursuant the Tysadco SPA, may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Tysadco Partners under the Tysadco Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Tysadco Partners may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

However, we have the right to control the timing and amount of any additional sales of our shares to Tysadco Partners and the Tysadco Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Tysadco Purchase Agreement, we have the right, but not the obligation and subject to certain limitations, to direct Tysadco Partners to purchase up to $5.0 million of our common stock. We are registering what could be all the shares issuable under the Tysadco Purchase Agreement; however, since the number of shares we may sell cannot be determined at this time, we may have registered only a portion of the shares issuable under the Tysadco Purchase Agreement and, therefore, we may seek to issue and sell to Tysadco Partners under the Tysadco Purchase Agreement more shares of our common stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale under this prospectus is dependent upon the number of shares we direct Tysadco Partners to purchase under the Tysadco Purchase Agreement.

Registration Rights

Pursuant to the terms of a Registration Rights Agreement entered into between us and the Selling Stockholder dated as of January 26, 2022, which was entered into in connection with the Tysadco Purchase Agreement, we agreed to file a registration statement for the resale of the shares of Common Stock within 45 days of filing the Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of the Selling Stockholders.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of such agreement filed as Exhibit 4.1 to this registration statement

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SELLING STOCKHOLDER

This prospectus relates to the possible resale by the Selling Stockholder, Tysadco Partners, of shares of common stock that may be issued to Tysadco Partners pursuant to the Tysadco Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with Tysadco Partners on January 26, 2022 concurrently with our execution of the Tysadco Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Tysadco Partners of the shares of common stock that may be issued to Tysadco  Partners under the Tysadco Purchase Agreement.

Tysadco Partners, as the Selling Stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we may sell to Tysadco  Partners under the Tysadco Purchase Agreement. The Selling Stockholder may sell some, all or none of its shares. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

The shares beneficially owned after the offering assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus. However, because the Selling Stockholder may sell all or some or none of the shares under this prospectus or another permitted manner, we cannot assure you that the actual number of shares that will be sold by the Selling Stockholder or that will be held by the Selling Stockholder after completion of any sales.  We do not know how long the Selling Stockholder will hold the shares before selling them.

The Selling Stockholder may sell all, some or none of the shares in this offering.  See "Plan of Distribution."

The following table presents information regarding the Selling Stockholder and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholder and reflects its holdings as of May 26, 2022. Neither Tysadco Partners nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates other than, the Tysadco Purchase Agreement and related Registration Rights Agreement and the Tysadco SPA, pursuant to which we agreed to issue Tysadco Partners 2,000,000 shares of common stock that are set forth below and not being registered pursuant to this Registration Statement and a Corporate Development Advisory Agreement with ClearThink Capital LLC (“ClearThink”), an affiliate of Tysadco Partners, pursuant to which ClearThink provides consulting services to the Company in exchange for a monthly cash and equity fee. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

Selling Stockholder	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering Assuming The Company issues the Maximum Number of Shares Under the Purchase Agreement	Percentage of Outstanding Shares Beneficially Owned After this Offering
Tysadco Partners, LLC(1)	2,520,000(2)	1.5% (3)	25,000,000	12.1% (4) (5)

(1)	Jeffrey Hart, the Managing Members of Tysadco Partners, LLC, is deemed to be beneficial owner of all of the shares of common stock owned by Tysadco Partners, LLC. Mr. Hart has sole voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Tysadco Purchase Agreement. Tysadco Partners is not a licensed broker-dealer or an affiliate of a licensed broker-dealer. The address of Tysadco Partners is 210 West 77th Street, New York, New York 10024.

(2)	Represents (a) 500,000 shares issued to Tysadco Partners as Commitment Shares under the Tysadco Purchase Agreement; (b) 2,000,000 shares of common stock issued to Tysadco Partners pursuant to the terms of the Tysadco SPA; and (c) 20,000 shares of common stock issued in which Tysadco Partners was a beneficial owner

(3)	Based on 173,019,421 outstanding shares of our common stock issued and outstanding as of May26, 2022.

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(4)	Although the Tysadco Purchase Agreement provides that we may sell up to $5,000,000 of our common stock to Tysadco Partners in addition to the 500,000 Commitment Shares issued to Tysadco Partners, only 25,000,000 shares of our common stock are being offered under this prospectus that have been or may be sold by us to Tysadco Partners at our discretion from time to time over a 24-month period commencing after the satisfaction of certain conditions set forth in the Tysadco Purchase Agreement, including that the SEC has declared effective the registration statement that includes this prospectus. Depending on the price per share at which we sell our common stock to Tysadco Partners pursuant to the Tysadco Purchase Agreement, we may need to sell to Tysadco Partners under the Tysadco Purchase Agreement more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $5,000,000 total commitment available to us under the Tysadco Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by Tysadco Partners is dependent upon the number of shares we sell to Tysadco Partners under the Tysadco Purchase Agreement.

(5)	Sale of the full 25,000,000 shares would exceed the limit in the Tysadco Purchase Agreement.

(6)

Calculated assuming a numerator of (a) 2,520,000 shares beneficially owned before the offering and (b) 25,000,000 shares sold to Tysadco assuming maximum issuance of shares in the offering, and a denominator of (c) 228,019,421 assuming maximum issuance of shares in the offering.

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PLAN OF DISTRIBUTION

An aggregate of up to 25,000,000 shares of our common stock may be offered by this prospectus by Tysadco Partners pursuant to the Tysadco Purchase Agreement. The common stock may be sold or distributed from time to time by Tysadco Partners directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be affected in one or more of the following methods:

•	ordinary brokers' transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	at the market" into an existing market for the common stock;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state's registration or qualification requirement is available and complied with.

Tysadco Partners is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act.

Tysadco Partners has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Tysadco Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Tysadco Partners has informed us that each such broker-dealer will receive commissions from Tysadco Partners that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from Tysadco Partners and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Tysadco Partners can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Tysadco Partners or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from Tysadco Partners and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to Tysadco Partners. We have agreed to indemnify Tysadco Partners and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Tysadco Partners has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Tysadco Partners specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

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Tysadco Partners has represented to us that at no time prior to the Tysadco Purchase Agreement has it or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Tysadco Partners has agreed that during the term of the Tysadco Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Tysadco Partners that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Tysadco Partners, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

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DIVIDEND POLICY

We have never declared nor paid any cash dividends on our C-Corporation common stock, and currently intend to retain all of our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends on our common stock will be at the discretion of the Board of Directors and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

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USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $12,000.000.00, based upon an assumed initial public offering price of $0.22 per share, after deducting estimated offering expenses by us of $100,000. We may also receive up to $5.0 million in gross proceeds if we issue to Tysadco Partners all of the shares issuable pursuant to the Tysadco Purchase Agreement.

We will have broad discretion over how to use the net proceeds to us from this offering. We intend to use the net proceeds that we will receive from this offering for general corporate purposes, which may include, among other things, capital expenditures, additions to working capital, investments in our subsidiaries, repayment of indebtedness and acquisitions. We may use a portion of the net proceeds to acquire complementary businesses, products, services, or technologies. However, we do not have agreements or commitments to enter into any acquisitions or repay any indebtedness at this time. Pending use of the proceeds from this offering, we intend to invest the proceeds in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

After the issuance of any of the shares issuable under the Tysadco Purchase Agreement, we would not receive any proceeds from the resale of those shares by Tysadco Partners because those shares will be sold for the account of Tysadco Partners. We will, however, bear the costs associated with the sale of shares of common stock by the Selling Stockholder, other than underwriting discounts and commissions.

 Percentage of Offering Sold

Estimated Offering Expense (1)	$100,000
Manufacture, assembly, and commercialization of Self Sufficient Energy Supplied Atmosphere Water Generators (eAWGs) and EV Charging Stations for eTrucks	40%	Of total amount of proceeds
Working Capital	10%	Of total amount of proceeds
Payments of accounts payable and pre-payments within our supply chain	20%	Of total amount of proceeds
Enhancing Marketing
Hiring of technical and administrative personnel	10%	Of total amount of proceeds
Financing of capital expenditures (including without limitation the expansion of premises, acquisition of equipment, and transportation) and Capital to pursue an up-listing to NASDAQ	20%	Of total amount of proceeds

Total Net Proceeds (1)

———————

(1)	In the event that our estimated offering expenses are less than the amounts indicated above, any such excess funds shall be applied toward our working capital and other corporate purposes.

The expected use of net proceeds from this Offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this Offering or the order of priority in which we may use such proceeds. Circumstances that may cause us to alter our anticipated uses and allocations of proceeds from this Offering include (i) the size of the Offering and, (ii) our cash flow from operations during fiscal year 2022. Accordingly, we will retain broad discretion over the use of these proceeds and the Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

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MARKET PRICE FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

Our shares of common stock are not traded on a national exchange; rather, they are traded on the OTCQB marketplace under the symbol “EAWD.” On May 26, 2022, the closing bid price for one share of common stock was $0.22.

The following table sets forth for the indicated periods the high and low intra-day sales price per share for our common stock for the four quarters of 2020, the four quarters of 2021 and as of May 26, 2022.

	High	Low

2020: First Quarter	$0.22	$0.07
2020: Second Quarter	$0.18	$0.05
2020: Third Quarter	$1.60	$0.09
2020: Fourth Quarter	$0.19	$0.09

2021: First Quarter	$0.76	$0.15
2021: Second Quarter	$0.45	$0.17
2021: Third Quarter	$0.59	$0.05
2021: Fourth Quarter*	$1.00	$0.0001

2022: First Quarter	$0.45	$0.15
2022: Second Quarter to date	$0.24	$0.16

________________

*From September 28, 2021 to October 27, 2021, public quotes of the Company’s stock were temporarily removed from the OTC marketplace due to the Company’s late filing of its Annual Report on Form 10-K for the year-ended December 31, 2020 and the Quarterly Reports on Form 10-Q for the subsequent two quarters in accordance with Exchange Act Rule 15c-211. During that period, there was no public trading market for the Company’s shares and several anomalous “trades” for $0.0001 that were likely the result of privately negotiated transactions occurred. These prices do not have any relation to the market value of the shares and do not reflect a “trading price” as the term is commonly used and therefore such amounts have been excluded from this table.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, shareholders may have difficulty selling our securities.

(b) Holders.

As of May 26, 2022, there were 846 record holders of 173,019,421 shares of the Company’s common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Worldwide Stock Transfer, LLC.

(c) Dividends.

We have never declared nor paid any cash dividends on our C-Corporation common stock, and currently intend to retain all of our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends on our common stock will be at the discretion of the Board of Directors and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

(d) Securities authorized for issuance under equity compensation plans.

None.

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CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of March 31, 2022, and as adjusted to give effect to the sale of the shares offered hereby and the use of proceeds, as described in the section titled “Use of Proceeds” above.

The pro forma information set forth in the table below is illustrative only and will be adjusted based on the assumed public offering price and other terms of this offering determined at pricing.

You should read this information in conjunction with “Managements’ Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited financial statements and related notes appearing in our Quarterly Report on Form 10-Q for the period ended March 31, 2022.

	As of March 31, 2022
	Actual (Unaudited)	Pro forma
CASH	$412,051	$12,412,051

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.001 per share; 500,000,000 shares authorized, 9,780,976 shares issued and outstanding at March 31, 2022	9,781	9,781
Common stock, par value $0.001 per share, 500,000,000 shares authorized, 162,389,201 and shares issued and outstanding as of March 31, 2022 and 217,389,201 shares issued and outstanding as adjusted.	162,389	217,389
Additional paid-in capital	22,034,831	33,979,831
Common stock subscriptions; 10,324,000 shares	722,445	722,445
Accumulated deficit	(22,754,103)	(22,754,103)
Accumulated other comprehensive loss	(28,474)	(28,474)
Total stockholders’ equity	$146,869	12,146,869
Total capitalization	$146,869	12,146,869

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DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

The net tangible book value of our Company as of March 31, 2022 was $146,869 or approximately negative $0.00 per share of common stock (based upon 162,389,201 shares of common stock outstanding). Net tangible book value per share is determined by dividing the net tangible book value of our Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

The following table illustrates the per share dilution to new investors, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $100,000 for each investment level):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$0.22	$0.22	$0.22	$0.22
Net tangible book value per share as of March 31, 2022 (1)	$0.00	$0.00	$0.00	$0.00
Increase in net tangible book value per share attributable to new investors in this offering	$0.06	$0.04	$0.03	$0.02
Net tangible book value per share, after this offering	$0.06	$0.04	$0.03	$0.02
Dilution per share to new investors	$0.16	$0.18	$0.19	$0.20

———————

(1)	Based on net tangible book value as of March 31, 2022 of 146,869 and 162,389,201 outstanding shares of Common Stock as of March 31, 2022.

The number of shares of our common stock that will be issued and outstanding immediately after this offering as shown above is based on 162,389,201 shares outstanding as of March 31, 2022.

If you purchase securities in this offering, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after giving effect to this offering.

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DESCRIPTION OF THE BUSINESS

Company Overview

Energy and Water Development Corp. (the “Company” or “EAWD”) was registered as a Florida corporation under the name Eagle International Holdings Group Inc. on December 12, 2007 and, on March 10, 2008, the Company changed its name to Eurosport Active World Corporation.

On March 17, 2008, the Company entered into an Agreement and Plan of Acquisition (the “Acquisition Agreement”) with Inko Sport America, LLC (“ISA”), a privately-held Florida limited liability company. In connection with the closing of the Acquisition Agreement, the Company adopted ISA’s business plan and the Company’s current officers and directors were elected to their positions. This transaction was accounted for as a recapitalization effected by a share exchange, wherein ISA was considered the acquirer for accounting and financial reporting purposes. ISA was administratively dissolved in September 2010.

In September 2019, the Company changed its name to Energy and Water Development Corp. to more accurately reflect the Company’s purpose and business sector.

On November 9, 2021, the Company established an official subsidiary of EAWD in Germany called Energy And Water Development Deutschland GmbH (“EAWD Deutschland”) to ensure the Company is positioned to service its growing business in one of the EU’s most environmentally progressive countries.

The Business

We are an engineering services company formed as an outsourcing green tech platform, focused on sustainable water and energy solutions.

•	EAWD builds water and energy systems out of already-existing, proven technologies, utilizing our technical know-how to customize solutions to our clients’ needs.
•	EAWD commercializes proven technologies for the sustainable generation of energy and water.
•	EAWD offers design, construction, maintenance and specialty consulting services to private companies, government entities and non-government organizations (NGOs).

In view of the increased world-wide demand for water and energy, our business goals are focused on water generation and green energy production. To accomplish this, we set out to establish an outsourcing green tech platform, providing engineering and technical consultation services to design the most sustainable technological solutions that can provide water and energy. We also intend to secure all required technical, maintenance, education, and training related to the identified technology solutions. To this end the Company has sought potential collaboration with green tech research and development centers in Europe and has established its operating subsidiary, EAWD Deutschland, in Hamburg Germany, where we have started to assemble our patent-pending innovative Self Sufficient Power Supply Atmosphere Water Generation Systems (eAWGs). EAWD Deutschland operates in Hamburg, Germany to meet the increasing demands of water and energy generation projects in Germany as well as to operate the solar powered e-truck charging stations, EAWD’s newest product.

The green tech industry is constantly evolving due to ongoing and increasing water scarcity as well as increased energy needs in the world.  Therefore, we believe that by designing sustainable and renewable solutions to these problems, EAWD will become an essential component of a rapidly growing industry with many new markets.

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The green tech industry is complex because it still requires much promotion and information about its potential. Furthermore, regulations in each country are different and, in many cases, several segments are regulated by both national and local (state, provincial, municipal) governments. EAWD’s approach seeks to assist businesses with the growth and development of their general operations by ensuring the efficient, profitable, and sustainable supply/generation of water and energy allowing our potential customers to focus on their business while adopting strategies of sustainability. Using our own eAWGs, the solar powered e-truck charging stations, and other identified technology, products, and services licensed or purchased from third party sources, we are delivering and installing a product set that suits the green technology water and/or energy needs of our customers. By using the state-of-the art technological solutions and technologies identified, designed, and provided by EAWD and its collaborators, we believe that our potential clients will be free to focus on the performance of their operations as well as with the water and energy consumption or generation regulations within their industry. Our clients may be businesses seeking to upgrade their business processes, non-governmental organizations (NGOs) or governmental entities seeking to apply green technology solutions for the water and energy they supply to their constituencies.

We continue to be a development stage company. The Company presently assembles its eAWGs at its workshop in Germany and outsources most of its engineering and technical services as well as services relating to the promotion, selling, and distribution of its products. We presently have only six employees: Mr. Hofmeier, our President, Chief Executive Officer, Chairman of the Board, and a significant stockholder, Ms. Velazquez, our Chief Operating Officer, Vice-Chairman, and a significant stockholder, two engineers and two technicians.

We seek to focus on three main aspects of the water and energy business: (1) generation, (2) supply, and (3) maintenance. We seek to assist private companies, government entities and municipalities, and NGOs to build profitable and sustainable supplies/generation capabilities of water and energy as required by selling them the required technology or technical service to enhance their productivity/operability. With its outsourced technical arm and its commission-based global network of distributors, the Company expects to create sustainable added value to each project it takes on while generating revenue from its engineering, technical consultancy, and project management services, the sale of our eAWGs, solar-powered energy generation systems, energy management systems, solar powered e-truck charging stations, royalties from the commercialization of energy and water in certain cases, and the licensing of our innovated technologies.

The following table depicts the Company’s service and product offerings to its clients.

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We provide customized technology solutions and technical services, based upon client need and preference, which may include any or all of the following:

•	Water and energy generation
•	e-truck charging stations
•	technical assistance
•	strategic and financial partnering
•	project management

The Company also focuses on addressing areas of the industry which concentrate on new technological and engineering concepts relating to water and energy generation and those related components that assist in advancing the green tech industry. These include:

•	advancement of eAWGs
•	development of techniques to attain self-sufficient supply of energy
•	advancement of new ideas on energy generation, storage and management implementation
•	designing, prototyping, and arranging the manufacture of new water and energy generation systems
•	designing and prototyping solar powered charging stations for e-trucks

Our Vision

The size of the global market for atmospheric water generators was estimated at USD 959.85 million in 2020, reached USD 1,074.01 million in 2021, and at a compound annual growth rate (CAGR) of 14.75%, is expected to reach USD 2,515.19 million by 2027.

The main market dynamics to consider are the growing numbers of AWGs across various end-use verticals and versus the high energy consumption, production cost, and high carbon foot print of such technology. Our research and development activities in AWG technology have led us to develop novel technologies that overcome these negative dynamics (such as our eAWG).

The mission of EAWD is to provide sustainable water generation systems based on high efficiency, renewable sources and to provide energy management solutions. Through a combination of the best design and configuration of state-of-the-art technology-assisted solutions, EAWD has created a completely self-sufficient energy generation and water production system, which can be simultaneously used to meet potable water requirements and the electrical energy needs of the industrial sector.

EAWD promotes and commercializes its green technology solutions via commission-based distributers and agents worldwide.

Through our BlueTech Alliance for Water Generation, established in December 2020, we have state-of-the-art technology partners, technology transfer agreements, and technology representation agreements in place relating to aspects of renewable energy and water supply. These unique key relationships offer important selling features and capabilities that differentiated EAWD from its competitors.

The Company plans to generate revenue from its engineering, technical consultancy, and project management services, the sale of our eAWGs, solar-powered energy generation systems, energy management systems, solar powered e-truck charging stations, royalties from the commercialization of energy and water in certain cases, and the licensing of our innovated technologies.

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Our Products

The technological solutions offered by our Company are the following:

Self Sufficient Power Supply Atmosphere Water Generation System (eAWGs)

Today, atmosphere water generators (AWGs) are standard equipment in many places; however, operating AWGs requires high amounts of energy that is often not available in the places where they are needed most, making the price for the generated water very high.  Our innovative eAWGs are designed to have an internal power supply and ability to generate power.  Our eAWG system produces sufficient quantities of potable water even in very dry and hot climate conditions and can be scaled to almost any size, community, and/or population. Presently, AWGs are largely used in Asian and African countries. The majority of manufacturers of AWGs, which rely on dehumidifying, are located in China. Almost every U.S. based AWG brand is also supplied by manufacturers in China.

By contrast, EAWD uses a proven German technology for condensate water from the air based on A/C technology.  We believe that this method allows higher, more efficient, sustainable performance and a larger quantity of water generation because of its internal power supply and because it does not require high humidity to function. EAWD has licensed the rights to use this German AWG technology for ninety-nine years; however, thanks to our continued research and development efforts, the Company has designed a new and innovative configuration that allows the substantial amount of energy required to operate the equipment to be supplied by the equipment itself. Our eAWGs line is different in size from the standard AWG water generator line. Our eAWGs are energy self-sufficient and can condense large amounts of water out of the atmosphere and we believe they could be a solution in countries around the world that deal with issues of water scarcity.

Our eAWG with an internal power supply works by first “inhaling” large volumes of air, then cooling the air down to the dew point, and finally collecting, filtering, and mineralizing the resulting condensed water. Through this process, pure drinking water is created that meets the quality standards of the World Health Organization (WHO).  In regions with high temperatures and high humidity levels, a single system can generate up to 50,000 liters or, approximately, 15,000 gallons of water per day. Our eAWGs line starts at 2,640 gallons/day and can expand the water supply to one acre-feet/day, which we believe, in effect, is essentially the ability to produce an unlimited supply of water. As a certified vendor of the United Nations (UN) Global Marketplace, EAWD is introducing the eAWGs to the UN with the hopes of initially supplying the equipment to large refugee camps around the world in need of fresh water.

Solar/Wind Powered Water Purification Systems

EAWD also seeks to respond to the growing need for drinking water by proposing a water purification solution utilizing solar, photovoltaic energy and, when applicable, a mini-windmill or other alternate source of renewable energy. The design of the system is ready to be built and delivered on demand.

Generally, drinking water is produced by passing sea water, lake water, river water, or stagnant water through several stages of purification and treatment until it is rendered drinkable in accordance with WHO standards. In the case of sea or stagnant water, we recommend a treatment via reverse osmosis membranes, which permits the retention of dissolved solids and results in obtaining water of drinking quality. If the water being treated emanates from lakes or rivers, we recommend treatment via an ultrafiltration membrane which functions by retaining suspended materials such as colloids, viruses and bacteria. The systems proposed by EAWD are containerized and contain all the equipment necessary to function autonomously, in part due to an automatic cleansing system that can be accessed remotely via satellite or the internet. Moreover, the machines use available renewable energy sources such as solar or wind to function.

Self Sufficient Energy Supplied Heavy Duty EV Charging Stations

There is increasing consensus among European truck manufacturers and industry stakeholders that battery electric trucks (BETs) will play a dominant role in the decarbonization of the road freight sector. Most truck makers including Daimler, MAN, Scania and Volvo are now focusing on bringing BETs to the mass market for all vehicle segments, including long-haul, starting from 2024. For this, a network of public high-power and overnight charging points needs to be rolled out across Europe no later than 2024.

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Based on our patent-pending Self Sufficient Energy Supply System; EAWD has developed an innovative design and configuration of a self-sufficient mobile charging stations for e-trucks in Germany. Our product is the first solution available in Europe for charging the electric trucks that are currently on the roads of Europe. EAWD plans to establish up to 1,700 charging stations throughout Germany starting with 40 locations scheduled to be installed starting in the third quarter of 2022.

Solar Power Systems

This product portfolio includes systems and complete services for solar power generation in the building envelope. A high-quality frameless glass solar panel with a super-matte surface, which secures a high-performance energy source. In contrast to classic solar systems on the roof, EAWD combines the highest standards of aesthetics with high efficiency energy generation. With these solutions, EAWD supports its customers on their way to CO2 neutrality and the search for alternative renewable energies.

Off Grid Energy Management Solutions

Today, batteries for stationary storage have become a commodity, but in order to reduce the duration, complexity and cost of the installation, and to increase its capacity or relocate a system over time as well as to reduce its carbon footprint and environmental impact, we offer a complete electrical energy storage system (EESS) and energy management systems (EMS) for a wide range of customers and applications, including microgrids and EV fast charging stations. A highly capable energy management system which secures the efficient energy supply and storage of energy. Example: with elements such as software and Battery Management System (BMS) our systems can allow controlled and optimized battery cell management.

Worldwide Business Relationships

EAWD has commission-based independent agents and distributors strategically placed around the world in Germany, Mexico, United States, India, Canada, Australia, Colombia, Nepal, Kenya, Morocco, and Thailand. In total, we work with 34 commission-based independent agents and distributors to promote and sell EAWD’s technology solutions.

We believe that this worldwide presence through our agents and distributors will provide us access to the most important markets in need of water, energy, and energy management solutions.

Current Projects

EAWC Tecnologias Verdes, S.A.P.I. de CV Purchase – EAWC-TV functions as a distributor of EAWD products and engineering services.  EAWC-TV placed a USD $550,000 initial order for a solar powered eAWG which was built in Germany and delivered to the customer ex-works in 2020. The customer has expressed interest in purchasing three additional units.

A solar powered eAWG has been built in Hamburg to be used as the showcase for the water generation at the larger project in Gruneheide Germany, where it is expected to produce up to 6 million gallons of water per day.

The Company has also recently completed the manufacture and installation of the first of forty planned solar powered charging stations for electric long-haut trucks in Hamburg, Germany. This charging station is the first mobile self-sufficient energy supplied charging station available for these e-trucks in Europe and the Company plans to contract with companies that own these electric long-haul trucks to provide fleet charging as well as to install in public places for per-use fees.

COVID-19 is an incomparable global public health emergency that has affected almost every industry and has caused the worst global economic contraction of the past 80 years (IMF). Concerted global efforts achieved the development of vaccines that have helped to reduce a person´s risk of contracting the virus. However, the current war in Ukraine lead us as well to considering the changes in consumer behavior and demand, purchasing patterns, re-routing of the supply chain, dynamics of current market forces, and the significant interventions of governments; As a consequence of the foregoing, the following projects have been delayed but the Company continues to make progress on their fulfillment.

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His Will Innovations (South Africa) Contract – On May 8, 2019, the Company signed a sales contract for the sale of a Solar Powered Atmosphere Water Generation System (“SPAWG”) to a South African customer for a purchase price of $2,800,000. The build out of the equipment began in the fourth quarter of 2019, however because of delays due to COVID-19, the expected completion date has been pushed to late 2022. The foregoing description of the purchase contract does not purport to be complete and is qualified in its entirety by reference to the copy of such contract filed as Exhibit 10.8 to this registration statement.

Contract Award From Arriyadh Development Authority Of Saudia Arabia – On November 1, 2017, the Company received a contract award with a value of USD$10,640,000 from the Arriyadh Development Authority of Saudia Arabia to provide 100 units of 5000LPD eAWG systems.  In the first quarter of 2020, a meeting took place between the parties regarding the project delivery schedule; however, because of the COVID-19 pandemic and the current situation of the War in Ukraine, the project has temporarily been put on hold until new, reliable advice regarding COVID-19 and the consequential challenges of the War Ukraine is available.  The foregoing description of the contract award does not purport to be complete and is qualified in its entirety by reference to the copy of such award filed as Exhibit 10.7 to this registration statement

Contract Award from the Iraqi Project and Contracting Office – On March 26, 2020, the Company received a contract award with a value of USD$14,650,640 from the Iraqi Project and Contracting Office to supply 20 self-sufficient energy supply atmosphere water generation systems to various Iraqi projects. EAWD management must travel to Iraq to sign several documents in order to receive payment.  COVID-19 and the War in Ukraine have delayed this travel, however, management plans travel to Iraq as soon as travel is allowed, and the pandemic has been brought better under control in Iraq.  The foregoing description of the contract award does not purport to be complete and is qualified in its entirety by reference to the copy of such award filed as Exhibit 10.15 to this registration statement

Patent, Trademark, License and Franchise Restrictions and Contractual Obligations and Concessions

The Company has filed application to register its name and logo as trademarks with the United States Patent and Trademark Office (USPTO) to secure its corporate identity.

The Company has filed an application to patent its eAWG with the World Intellectual Property Organization (WIPO) and the USPTO.

Competition

The market witnesses the presence of a diversified array of large and small scale manufacturers resulting in a significant level of competition in the global market. The competition in the market, both in the residential and commercial sectors, is projected to grow in intensity and is characterized by the demand for advanced and reliable atmospheric water generator units. Rising demand for industrial-size eAWGs, particularly in regions facing water shortages, is expected to create opportunities for new market players such as EAWD through 2027. Moreover, current research that is focused on increasing overall product efficiency in the industry is anticipated to open new avenues for market players over the coming years. According to an atmospheric water generator market size report [published by Grand View Research in 2020], some of the prominent players in the atmospheric water generator (AWG) market include: Akvo Atmospheric Water Systems Pvt. Ltd., Dew Point Manufacturing, Saisons Trade & Industry Private Limited, Water Maker India Pvt. Ltd., Planets Water, Water Technologies International, Inc. (WTII), SkyWater Air Water Machines, Drinkable Air, Hendrx Water, Atlantis Solar, GENAQ Technologies S.L., Air2Water LLC, EcoloBlue, Inc and Watergen. On some level, each of these companies faces the two main industry challenges: carbon footprint and high-power requirement.

We compete by providing innovative systems assembled with state of the art technologies and that contain self-sufficient power supplies, which make them more sustainable and profitable than the traditional solutions. We also set ourselves apart by providing services that are valued by our customers such as reliable sales relationships, product innovations, and responses to changing market/business needs.

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Government Regulation

The manufacturing, processing, testing, packaging, labeling, and advertising of the technologies that we sell may be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the U.S. Department of Agriculture, the Environmental Protection Agency, and by the standards provided by the U.S. Department of Health and Human Services and the World Health Organization for drinking water. Our operations may also be regulated by various agencies of states, localities, and foreign countries in which consumers reside. Currently, the technologies we intend to use in our solutions and our services are not subject to any governmental regulation in the United States although it is possible that the FDA may choose to regulate the quality of water produced from atmospheric water generating machines in the near future.

Since the Company may be subject to a wide range of regulation covering every aspect of our business as mentioned above, we cannot predict the nature of any future U.S. laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on the business in the future. Although the regulation of water is less restrictive than that of drugs and food additives, we cannot offer assurance that the current statutory scheme and regulations applicable to water will remain less restrictive. Further, we cannot assure you that, under existing laws and regulations, or if more stringent statutes are enacted, regulations are promulgated, or enforcement policies are adopted, we are or will be in compliance with these new statutes, regulations or enforcement policies without incurring material expenses or adjusting our business strategy. Any laws, regulations, enforcement policies, interpretations or applications applicable to our business could require the reformulation of products, all of which are supplied by third parties, to meet new standards or the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

Employees

As of March 31, 2022, we had six full-time employees. Over time, we will be required to hire employees or continue to engage independent contractors in order to execute the projects necessary to grow and develop the business. These decisions will be made by our officers and directors, if and when appropriate. We work with 34 commission-based agents and distributors to promote and sell the Company’s technology solutions. These agents and distributors are independent contractors with whom we have contractual relationships and are compensated solely based on commission.

Legal Proceedings

Due to the nature of the Company's business, the Company may at times be subject to claims and legal actions. The Company accrues liabilities when it is probable that future costs will be incurred, and such costs can be reasonably estimated. Such accruals are based on developments to date and the Company’s estimates of the outcomes of these matters. Other than litigation that may arise in the usual course of business, the Company is currently involved in the following legal proceedings:

EAWD vs Packard and Co-Defendant Nick Norwood - Case number 18-031011 CA-01 Miami-Dade County Circuit Court. The Company is requesting the proof of payment for shares issued in 2008.

Reports to Securities Holders

We provide an annual report that includes audited financial information to our shareholders. We make our financial information equally available to any interested parties or investors through compliance with the disclosure rules for a small business issuer under the Exchange Act. We are subject to disclosure filing requirements including filing Form 10-K annually and Form 10-Q quarterly. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549.

The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

INTRODUCTORY STATEMENT

The following discussion should be read in conjunction with our audited financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward-looking statements in the following discussion and elsewhere in this prospectus and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or our behalf. We disclaim any obligation to update forward-looking statements.

Narrative Description of the Business

We are an engineering services company formed as an outsourcing green tech platform, focused on sustainable water and energy solutions.

Addressing challenges post-COVID-19 and current war in Ukraine.

COVID-19 is an incomparable global public health emergency that has affected almost every industry and has caused the worst global economic contraction of the past 80 years (IMF). The concerted global efforts achieved the development of vaccines that have helped to reduce a person´s risk of contracting the virus. However, the current war in Ukraine lead us as well to considering the changes in consumer behavior and demand, purchasing patterns, re-routing of the supply chain, dynamics of current market forces, and the significant interventions of governments; Disruptive activities could include the temporary closure of our manufacturing facilities and those used in our supply chain processes, restrictions on the export or shipment of our products, significant cutback of ocean container delivery from Germany, business closures in impacted areas, and restrictions on our employees’ and consultants’ ability to travel and to meet with customers. The extent to which COVID-19 impacts our results will depend on future developments, which still uncertain and cannot be predicted, including new information which may emerge concerning the severity of the current conflict as well as virus variants and the actions to contain it or treat its impact, among others. COVID-19 and the war in Ukraine could also continue to result in social, economic and labor instability in the countries in which we or our customers and suppliers operate.

If workers at one or more of our offices or the offices of our suppliers or manufacturers become ill or are quarantined and in either or both events are therefore unable to work, our operations could be subject to disruption. Further, if our manufacturers become unable to obtain necessary raw materials or components, we may incur higher supply costs or our manufacturers may be required to reduce production levels, either of which may negatively affect our financial condition or results of operations.

In light of these challenges, the Company is focusing its efforts on supporting key areas of our business that will help us to stabilize in the new environment and strategize for what comes next. Those key areas are: crisis and management response, workforce, operation and supply chain, finance and liquidity, tax, trade and regulatory, as well as strategy and brand.

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Results of Operations

Results of Operations for the Three Months ended March 31, 2022 Compared to the three Months ended March 31, 2021

Revenue

The Company recognized no revenue during the three months ended March 31, 2022 and 2021.

Cost of equipment sold

The Company recognized no cost of equipment sold during the three months ended March 31, 2022 and 2021.

General and Administrative Expense

General and administrative expense increased by $137,630 to $443,112 for the three months ended March 31, 2022 from $305,482 for the three months ended March 31, 2021.

The increase in general and administrative expenses was primarily due to an increase in professional fees of $44,896, officer’s salaries of $38,237, and other general and administrative expenses by $114,363, offset by a decrease in marketing fees of $71,941.

Other Income (Expense)

The Company had other income of $84,402 for the three months ended March 31, 2022 compared to other expense of $128,570 for the three months ended March 31, 2021. The increase in income is primarily the result of a reduction in interest expense of $314,472 offset by a decrease in the gain on derivative liability of $66,695 and increase in other expense of $34,805.

Net Loss

Net loss decreased by $75,342 to $358,710 for the three months ended March 31, 2022 from $434,052 for the three months ended March 31, 2021. This increase was attributable to the net increases and decreases as discussed above.

LIQUIDITY and CAPITAL RESOURCES

We had $412,051 cash and working capital of $70,491 at March 31, 2022. Our operating and capital requirements in connection with supporting our operations will continue to be significant. Since inception, our losses from operations and working capital requirements have been satisfied through the deferral of payment for services performed by our founders and related parties discussed more fully below.

We have sustained operating losses since our operations began. At March 31, 2022, we had an accumulated deficit of $22,754,103. The Company cannot predict how long it will continue to incur further losses or whether it will ever become profitable as this is dependent upon the reduction of certain expenses and success in obtaining more project contracts, among other things. These conditions raise substantial doubt about the entity’s ability to continue as a going concern.

We have satisfied our cash and working capital requirements in the three months ended March 31, 2022, through the sale of common stock.

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Comparison of Cash Flows for the Three Months Ended March 31, 2022 (2022) and March 31, 2021 (2021)

Net cash used in operating activities

We used $598,244 of cash in our operating activities in 2022 compared to $338,311 used in 2021. The increase in cash used of $259,933 includes a net loss of $358,710, offset by non-cash expenses of $90,884 principally related to amortization of debt discount and deferred financing costs of $63,296, depreciation expense of $873, and common stock issued for services of $88,600, offset by a change in fair value of derivative liability of $243,653, as well as cash used in working capital items in the amount of $148,650 principally related to an increase in inventory of $256,999, a decrease in accounts payable and accrued expenses of $30,003, and a decrease in due to officers of $4,558, offset by a decrease in prepaid expenses and other current assets of $142,910.

Cash Flows from Investing Activities

The Company used $34,525 in cash from financing activities to purchase property and equipment.

Cash Flows from Financing Activities

We received $426,000 (2022) and $434,021 (2021) in cash provided from financing activities. The net decrease of $8,021 is due primarily to a $369,500 decrease in financing through issuance of convertible loans, a $54,500 increase in payments of convertible loans payable, and a $24,000 decrease due to costs associated entering the equity line of credit, offset by an increase of $439,979 from proceeds from the sale of stock and subscriptions.

Financial Position

Total Assets – At March 31, 2022 the Company had $1,267,052 representing $412,051 in cash, $55,112 in accounts receivable, $445,977 in inventory, $277,534 in prepaid expenses and other current assets, $37,392 in property and equipment, and $38,986 in operating lease right-of-use asset.

PLAN OF OPERATION AND FUNDING

We expect to generate more revenues which should, grow in time and lead to a positive cash flow. In the near future, we expect that working capital requirements will continue to be funded through lines of credit, loans and/or further issuances of other securities in sufficient quantities that we will be able to meet our working capital requirement from these possible sources. Additional issuances of equity or convertible debt will result in dilution to our current shareholders.

We seek to focus on three main aspects of the water and energy business: (1) generation, (2) supply, and (3) maintenance. We seek to assist private companies, government entities and NGO’s to build profitable and sustainable supplies/generation capabilities of water and energy as required, by selling them the required technology or technical service to enhance their productivity/operability. With its outsourced technical arm and its commission-based global network of vendors, the Company expects to create sustainable added value to each project it takes on while generating revenue from its engineering and technical consultancy services, project management, sale of our patent-pending self-sufficient power supplied eAWG, Solar Energy Generation Systems, EV Charging Stations and Energy Management Systems, royalties from the commercialization of energy and water in certain cases, and revenues from the licensed innovated technologies.

Through our BlueTech Alliance for Water Generation established in December 2020, we have state-of the art technology partners, technology transfer agreements, and technology representation agreements in place relating to aspects of renewable energy and water supply. These unique key relationships offer important selling features and capabilities that differentiated EAWD from its competitors.

The Company plans to generate revenue from its engineering and technical consultancy services, project management, sale of our patent-pending self-sufficient power supplied eAWGs, Solar Energy Generation Systems, and Energy Management Systems, royalties from the commercialization of energy and water in certain cases, and revenues from the licensed innovated technologies.

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MATERIAL COMMITMENTS

Employment Agreements

The Company entered into employment agreements with each of Mr. Hofmeier, its President, Chief Executive Officer and Chairman of the Board, and Ms. Velazquez, its Chief Operating Officer and Vice-Chairman (together, the “Employment Agreements”), effective January 1, 2012. Under the Employment Agreements, the Company agreed to pay each of Mr. Hofmeier and Ms. Velazquez an annual base salary of $125,000 during the first year and $150,000 during the second year and forward. Any increase to the annual base salary after the second year is subject to approval by the company’s Board of Directors. Each Employment Agreement has an initial term of ten (10) years and is automatically renewed for successive one-year terms unless either party delivers timely notice of its intention not to renew. The Company also entered into employment agreement with 4 other employees, effective on the 3rd quarter of 2021.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

GOING CONCERN

During the year ended December 31, 2021, pursuant to an equipment sale agreement, the Company recognized revenue of $550,000 for a sale of equipment, along with $350,000 for the cost of construction, earning $200,000 gross profit. The next operational step to accomplish is to achieve sufficient sales volume to yield positive a net income. Due to the timing of the project build out, the Company has not currently recorded any revenue and consequently has incurred operating losses since it began operations (December 2012) totaling $22,754,103 at March 31, 2022. During the three months ended March 31, 2022, the Corporation incurred net losses of $358,710. The Company also had a working capital of $70,491 at March 31, 2022.

The Company’s ability to transition to profitable operations is dependent upon achieving a level of revenue adequate to support its cost structure. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business and availability to sufficient resources.

At the filling date of this report, management plans to conclude the sales in Germany and in other regions of the world further the received approved proposals, which would bring a growing revenue. Managements plans to expand the sales operations by greater market penetration of the Agriculture, Industrial and Community development market with its water and energy generation, innovative solution, this to make sales operations to continue to expand. Management also plans to raise additional funds during 2022; through the issuance of equity securities and from deposits related to purchases orders on proposals pending customer acceptance as well, if necessary, loans from management and third-party lender. Management also plans to defer expenses by centralizing assembling, logistic and administration operations expenses. By doing so, the company would identify a bigger place to use as self-sufficient energy supply warehouse to be able to centralize the storage of supplies, while securing its inventory, this would reduce the costs of the assembling and the administrative operations, the company would acquire its own electrical trucks as well, to reduce cost of transportation of supplies.

The ability of the Company to continue as a going concern depends upon its ability to generate sales or obtain additional funding to finance operating losses until the Corporation is profitable.

CRITICAL ACCOUNTING POLICIES

Our critical accounting policies are set forth in Note 2 to the condensed financial statements.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

We do not expect the adoption of recently issued accounting pronouncements as discussed in Note 3 to have a significant impact on our results of operations, financial position or cash flow.

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MANAGEMENT

The following table presents information with respect to our officers, directors and significant employees as of the date of this prospectus:

Name	Age	Principal Positions with Us
Mr. Ralph Hofmeier	59	President, Chief Executive Officer, and Chairman of the Board of Directors
Ms. Irma Velazquez	54	Chief Operating Officer and Vice-Chairman of the Board of Directors
Gary Rodney	72	Chief Financial Officer

Set forth below is a brief description of the background and business experience of our directors and executive officers.

Mr. Ralph Hofmeier has a mechanical engineering background. He has worked in companies such as Powermax Energy & Business Solutions Inc., where from 2003 to 2008 he served as President. Since the merger of that company with EAWD in 2008, he has served as President, Chief Executive Officer and Chairman of the Board of Directors of EAWD. Mr. Hofmeier speaks German and English.

Over the last 20 years, Mr. Hofmeier has established and developed several multinational companies in green tech distribution and commercialization, such as Powermax LLC, Powermax Inc and Powermax GmbH. With a solid track record of investment and financial joint ventures and his prior multicultural experience throughout the European and American markets, we believe that Mr. Hofmeier brings our Board and our Company a clear vision of business development, investor relations and joint ventures.

Ms. Irma Velazquez brings to the Company her certified expertise of sustainable development and emerging technologies, along with her extensive experience and managerial skills on large-scale project management. Ms. Velazquez worked from 1997 to 2010 in United Nations agencies such as the World Health Organization, Farmaciens Sans Frontieres, Red Cross and Crescent Societies (IFRC) where she served in the positions of Information Technology Manager, Sustainable Development Manager and Programme Manager, leading the strategic development and execution of corporate vision for operations, communications, and marketing, as well as a Disaster & Crisis Management Coordinator, where she demonstrated the ability to govern complex programs and organizations, which drove development and implementation of business plans, operational structures, processes, and procedures. From 2012 to the present, Ms. Velazquez has acted as Chief Operations Officer and Vice-Chairman of the Board of Directors of EAWD. The Board believes that Ms. Velazquez is a valuable director in light of her extensive employment history as described above, and her solid track record of driving improvements in finance, operations, and human resources processes, resulting in greater efficiency and cost control. Ms. Velazquez has a Master in Sciences from the Erasmus University of Rotterdam and has experience in diplomatic negotiations and proven experience building positive relationships with government entities, agencies, and private sector partners. Ms. Velazquez speaks French, English and Spanish.

Mr. Gary Rodney served as President of InfoQuest Technologies Inc. prior to taking this position with the Company where he has provided financial consulting services to start-up and emerging growth companies since 1995. He has provided outside financial consulting services to the Company since 2014 and has diverse experience in technology, accounting, finance, corporate planning, management, and executive leadership.

Family Relationships

Mr. Hofmeier and Ms. Velazquez are married.

Each director serves until our next annual meeting of the stockholders or unless he or she resign earlier and serves until his or her successor is elected and qualified. At the present time, members of the Board of Directors are not compensated for their services to the board.

Each of our officers is elected by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.

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Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers, during the past ten years has:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which the person was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, the person's involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or been associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in this Prospectus, to the Company’s knowledge, none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Board Committees and Corporate Governance

Our board of directors has no separate committees, and our board of directors acts as the audit committee and the compensation committee. The functions of those committees are being undertaken by our Board. Because we do not have any independent directors, our Board believes that the establishment of committees of our Board would not provide any benefits to our Company and could be considered more form than substance. We do not have yet, an audit committee financial expert serving on our board of directors.

Shareholder Communications

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at 7901 4th Street N STE #4174, St Petersburg, Florida, 33702 Attention: Corporate Secretary or email to investor.relations@energy-water.com.

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Shareholders who would like their submission directed to a member of the board may so specify, and the communication will be forwarded, as appropriate.

Oversight of Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks and others, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors assesses major risks facing our Company and options for their mitigation in order to promote our stockholders’ interests in the long-term health of our Company and our overall success and financial strength. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of our full Board of Directors in the risk oversight process allows our Board of Directors to assess management’s appetite for risk and also determine what constitutes an appropriate level of risk for our Company. Our Board of Directors regularly includes agenda items at its meetings relating to its risk oversight role and meets with various members of management on a range of topics, including corporate governance and regulatory obligations, operations and significant transactions, risk management, insurance, pending and threatened litigation and significant commercial disputes.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of ethical conduct that applies to our principal executive officer, principal financial officer and senior financial management. This code of ethical conduct is embodied within our Code of Business Conduct and Ethics, which applies to all persons associated with our Company, including our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller). In order to satisfy our disclosure requirements under Item 5.05 of Form 8-K, we will disclose amendments to, or waivers of, certain provisions of our Code of Business Conduct and Ethics relating to our chief executive officer, chief financial officer, chief accounting officer, controller or persons performing similar functions on our website promptly following the adoption of any such amendment or waiver.

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EXECUTIVE COMPENSATION

Compensation of Officers

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during years ended 2020 and 2019 awarded to, earned by or paid to our executive officers.

Summary Compensation Table

The following table sets forth the compensation earned by our President and Chief Executive Officer and our Chief Operating Officer, and our only officers, for the years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Ralph Hofmeier (1)(3)(4)	2021	150,000	—	150,000
President and Chief Executive Officer	2020	150,000	2,850,000	3,000,000

Irma Velazquez (2)(3)(4)	2021	150,000	—	150,000
Chief Operating Officer	2020	150,000	2,850,000	3,000,000

Gary Rodney	2021	49,000	—	49,000
Chief Financial Offiicer	2022	—	—	—

———————

(1)	Pursuant to an employment agreement dated January 1, 2012.
(2)	Pursuant to an employment agreement dated January 1, 2012.
(3)	On January 9, 2020, accrued salaries totaling $2,238,000, ($1,175,000 Hofmeier and $1,063,000 Velazquez) were paid with the issuance of 2,044,190 shares (1,022,095 shares each to Hofmeier and Velazquez) of common stock and 3,780,976 shares (2,002,488 shares to Hofmeier and 1,778,488 shares to Velazquez) of Series A preferred stock.
(4)	On December 18, 2020, accrued salaries totaling $300,000, ($150,000 to Hofmeier and $150,000 Velazquez) were paid with the issuance of 600,000 shares of Series A Preferred Shares (300,000 shares each to Hofmeier and Velazquez). An additional 5,400,000 shares of Series A Preferred Shares (2,700,000 shares each to Hofmeier and Velazquez), which had an aggregate fair value of $1,350,000 each to Hofmeier and Velazquez were issued as a bonus payment. An additional 20,000,000 shares of Common Shares (10,000,000 shares each to Hofmeier and Velazquez), which had an aggregate fair value of $1,500,000 each to Hofmeier and Velazquez were also issued as a bonus payment. All shares were issued in December 2020, except for Hofmeier’s 10,000,000 Common Shares issued as a bonus payment, were issued in January 2021.

Outstanding Equity Awards at Fiscal Year-End Table

As discussed above, on December 18, 2020, Ralph Hofmeier was awarded 10,000,000 Common Shares valued at $1,500,000 as part of a bonus award.  The bonus award was recorded in December 2020 when it was granted and the Common Shares were issued in January 2021.

Directors are permitted to receive fixed fees and other compensation for their services as directors. The board of directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

The company entered into employment agreements with Mr. Hofmeier, its President and Chief Executive Officer, and Ms. Velazquez, its Chief Operating Officer (collectively the “Employment Agreements”), effective January 1, 2012. Mr. Hofmeier and Ms. Velazquez also serve as the Company’s only directors, and each is a significant stockholder of the Company. Under the Employment Agreements, the company agreed to pay each of Mr. Hofmeier and Ms. Velazquez an annual base salary of $125,000 during the first year and $150,000 during the second year and forward. Any increase to the annual base salary after the second year is subject to approval by the company’s Board of Directors. Each Employment Agreement has an initial term of ten (10) years and is automatically renewed for successive one-year terms unless either party delivers timely notice of its intention not to renew.

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The foregoing descriptions of employment agreements does not purport to be complete and is qualified in its entirety by reference to the copy of each agreement filed as Exhibits 10.2 and 10.3 to this registration statement.

Consulting Agreements

Effective as of June 3, 2021, the Company entered into a consulting services agreement with InfoQuest Technologies Inc., whereby Mr. Gary Rodney agreed to provide services to the Company as its Interim Chief Financial Officer as an independent contractor. Pursuant to the consulting agreement, Mr. Rodney receives a monthly fee of $7,000. The consulting agreement has an initial term of one (1) year and is automatically renewed for successive one-year terms unless either party delivers timely notice of its intention not to renew.

 The foregoing description of the consulting agreement does not purport to be complete and is qualified in its entirety by reference to the copy of such agreement filed as Exhibit 10.16 to this registration statement.

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our company or as a result of a change in the responsibilities of an executive following a change in control of our company.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The board of directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Pension Benefits and Nonqualified Deferred Compensation

The Company does not maintain any qualified retirement plans or non-nonqualified deferred compensation plans for its employees or directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the number of shares of our voting stock beneficially owned, as of May 26, 2022, by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) our Named Executive Officers, and (iv) all executive officers and directors as a group:

	Common Stock		Series A Preferred Stock
Name and address of beneficial owner.	No. of Shares	% of Class (1)	No. of Shares	% of Class (1)(3)
Directors and Officers
Mr. Ralph Hofmeier(2)	27,215,855	15.73%	5,002,488	52.96%
7901 4th Street N STE #4174, St Petersburg, Florida 33702
Ms. Irma Velazquez(2)	39,515,388	22.83%	4,778,488	47.04%
7901 4th Street N STE #4174, St Petersburg, Florida 33702

All officers and directors as a group (two persons)	66,731,243	38.56%	9,780,976	100.00%
5% Security Holders:
Andrea Hofmeier (2)	8,000,000	4.62%

———————

(1)	Applicable percentages are based on 135,057,615 – common shares outstanding, as of March 31, 2021, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

(2)	Ralph Hofmeier is the record holder of 27,215,855 shares of common stock. Irma Velazquez, the wife of Ralph Hofmeier is the record holder of 39,515,388 shares of common stock, over which both Mr. Hofmeier and Ms. Velazquez have joint voting and dispositive power. Andrea Hofmeier, the divorced wife (2012) of Ralph Hofmeier, is the record holder of 8,000,000 shares of common stock.

(3)	Applicable percentages are based on 9,780,976 – Series A preferred shares outstanding, adjusted as required by rules of the SEC. Series A preferred shares provide for voting rights at 5 votes per preferred share.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

 Certain Relationships and Related Transactions

The following is a summary of transactions since the periods ended March 31, 2022 and December 31, 2021 to which we have been a party in which the amount involved exceeded the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our then directors, executive officers or holders of more than 5% of any class of our stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest. See also “Executive Compensation” for additional information regarding compensation of related parties.

Due to officers

Amounts due to officers as of March 31, 2022 and December 31, 2021 are comprised of the following:

	March 31, 2022	December 31, 2021
	(Unaudited)
Ralph Hofmeier:
Accrued salaries	$11,684	$17,485
Total due to Ralph Hofmeier	11,684	17,485
Total due to officers	$11,684	$17,485

Unsecured advances due to officers represent unreimbursed company expenses paid by the officers on behalf of the Company. These net advances are non-interest bearing and are due on demand.

Accrued salaries represent amounts accrued in accordance with the employment agreements for Mr. Hofmeier, the Company’s President, Chief Executive Officer and Chairman of the Board, and Ms. Velazquez, the Company’s Chief Operating Officer and Vice-Chairman. Mr. Hofmeier and Ms. Velazquez are also significant stockholders.

On January 9, 2020, the Company entered into a Settlement Agreement with each of Mr. Hofmeier and Ms. Velazquez  whereby (i) Mr. Hofmeier agreed to receive an aggregate 1,022,095 shares of Common Stock and 2,002,488 shares of Series A Preferred Stock in full and complete satisfaction of an aggregate $1,175,000 in unpaid compensation owed to him pursuant to his January 1, 2012 employment agreement with the Company and (ii) Ms. Velazquez agreed to receive an aggregate 1,022,095 shares of Common Stock and 1,778,488 shares of Series A Preferred Stock in full and complete satisfaction of an aggregate $1,063,000 in unpaid compensation owed to her pursuant to her January 1, 2012 employment agreement with the Company.

On December 18, 2020, the Company entered into a Settlement Agreement with each of Mr. Hofmeier and Ms. Velazquez  whereby Mr. Hofmeier and Ms. Velazquez each agreed to receive 300,000 shares of its Series A Preferred Stock with a fair market value of $150,000 (collectively, the “Compensation Shares”). The Compensation Shares were issued in full satisfaction of the $150,000 accrued salary due each of the executives in 2020 in recognition of each of Mr. Hofmeier and Ms. Velazquez’ extraordinary service to and sacrifice for the benefit of the Company, simultaneously with the Compensation Shares, each executive received a one-time bonus of (i) 10,000,000 shares of its Common Stock with an aggregate fair market value of $1,500,000 and (ii) 2,700,000 shares of its Series A Preferred Stock, with an aggregate fair market value of $1,350,000.

Customer deposit

EAWC-TV functions as a distributor of EAWD product. In 2019, EAWC-TV, having secured EAWD’s first customer, has placed a $550,000 order for a solar powered atmospheric water generator (“AWG”) for one of its customers. EAWC-TV and the Company on December 13, 2019 agreed to accept a $303,742 reduction in the balance owed by EAWD to EAWC-TV as a deposit with EAWD related to this order. The deposit was satisfied through delivery of the equipment. The equipment was built in Germany.

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In 2020, manufacture of the unit was delayed due to Covid-19 related issues. The Company and EAWC-TV agreed as it had done in 2019, to clear the outstanding balances in the D/T/F EAWC-TV and the outstanding balance it carried in its accounts payable account for administrative services, which it did on December 26, 2020 which resulted in an additional down payment of $193,497. EAWC-TV has an unpaid balance on the equipment of $55,112 and 55,169 as of March 31, 2022 and December 31, 2021, respectively, which represents the balance of the Company’s outstanding accounts receivable as of March 31, 2022 and December 31, 2021.

Related Person Transaction Policy

Our Board considers and approves or disapproves any related person transaction. The Company’s written policies and procedures on related party transactions cover any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the Company (or any subsidiary) is a participant; (ii) any related party has or will have a direct or indirect interest; and (iii) the aggregate amount involved (including any interest payable with respect to indebtedness) will or may be expected to exceed $120,000, except that there is no $120,000 threshold for members of the audit committee (if any). A related party is any: (i) person who is or was (since the beginning of the two fiscal years preceding the last fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director; (ii) greater than five percent (5%) beneficial owner of the Company’s common stock; or (iii) immediate family member of any of the foregoing. An immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or employee) sharing the same household as such person.

In determining whether to approve or ratify a related party transaction, the Board, or disinterested directors, as applicable, will take into account, among other factors it deems appropriate: (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; (ii) the nature and extent of the related party’s interest in the transaction; (iii) the material terms of the transactions; (iv) the importance of the transaction both to the Company and to the related party; (v) in the case of a transaction involving an executive officer or director, whether the transaction would interfere with the performance of such person’s duties to the Company; and (vi) in the case of a transaction involving a non-employee director or a nominee for election as a non-employee director (or their immediate family member), whether the transaction would disqualify the director or nominee from being deemed an “independent” director, and whether the transaction would disqualify the individual from serving on the audit committee or the compensation committee (if any) or other committees of the Board under applicable exchange and other regulatory requirements.

The Board only approves those related party transactions that are on terms comparable to, or more beneficial to us than, those that could be obtained in arm’s length dealings with an unrelated third party.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent (10%) of the Common Stock to file with the SEC the initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. During the fiscal year ended December 31, 2021, we believe that all reports required to be filed by such persons pursuant to Section 16(a) were filed on a timely basis.

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DESCRIPTION OF CAPITAL STOCK

Summary of Securities

The following description summarizes certain terms of our capital stock, as in effect upon the completion of this offering. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section you should refer to our amended and restated articles of incorporation (the “Articles”) and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Florida law.

Authorized Capital and Preferred and Common Stock

Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $0.001 per share and 500,000,000 shares of preferred stock, par value $0.001 per share. As of March 31, 2022, there were 162,389,201 shares of Common Stock outstanding and 9,780,976 shares of Series A preferred stock outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our Common Stock.

Each share of Common Stock has one (1) vote per share for all purposes. Our Common Stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Holders of shares of Common Stock are not entitled to cumulative voting for electing members of the Board. Please refer to the Company’s Articles, bylaws, and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of the company’s securities.

Preferred Stock

The following is a summary of the material rights and restrictions associated with our Common Stock.

We are authorized to issue 500,000,000 shares of preferred stock, $0.001 par value per share. Pursuant to our Articles, the Board is authorized to authorize and issue preferred stock and to fix the designations, preferences and rights of the preferred stock pursuant to a board resolution. Our Board may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying, deterring, or preventing a change in control. Such issuance could have the effect of decreasing the market price of our Common Stock.

Series A Preferred Stock

1.Dividends.  Series  A  Preferred  Stock  shall  be  treated  pari  passu  with Common Stock except that the dividend on each share of Series A Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of Common Stock multiplied by the Conversion Rate.

2.Liquidation, Dissolution, or Winding Up.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, Series A Preferred Stock shall be treated pari passu, with Common Stock except that the payment on each share of Series A Preferred Stock shall be equal to the amount of the payment on each share of Common Stock multiplied by the Conversion Rate.

3.Voting.  On any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of shares of Series A Preferred Stock held by such holder as of the record date for determining shareholders entitled to vote on such matter multiplied by the Conversion Rate. Except as provided by law or by the other provisions of the Articles, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

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4. Conversion.  The “Conversion Rate” means that each share of Series A Preferred Stock is convertible into 5 shares of Common Stock (as adjusted pursuant to the terms set forth in the Articles).

a.	Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time.

b.	Mandatory Conversion. Upon either (a) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $25,000,000.00 of gross proceeds to the Company or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least sixty-five percent (65%) of the then outstanding shares of Series A Preferred, all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then-effective Conversion Rate.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Amended and Restated Articles of Incorporation filed as Exhibit 3.1 to this registration statement, which is incorporated by reference herein.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, and general economic conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Options

On January 2, 2012, the company’s Board of Directors approved the creation of the 2012 Non-Qualified Stock Option Plan (the “2012 Plan”). The 2012 Plan provides for the issuance of incentive stock options to designated employees, certain key advisors and non-employees members of the Board of Directors with the opportunity to receive grant awards to acquire, in the aggregate, up to 5,000,000 shares of the company’s Common Stock.

A summary of information regarding the company’s Common Stock options outstanding is as follows:

Weighted
Average
		Weighted	Remaining
	Number of	Average	Contractual
	Shares	Exercise Price	Term (Years)
Outstanding at December 31, 2020	2,200,000	$0.10	1.0
Issued	—	—	—
Exercised	(2,200,000)	—	—
Outstanding at December 31, 2021	—	—	—
Issued	—	—	—
Expired	—	—	—
Outstanding at March 31, 2022	—	$—	—

The above outstanding options were granted on January 1, 2012, to a former Corporation’s executive. The options vest 20,000 options per month with 2,200,000 being vested and exercisable at December 31, 2018. These options expired in January 2021. During the three months ended March 31, 2022 and 2021, the Corporation did not recognize any stock-based compensation expense.

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Convertible loans payable

As of March 31, 2022 and December 31, 2021, the balance of convertible loans payable net of discount was $39,999 and $176,703, respectively.

During the year ended December 31, 2021, the Company issued two convertible loans in the aggregate amount of $404,000. The notes bear interest at 8% per annum and all mature within one year. On October 21, 2021, the Maturity Date of the $304,000 loan was extended from March 25, 2022 to April 21, 2022. The embedded beneficial conversion features in the notes meet the definition of a derivative and requires bifurcation and liability classification, at fair value. The fair value of the derivative liability as of the date of issuance was $746,672 and was recorded as a discount of the notes.

Derivative Liability

The Company issued debts that consist of the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable could exceed the Company’s authorized share limit, the equity environment is tainted, and all additional convertible debentures and warrants are included in the value of the derivative liabilities. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion options and warrants and shares to be issued were recorded as derivative liabilities on the issuance date and revalued at each reporting period.

Based on the various convertible notes described above, the fair value of applicable derivative liabilities on notes and change in fair value of derivative liability are as follows as of March 31, 2022 and December 31, 2021:

Total
Balance of derivative liability as of December 31, 2020	$310,641
Change due to issuances	746,672
Change due to exercise / redemptions	(1,972,419)
Change in fair value	1,269,266
Balance of derivative liability as of December 31, 2021	$354,160
Change due to issuances	—
Change due to exercise / redemptions	(110,507)
Change in fair value	(243,653)
Balance of derivative liability as of March 31, 2022 (Unaudited)	$—

A summary of quantitative information with respect to valuation methodology and significant unobservable inputs used for the Company’s derivative liabilities that are categorized within Level 3 of the fair value hierarchy for the periods ended March 31, 2022 and December 31, 2021 is as follows:

	March 31, 2022	December 31, 2021
(Unaudited)
Stock price	$0.19 – 0.20	$0.16 – 0.45
Exercise price	$0.09 – 0.11	$0.03 – 0.20
Contractual term (in years)	0.64 – 0.68	0.27 – 1
Volatility (annual)	1,313% – 1,368%	149% – 2,095%
Risk-free rate	0.51% – 0.78%	0.04% – 0.39%

The foregoing assumptions are reviewed quarterly and are subject to change based primarily on management’s assessment of the probability of the events described occurring. Accordingly, changes to these assessments could materially affect the valuations.

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Financial Liabilities Measured at Fair Value on a Recurring Basis

Financial liabilities measured at fair value on a recurring basis are summarized below and disclosed on the balance sheet under Derivative liability – warrants and derivative liabilities:

Fair Value measured at March 31, 2022 (Unaudited)
	Quoted prices in	Significant other	Significant	Fair value at
	active markets	observable inputs	unobservable inputs	March 31,
	(Level 1)	(Level 2)	(Level 3)	2022
Derivative liability	$—	$—	$—	$—
Total	$—	$—	$—	$—

	Fair value measured at December 31, 2021
	Quoted prices in	Significant other	Significant	Fair value at
	active markets	observable inputs	unobservable inputs	December 31
	(Level 1)	(Level 2)	(Level 3)	2021
Derivative liability	$—	$—	$354,160	$354,160
Total	$—	$—	$354,160	$354,160

There were no transfers between Level 1, 2 or 3 during the three months ended March 31, 2022 and 2021.

During the three months ended March 31, 2022 and 2021, the Company recorded gains of $243,653 and $310,348, respectively, from the change in fair value of derivative liability.

Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Articles of Incorporation and Our Bylaws.

Provisions of our amended and restated articles of incorporation, as amended, and our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Stockholders. Our bylaws provide that special meetings of the stockholders, unless otherwise prescribed by statute, may be called by the Company’s board of directors, the chairman of the board, the president or the holders of shares entitled to cast not less than 20% of the votes at that meeting. If a special meeting is called by anyone other than the Board of Directors or the President or the Chairman of the Board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by other written communication to the Chairman of the Board, the President, any Vice President or the Secretary of the corporation. The officer receiving the request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of the By-Laws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than 15 nor more than 60 days after the receipt of the request.

62

Removal of Directors; Vacancies. Any director may resign effective upon giving oral or written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective. Vacancies on the Board of Directors may be filled by a majority of the remaining directors, or if the number of directors then in office is less than a quorum by (i) unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice, or (iii) a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified, or until his or her death, resignation or removal. A vacancy or vacancies in the Board of Directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director, (ii) if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be elected at that meeting. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent, other than to fill a vacancy created by removal, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon. A director may not be elected by written consent to fill a vacancy created by removal except by unanimous consent of all shares entitled to vote for the election of directors.

Amendment of Bylaws. Our Bylaws provide that new By-Laws may be adopted or the By-Laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. Our Bylaws provide that new By-Laws may be adopted or the By-Laws may be amended or repealed by the board of directors.

Transfer Agent and Registrar

Worldwide Stock Transfer, LLC, One University Plaza, Suite 505, Hackensack, NJ 07601, Phone: (201) 820-2008, Fax: (201) 820-2010.

Quotation of Common Stock

Our Common Stock is currently quoted on the OTCQB under the symbol “EAWD”.  Our securities are currently highly illiquid, and subject to large swings in trading price, and are only traded on a sporadic and limited basis. On May 26, 2022, the last reported sale price per share for our Common Stock as reported was $0.22.

63

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

EXPERTS

The Company’s financial statements for the year ended December 31, 2021, included in this Prospectus have been audited by TAAD LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The Company’s financial statements for the year ended December 31, 2020, included in this Prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The law firm of di Santo Law PLLC has provided opinions regarding the validity of the shares of our common stock offered pursuant to this Prospectus. The address of di Santo Law PLLC is 429 Lenox Avenue, 4th Floor, Miami Beach, FL 33139.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Florida corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s website contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document that is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. You may obtain additional information regarding our Company on our website, located at www.energy-water.com.

64

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Energy and Water Development Corp. and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Energy and Water Development Corp. and Subsidiary (the “Company”) as of December 31, 2021, the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the year then ended, and the related notes to consolidated financial statements (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Going Concern Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 4 to the consolidated financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

Convertible Notes

Description of the Matter

As discussed in Notes 11 to the consolidated financial statements, the Company had various debt instruments which included conversion features requiring bifurcation and separate accounting. Management evaluated the required accounting, significant estimates, and judgments around the valuation for these embedded derivatives. These embedded derivatives were initially measured at fair value and have subsequently been remeasured to fair value at each reporting period and at settlement.

There is no current observable market for these types of features and, as such, the Company determined the fair value of the embedded derivatives using a Black-Scholes model to measure the fair value of the bifurcated derivative. As a result, a high degree of auditor judgment and effort was required in performing audit procedures to evaluate the conclusions reached by management, as well as the inputs to the Company’s Black-Scholes model.

How We Addressed the Matter in Our Audit

Our principal audit procedures performed to address this critical audit matter included the following:

•	We obtained an understanding of the controls and processes surrounding the evaluation, initial measurement, and revaluation of the bifurcated derivatives.
•	We verified note amount, interest rate and maturity date to the supporting documentation and debt agreement, and examined terms and conditions of the note and confirmed the ending balance to the note holder.
•	We evaluated management’s assessment and the conclusions reached to ensure these instruments were recorded in accordance with the relevant accounting guidance.
•	We evaluated the fair value of the bifurcated derivatives that included testing the valuation models and assumptions utilized by management. We reviewed and tested the fair value model used, significant assumptions, and underlying data used in the model.
•	We considered the adequacy of the disclosures in the financial statements in relation to convertible debt.

/s/ TAAD LLP

We have served as the Company’s auditor since 2021.

Diamond Bar, California

April 14, 2022

F-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Energy and Water Development Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Energy and Water Development Corp. (the “Company”) as of December 31, 2020, and the related statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes to financial statements (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor from June 2021 through November 2021.

Orlando, Florida

September 30, 2021

F-4

Energy and Water Development Corp. and Subsidiary

Consolidated Balance Sheets

	December 31,
	2021	2020

ASSETS
CURRENT ASSETS:
Cash	$589,668	$12,047
Accounts receivable	55,169	52,761
Inventory	196,553	—
Deferred cost	—	350,000
Prepaid expenses and other current assets	432,082	14,184
TOTAL CURRENT ASSETS	1,273,472	428,992

Property and equipment, net	3,834	—
Operating lease right-of-use asset	49,432	—

TOTAL ASSETS	$1,326,738	$428,992

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$941,309	$748,926
Accounts payable - related party	124,370	153,300
Deferred revenue	—	550,000
Convertible loan payables, net of discount	176,703	149,241
Due to officers	17,485	84,676
Derivative liability	354,160	310,641
Current portion of operating lease liability	39,148	—
Common stock subscriptions liability	377,350	—
TOTAL CURRENT LIABILITIES	2,030,525	1,996,784

Operating lease liability, net of current portion	10,283	—
TOTAL LIABILITIES	2,040,808	1,996,784

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS' DEFICIT:
Preferred stock, par value $.001 per share; 500,000,000 shares authorized, 9,780,976 shares issued and outstanding at December 31, 2021 and December 31, 2020	9,781	9,781
Common stock, par value $.001 per share; 1,000,000,000 shares authorized, 143,840,643 and 123,316,886 shares issued and outstanding at December 31, 2021 and 2020, respectively	143,840	123,316
Common stock subscriptions, 15,855,000 and 10,040,000 shares at December 31, 2021 and 2020, respectively	792,745	1,504,000
Additional paid in capital	20,777,401	16,153,038
Accumulated deficit	(22,395,393)	(19,357,927)
Accumulated other comprehensive income	(42,444)	—
TOTAL STOCKHOLDERS' DEFICIT	(714,070)	(1,567,792)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,326,738	$428,992

See accompanying notes to the  consolidated financial statements.

F-5

Energy and Water Development Corp. and Subsidiary

Consolidated Statements of Operations and Comprehensive Loss

	For the Years Ended
	December 31,
	2021	2020

REVENUE
Revenue	$550,000	$—
TOTAL REVENUE	550,000	—

COST OF EQUIPMENT SOLD
Cost of equipment sold	350,000	—
TOTAL COST OF EQUIPMENT SOLD	350,000	—

GROSS PROFIT	200,000	—

GENERAL and ADMINISTRATIVE EXPENSES
Professional fees	416,989	$535,488
Officers’ salaries and payroll taxes	300,732	6,000,000
Marketing fees	174,892	20,402
Travel and entertainment	22,953	33
Management fees to affiliate	—	325,000
Other general and administrative expenses	222,229	278,821
TOTAL GENERAL and ADMINISTRATIVE EXPENSES	1,137,795	7,159,744

LOSS FROM OPERATIONS	(937,795)	(7,159,744)

OTHER INCOME (EXPENSE)
Change in fair value of derivative	(1,269,266)	1,257,473
Interest expense	(830,405)	(1,690,513)
TOTAL OTHER INCOME (EXPENSE)	(2,099,671)	(433,040)

LOSS BEFORE TAXES	(3,037,466)	(7,592,784)

TAXES	—	—

NET LOSS	$(3,037,466)	$(7,592,784)

OTHER COMPREHENSIVE LOSS		—
Foreign currency translation adjustments	(42,444)	—
TOTAL OTHER COMPREHENSIVE LOSS	$(42,444)	$—

COMPREHENSIVE LOSS	(3,079,910)	(7,592,784)

Loss per common share - Basic and diluted	$(0.02)	$(0.07)

Weighted average number of common shares outstanding - Basic and diluted	136,720,652	103,498,314

See accompanying notes to the consolidated financial statements.

F-6

Energy and Water Development Corp. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Deficit

For the years ended December 31, 2021 and 2020

									Accumulated
					Common Stock		Additional		Other	Total
	Preferred Stock		Common Stock		Subscriptions		Paid-in	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Deficit

BALANCE AT DECEMBER 31, 2019	—	$—	93,462,483	$93,462	—	$—	$7,491,197	$(11,765,143)	—	$(4,180,484)
Sale of common stock	—	—	5,256,111	5,256	40,000	4,000	469,684	—	—	478,940
Common stock issued for services	—	—	3,940,000	3,940	—	—	1,966,960	—	—	1,970,900
Common and preferred stock issued to officers for services	5,400,000	5,400	10,000,000	10,000	—	—	4,184,600	—	—	4,200,000
Common and preferred stock issued to officers for accrued salary	4,380,976	4,381	2,044,190	2,044	10,000,000	1,500,000	1,031,575	—	—	2,538,000
Common stock issued to satisfy convertible debt	—	—	8,334,361	8,334	—	—	562,666	—	—	571,000
Stock issued for interest and fees	—	—	279,741	280	—	—	14,720	—	—	15,000
Derivative reduction due to conversion	—	—	—	—	—	—	455,576	—	—	455,576
Debt discount	—	—	—	—	—	—	(23,940)	—	—	(23,940)
Net loss	—	—	—	—	—	—	—	(7,592,784)	—	(7,592,784)
BALANCE AT December 31, 2020	9,780,976	$9,781	123,316,886	$123,316	10,040,000	$1,504,000	$16,153,038	$(19,357,927)	$—	$(1,567,792)
Sale of Common Stock	—	—	5,065,344	5,066	(40,000)	4,000)	717,047	—	—	718,113
Common stock issued to officers for accrued salary	—	—	10,000,000	10,000	(10,000,000)	(1,500,000)	1,490,000	—	—	—
Common stock issued for services	—	—	500,000	500	—	—	164,500	—	—	165,000
Common stock issued to satisfy convertible debt	—	—	4,671,167	4,671	—	—	265,329	—	—	270,000
Stock issued for interest and fees	—	—	287,246	287	—	—	15,068	—	—	15,355
Derivative settled upon conversion of debt	—	—	—	—	—	—	1,972,419	—	—	1,972,419
Subscription deposits received	—	—	—	—	15,855,000	792,745	—	—	—	792,745
Net loss	—	—	—	—	—	—	—	(3,037,466)	—	(3,037,466)
Other comprehensive loss	—	—	—	—	—	—	—	—	(42,444)	(42,444)
BALANCE AT December 31, 2021	9,780,976	$9,781	143,840,643	$143,840	15,855,000	$792,745	$20,777,401	$(22,395,393)	$(42,444)	$(714,070)

See accompanying notes to the consolidated financial statements.

F-7

Energy and Water Development Corp. and Subsidiary

Consolidated Statements of Cash Flows

	For the Year ended
	December 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,037,466)	$(7,592,784)
Reconciliation of net loss to net cash used in operating activities
Stock based compensation	—	4,200,000
Preferred shares issued for services	—	300,000
Amortization of debt discount and deferred financing costs	770,134	1,683,712
Depreciation expense	299	—
Change in fair value of derivative liability	1,269,266	(1,257,473)
Common stock issued for services	165,000	1,970,900
Changes in operating assets and liabilities:
Accounts receivable, net	(2,503)	(52,761)
Inventory	(204,533)	—
Deferred cost	350,000	—
Prepaid expenses and other current assets	(435,150)	(333,809)
Accounts payable and accrued expenses	218,096	(64,383)
Due to related party	(28,929)	—
Deferred revenue	(550,000)	—
Other current liabilities	—	236,258
Due to affiliates	—	(4,959)
Due to officers	—	45,906
Accrued management fees and due to officers	(70,482)	—
CASH USED IN OPERATING ACTIVITIES	(1,556,268)	(869,393)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,299)	—
NET CASH USED IN INVESTING ACTIVITIES	(4,299)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds on convertible loans payable	369,500	402,500
Repayments of convertible loans payable	(95,500)	—
Proceeds from sale of stock	718,113	478,940
Proceeds from common stock subscriptions	1,170,095	—
CASH PROVIDED BY FINANCING ACTIVITIES	2,162,208	881,440

Effect of exchange rate changes on cash	(24,020)	—

Net change in cash	577,621	12,047

Cash, beginning of period	12,047	—

Cash, end of period	$589,668	$12,047

See accompanying notes to the consolidated financial statements.

F-8

Energy and Water Development Corp. and Subsidiary

Consolidated Statements of Cash Flows (Continued)

	For the Year ended
	December 31,
	2021	2020

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$28,864	$—
Cash paid for taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common shares issued for interest and fees	$15,355	$—
Reclassification of common stock subscriptions to common stock	$1,504,000	$—
Common shares issued for conversion of loans payable	$270,000	$—
Derivative liability discount	$746,672	$1,609,895
Derivative settled upon conversion of debt	$1,972,419	$—
Reclassification of equity to liability for derivatives	$—	$455,576
Right of use asset exchanged for lease liability	$79,214	$—
Common shares issued to satisfy related party liability	$—	$—

See accompanying notes to the consolidated financial statements.

F-9

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Note 1. Incorporation and Nature of Operations

Energy and Water Development Corp.  (the “Corporation”, “Company” or “EAWD”), was incorporated under the laws of the State of Florida on December 12, 2007.  In September, 2019, the Company changed its name from Eurosport Active World Corp. to Energy and Water Development Corp. to better present the Company’s purpose and business sector.  We are an engineering services company formed as an outsourcing green tech platform, seeking to exploit renewable energy and water technologies.

On November 9, 2021, the Company established an official Subsidiary of EAWD in Germany to ensure the company is positioned to service its growing business in one of the EU’s most environmentally progressive countries.

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of EAWD and its subsidiary. All intercompany transactions and balances have been eliminated in consolidation.

The consolidated financial statements include the accounts of Energy and Water Development Corp. and Subsidiary and have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

Certain reclassifications have been made in December 31, 2020 results to conform to the presentation used in December 31, 2021 including the reclassification of $1,504,000 from additional paid-in capital to common stock subscriptions on the consolidated balance sheets and consolidated statements of changes in stockholders’ deficit, reclassification of marketing fees out of other general and administrative expenses on the consolidated statements of operations, and the reclassification of amounts to due to related party from accounts payable and accrued expenses on the consolidated balance sheets These reclassifications had no effect on the reported results of operations of the Company or total equity.

Foreign currency translation

The United States dollar (“USD”) is the Company’s reporting currency. The Company has a subsidiary located in Germany. The net sales generated, and the related expenses directly incurred from the operations, if any, are denominated in local currency, Euro (“Euro”). The functional currency of the subsidiary is generally the same as the local currency.

Assets and liabilities measured in Euros are translated into USD at the prevailing exchange rates in effect as of the financial statement date and the related gains and losses, net of applicable deferred income taxes, are reflected in accumulated other comprehensive loss in its balance sheets. Income and expense accounts are translated at the average exchange rate for the period. The Company has not, to the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations. During the year ended December 31, 2021, the Company used a spot rate of 1.13 and an average rate of 1.83 when converting EURO to USD.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. Estimates which are particularly significant to the financial statements include estimates relating to the determination of impairment of assets, assessment of going concern, the determination of the fair value of stock-based compensation, and the recoverability of deferred income tax assets.

Leases

Effective January 1, 2019, the Company adopted ASC 842- Leases (“ASC 842”). The lease standard provided a number of optional practical expedients in transition. The Company elected the package of practical expedients. As such, the Company did not have to reassess whether expired or existing contracts are or contain a lease; did not have to reassess the lease classifications or reassess the initial direct costs associated with expired or existing leases. The lease standard also provides practical expedients for an entity’s ongoing accounting. The Company elected the short-term lease recognition exemption under which the Company will not recognize right-of-use (“ROU”) assets or lease liabilities, and this includes not recognizing ROU assets or lease liabilities for existing short-term leases. The Company elected the practical expedient to not separate lease and non-lease components for certain classes of assets (facilities).

F-10

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and short-term and long-term lease liabilities, as applicable. The Company does not have operating or financing leases.

Cash

The Company considers short-term interest-bearing investments with initial maturities of three months or less to be cash equivalents. The Company has $589,668 and $12,047 cash at December 31, 2021 and 2020.

Inventory

Inventory is stated at the lower of cost or net realizable value using the first in, first out (FIFO) method. A reserve is established if necessary to reduce excess or obsolete inventories to their net realizable value.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets include purchase deposits, miscellaneous prepaid expenses, value added tax receivable, and a security deposit.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is recognized over an asset’s estimated useful life using the straight-line method beginning on the date an asset is placed in service. The Company regularly evaluates the estimated remaining useful lives of the Company’s property and equipment to determine whether events or changes in circumstances warrant a revision to the remaining period of depreciation. Maintenance and repairs are charged to expense as incurred. Estimated useful lives of the Company’s Property and Equipment are as follows:

Useful Life (in years)
Office equipment	5
Furniture and fixtures	7

Deferred Financing Costs

The Company has recorded deferred financing costs as a result of fees incurred by the Company in conjunction with its debt financing activities. These costs are amortized to interest expense using the straight-line method which approximates the interest rate method over the term of the related debt. As of December 31, 2021 and 2020, unamortized deferred financing costs were $6,663 and $0, respectively and are netted against the related debt.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at a measurement date.  A fair value hierarchy requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value.

Described below are the three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities,

Level 2 – Observable prices that are based on inputs not quoted on active markets, but corroborated by market data,

Level 3 – Unobservable inputs are used when little or no market data is available.

F-11

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

The application of the three levels of the fair value hierarchy under ASC Topic 820-10-35, our derivative liabilities as of December 31, 2021 and December 31, 2020, were $354,160 and $310,641, respectively and measured on Level 3 inputs.

Certain assets and liabilities are required to be recorded at fair value on a recurring basis. The Company adjusts derivative financial instruments to fair value on a recurring basis. The fair value for other assets and liabilities such as cash, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued expenses, customer/investor deposit, deferred cost and deferred revenue have been determined to approximate carrying amounts due to the short maturities of these instruments. The Company believes that its indebtedness approximates fair value based on current yields for debt instruments with similar terms.

Income Taxes

Income taxes are accounted for under the asset and liability method as stipulated by ASC 740, “Accounting for Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced to estimated amounts to be realized by the use of the valuation allowance. A valuation allowance is applied when in management’s view it is more likely than not (50%) that such deferred tax will not be utilized.

ASC 740 provides interpretative guidance for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In the unlikely event that an uncertain tax position exists in which the Corporation could incur income taxes, the Corporation would evaluate whether there is a probability that the uncertain tax position taken would be sustained upon examination by the taxing authorities. A liability for uncertain tax positions would then be recorded if the Corporation determined it is more likely than not that a position would not be sustained upon examination or if a payment would have to be made to a taxing authority and the amount is reasonably estimable.

As of December 31, 2021 and 2020, the Corporation does not believe any uncertain tax positions exist that would result in the Corporation having a liability to the taxing authorities. The Corporation’s policy is to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of interest expense and general and administrative expense, respectively, in the statement of operations. The Corporation’s tax returns for the years ended 2012 through 2020 have been filed and are subject to examination by the federal and state tax authorities. The Corporation’s tax returns for the tax year ended 2021 have not been filed.

Stock-Based Payments

In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. The amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. This ASU, which the Company adopted as of January 1, 2019, did not have a material effect on the Company’s consolidated financial statements.

Stock-based compensation cost to employees is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, based on the terms of the awards. The fair value of the stock-based payments to nonemployees that are fully vested and non-forfeitable as at the grant date is measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term. As the Reliance Global Group, Inc. Equity Incentive Plan 2019 was adopted in January of 2019, the Company lacks the historical basis to estimate forfeitures and will recognize forfeitures as they occur.

F-12

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services.

To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation. During the year ended December 31, 2021, the Company recognized $550,000 in revenue as a result of meeting the above criteria.

During 2021, the Company completed its first sale of equipment. Upon approval of the inspection of the equipment by the customer, the Company recognized the revenue as it had met the revenue recognition criteria and had satisfied the performance obligation of the contract through acceptance by the customer. During the year ended December 31, 2021, one customer accounted for 100% of the revenue.

Loss Per Common Share

The Corporation accounts for earnings (loss) per share in accordance with FASB ASC Topic No. 260 - 10, “Earnings Per Share”, which establishes the requirements for presenting earnings per share (“EPS”). FASB ASC Topic No. 260 - 10 requires the presentation of “basic” and “diluted” EPS on the face of the statement of operations. Basic EPS amounts are calculated using the weighted-average number of common shares outstanding during each period. Diluted EPS assumes the exercise of all stock options, warrants and convertible securities having exercise prices less than the average market price of the common stock during the periods, using the treasury stock method. When a loss from operations exists, potential common shares are excluded from the computation of diluted EPS because their inclusion would result in an anti-dilutive effect on per share amounts.

For the year ended December 31, 2020, an aggregate of 2,200,000 stock options to purchase shares of common stock were excluded from the computation of diluted net loss per share, as the inclusion of such shares would be anti-dilutive. These stock options expired as of December 31, 2021.

As discussed more fully in Note 11, convertible note holders have the option of converting their loans into common shares subject to the terms and features offered by the specific convertible notes. Some note holders were also granted purchase options to purchase additional shares subject to the features of each purchase option. If the convertible note holders of unexercised convertible notes exercised their conversion feature and the additional purchase options, they would represent 2,083,293 and 2,406,227 in additional common shares at December 31, 2021 and 2020, respectively. The potential shares from both the conversion feature and the rights to purchase additional shares were excluded from the computation of diluted net loss per share, as the inclusion of such shares would be anti-dilutive.

Related Party Transactions

A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. A related party is generally defined as:

(i)	any person that holds 5% or more of the Company’s securities including such person’s immediate families,
(ii)	the Company’s management,
(iii)	someone that directly or indirectly controls, is controlled by or is under common control with the Company, or
(iv)	anyone who can significantly influence the financial and operating decisions of the Company.

F-13

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Note 3. Recently Issued Accounting Standards

On January 1, 2021, the Company adopted ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. The adoption of ASU 2019-12 did not have a material impact on the Company’s consolidated financial statements.

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Corporation’s future financial statements. The following are a summary of recent accounting developments.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses to improve information on credit losses for financial assets and net investment in leases that are not accounted for at fair value through net income. ASU 2016-13 replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses. In April 2019 and May 2019, the FASB issued ASU No. 2019-04, “Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments” and ASU No. 2019-05, “Financial Instruments-Credit Losses (Topic 326): Targeted Transition Relief” which provided additional implementation guidance on the previously issued ASU. In November 2019, the FASB issued ASU 2019-10, “Financial Instruments - Credit Loss (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842),” which defers the effective date for public filers that are considered small reporting companies (“SRC”) as defined by the Securities and Exchange Commission to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Since the Company is an SRC, implementation is not needed until January 1, 2023. The Company will continue to evaluate the effect of adopting ASU 2016-13 will have on the Company’s consolidated financial statements and disclosures.

In June 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). This standard eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. For public business entities, it is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years using the fully retrospective or modified retrospective method. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact this new guidance will have on its consolidated financial statements.

In May 2021, the FASB issued ASU No. 2021-04, Earnings Per Share (Topic 260), Debt – Modifications and Extinguishments (Subtopic 470-50), Compensation – Stock Compensation (Topic 718), and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modification or Exchanges of Freestanding Equity-Classified Written Call Options (“ASU 2021-04”), which will clarify and reduce diversity in practice. Specifically, the new standard includes a recognition model comprising four categories of transactions and corresponding accounting treatment for each category. The category that would apply to a modification or an exchange of an equity-classified warrant would depend on the substance of the modification transaction (e.g., a financing transaction to raise equity versus one to raise debt). This recognition model is premised on the idea that the accounting for the transaction should not differ from what it would have been had the issuer of the warrants paid cash instead of modifying the warrants. ASU 2021-04 will be effective for fiscal years beginning after December 15, 2021 and interim periods within those fiscal years. Early adoption is permitted. This ASU will be applied prospectively to modifications or exchanges occurring on or after the effective date of the ASU. We adopted ASU 2021-04 on January 1, 2022. Adoption of this standard had no material impact on our consolidated financial statements.

F-14

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Note 4. Going Concern

During the year ended December 31, 2021, pursuant to an equipment sale agreement, the Company recognized revenue of $550,000 for the sale of equipment, along with $350,000 for the cost of construction, earning $200,000 gross profit.  The next operational step to accomplish is to achieve sufficient sales volume to achieve net income. The Company has incurred operating losses since it began operations (December 2012) totaling $22,395,393 at December 31, 2021. During the year ended December 31, 2021, the Company incurred net losses of $3,037,466. The Company also incurred a working capital deficit of $757,053 at December 31, 2021. We are an early-stage company and have generated losses from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to transition to profitable operations is dependent upon achieving a level of revenues adequate to support its cost structure. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business and availability to sufficient resources.

Management expects sales operations to continue to expand. If necessary, the Company will need to raise additional funds through 2022. Management of the Company intends to raise additional funds through the issuance of equity securities or debt or from deposits related to purchases orders on proposals pending customer acceptance. The ability of the Company to continue as a going concern depends upon its ability to generate sales or obtain additional funding to finance operating losses until the Corporation is profitable.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 5. Accounts Receivable

At December 31, 2021 and 2020, accounts receivable was $55,169 and $52,761, respectively, and determined to be fully collectible.

Note 6. Inventory

The components of inventory at December 31, 2021 and 2020, consisted of the following:

	December 31,	December 31,
	2021	2020
Work in progress	$196,553	$—
Inventory, net	$196,553	$—

Note 7. Deferred Cost

During the fourth quarter of 2020, the Company delivered its first equipment sale pursuant to an equipment sale agreement; however the delivery of the equipment was deemed to be an unfulfilled performance obligation at December 31, 2020 as it had not yet passed inspection by the customer. During the year ended December 31, 2021, the inspection of the equipment occurred, and the revenue and construction costs were recognized. Deferred cost at December 31, 2021 and 2020 was $0 and $350,000, respectively.

F-15

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Note 8. Prepaid Expenses and Other Current Assets

The components of prepaid expenses and other current assets at December 31, 2021 and 2020, consisted of the following:

	December 31, 2021	December 31, 2020
Prepayment on inventory not received	$225,979	$—
Prepaid expenses	113,600	14,184
Value added tax receivable	83,602	—
Security deposit	7,394	—
Purchase deposits	1,507	—
Prepaid expenses and other current assets	$432,082	$14,184

Note 9. Property and Equipment, Net

The components of property and equipment at December 31, 2021 and 2020 consisted of the following:

	December 31,	December 31,
	2021	2020
Office equipment	$1,526	$—
Furniture and fixtures	2,607	—
Property and equipment, gross	4,133	—
Less: Accumulated depreciation	(299)	—
Property and equipment, net	$3,834	$—

Note 10. Accounts Payable and Accrued Expenses

Significant components of accounts payable and accrued expenses at December 31, 2021 and 2020 are as follows:

	December 31, 2021	December 31, 2020

Accrued expenses	$385,776	$223,671
Accounts payable	375,774	330,095
Accrued legal costs	253,901	348,460
Accrued salary and payroll taxes	50,228	—
Total	$1,065,679	$902,226

As of December 31, 2021 and 2020, the Company owed Virhtech Gmbh, a related party of the Company, $124,370 and $153,300, respectively, for services performed for the Company and is classified as accounts payable – related party on the consolidated balance sheets.

Note 11. Convertible Loans Payable

As of December 31, 2021 and 2020, the Company had loans payable balances, net of discount, of $176,703 and $149,241, respectively.

During the year ended December 31, 2020, the Company issued convertible loans in the aggregate principal amount of $468,500. The aggregate purchase price of the notes was $443,500 and the remaining $25,000 of principal represents the original issue discount. The notes bear interest between 0% and 8% per annum and all mature within one year. The embedded beneficial conversion feature in the notes meet the definition of a derivative and requires bifurcation and liability classification, at fair value. The fair value of the derivative liability as of the date of issuance was $1,609,895 and was recorded as a discount of the notes.

The convertible loans were issued in several different forms as discussed below.

F-16

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

During the year ended December 31, 2021, the Company issued two convertible loans in the aggregate amount of $404,000. The notes bear interest at 8% per annum and all mature within one year. On October 21, 2021, the Maturity Date of the $304,000 loan was extended from March 25, 2022 to April 21, 2022. The embedded beneficial conversion features in the notes meet the definition of a derivative and requires bifurcation and liability classification, at fair value. The fair value of the derivative liability as of the date of issuance was $746,672 and was recorded as a discount of the notes.

Amount
Balance of notes payable, net on December 31, 2019	$243,923
Issuances of debt	468,500
Cash settlement of debt	(66,000)
Conversions	(571,000)
Debt discount	(440,426)
Amortization of debt discount	514,244
Balance of notes payable, net on December 31, 2020	$149,241
Issuances of debt	404,000
Cash settlement of debt	(95,500)
Conversions	(270,000)
Debt discount	(406,500)
Deferred financing costs	(6,663)
Amortization of debt discount	402,125
Balance of notes payable, net on December 31, 2021	$176,703

Derivative Liabilities

The Company issued debts that consist of the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable could exceed the Company’s authorized share limit, the equity environment is tainted, and all additional convertible debentures and warrants are included in the value of the derivative liabilities. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion options and warrants and shares to be issued were recorded as derivative liabilities on the issuance date and revalued at each reporting period.

Based on the various convertible notes described above, the fair value of applicable derivative liabilities on notes and change in fair value of derivative liability are as follows as of December 31, 2021 and 2020:

Total
Balance as of December 31, 2019	$413,795
Change Due to Issuances	1,609,895
Change due to exercise / redemptions	(455,576)
Change in fair value	(1,257,473)
Balance as of December 31, 2020	$310,641
Change Due to Issuances	746,672
Change due to exercise / redemptions	(1,972,419)
Change in fair value	1,269,266
Balance as of December 31, 2021	$354,160

F-17

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

A summary of quantitative information with respect to valuation methodology and significant unobservable inputs used for the Company’s common stock purchase that are categorized within Level 3 of the fair value hierarchy for the years ended December 31, 2021 and 2020 is as follows:

	December 31, 2021	December 31, 2020
Stock price	$0.16 – 0.45	$0.07 – 1.20
Exercise price	$0.03 - 0.20	$0.04 – 0.20
Contractual term (in years)	0.27 - 1	0.01 – 1
Volatility (annual)	149% – 2,095%	125% – 424%
Risk-free rate	0.04% - 0.39%	0.08% – 1.46%

The foregoing assumptions are reviewed quarterly and are subject to change based primarily on management’s assessment of the probability of the events described occurring. Accordingly, changes to these assessments could materially affect the valuations.

Financial Liabilities Measured at Fair Value on a Recurring Basis

Financial liabilities measured at fair value on a recurring basis are summarized below and disclosed on the balance sheet under Derivative liability and derivative liabilities:

	Fair Value measured at December 31, 2021
	Quoted	Significant
	prices in	other	Significant
	active markets	observable inputs	unobservable inputs	Fair value at December 31,
	(Level 1)	(Level 2)	(Level 3)	2021
Derivative liability	$—	$—	$354,160	$354,160
Total	$—	$—	$354,160	$354,160

	Fair value measured at December 31, 2020
	Quoted	Significant
	prices in	other	Significant
	active markets	observable inputs	unobservable inputs	Fair value December 31,
	(Level 1)	(Level 2)	(Level 3)	2020
Derivative liability	$—	$—	$310,641	$310,641
Total	$—	$—	$310,641	$310,641

The fair value accounting standards define fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is determined based upon assumptions that market participants would use in pricing an asset or liability. Fair value measurements are rated on a three-tier hierarchy as follows:

•	Level 1 inputs: Quoted prices (unadjusted) for identical assets or liabilities in active markets;
•	Level 2 inputs: Inputs, other than quoted prices included in Level 1, that are observable either directly or indirectly; and
•	Level 3 inputs: Unobservable inputs for which there is little or no market data, which require the reporting entity to develop its own assumptions.

There were no transfers between Level 1, 2 or 3 during the years ended December 31, 2021 and 2020.

During the years ended December 31, 2021 and 2020, the Company recorded a loss of $1,269,266 and a gain of $1,257,473, respectively, from the change in fair value of derivative liability.

F-18

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Note 12. Leases

The Company’s leases do not provide an implicit rate that can be readily determined. Therefore, the Company uses discount rates based on the incremental borrowing rate of its current external debt of 8%.

The Company’s weighted-average remaining lease term relating to its operating leases is 1.25 years, with a weighted-average discount rate of the 8.00%.

The Company incurred lease expense for its operating leases of $31,266, which was included in general and administrative expenses in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2021. During the year ended December 31, 2021, the Company made cash lease payments of $31,266. At December 31, 2021, the operating lease right-of-use asset was $49,432, the current portion of operating lease liability was $39,148, and the operating lease liability, net of current portion was $10,283.

The following table presents information about the future maturity of the lease liability under the Company’s operating leases as of December 31, 2021.

Maturity of Lease Liability	Amount
2022	$41,688
2023	10,420
Total undiscounted lease payments	52,108
Less: Imputed interest	(2,677)
Present value of lease liabilities	$49,431
Remaining lease term (in years)	1.25

Note 13. Related Party Transactions

Due to officers

Amounts due to officers as of December 31, 2021 and 2020 are comprised of the following:

	2021	2020
Ralph Hofmeier:
Unsecured advances due to officer	$—	$17,778
Accrued salaries	17,485	—
Total due to Ralph Hofmeier	17,485	17,778

Irma Velazquez:
Unsecured advances due to officer	—	66,898
Accrued salaries	—	—
Total due to Irma Velazquez	—	66,898
	$17,485	$84,676

Officer Compensation

Accrued salaries represent amounts accrued in accordance with the employment agreements for Mr. Hofmeier, the Company’s President, Chief Executive Officer and Chairman of the Board, and Ms. Velazquez, the Company’s Chief Operating Officer and Vice-Chairman. Mr. Hofmeier and Ms. Velazquez are also significant stockholders.

F-19

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

On December 18, 2020, the Company entered into a Settlement Agreement with each of Mr. Hofmeier and Ms. Velazquez whereby Mr. Hofmeier and Ms. Velazquez each agreed to receive 300,000 shares of its Series A Preferred Stock with a fair market value of $150,000 (collectively, the “Compensation Shares”). Compensation Shares are issued in full satisfaction of $150,000 accrued salary due the Employees, Mr. Ralph Hofmeier and Mrs. Irma Velazquez, MSc. simultaneously herewith, each employee shall receive a one-time bonus of (i) 10,000,000 shares of its Common Stock with a fair market value of $1,500,000 and (ii) 2,700,000 shares of its Series A Preferred Stock, with a fair market value of $1,350,000 (collectively the “Bonus Shares”). See Investor and officer deposit below for more information.

Customer deposit

EAWC-TV functions as a distributor of EAWD product. In 2019, EAWC-TV, having secured EAWD’s first customer, has placed a $550,000 order for a solar powered atmospheric water generator (“AWG”) for one of its customers. EAWC-TV and the Company on December 13, 2019 agreed to accept a $303,742 reduction in the balance owed by EAWD to EAWC-TV as a deposit with EAWD related to this order. The deposit was satisfied through delivery of the equipment. The equipment was built in Germany.

In 2020, manufacture of the unit was delayed due to Covid-19 related issues. The Company and EAWC-TV agreed as it had done in 2019, to clear the outstanding balances in the D/T/F EAWC-TV and the outstanding balance it carried in its accounts payable account for administrative services, which it did on December 26, 2020 which resulted in an additional down payment of $193,497. EAWC-TV has an unpaid balance on the equipment of $52,761, which represents a majority of the balance of the Company’s outstanding accounts receivables as of both December 31, 2021 and 2020.

Virhtech Gmbh

As of December 31, 2021 and 2020, the Company owed Virhtech Gmbh, a related party of the Company, $124,370 and $153,300, respectively, for services performed for the Company and is classified as accounts payable – related party on the consolidated balance sheets.

Officer and investor deposits

On December 31, 2020, the Company recorded $1,500,000 as officer compensation and $4,000 in common stock subscriptions for stock issuance transactions in process. The $4,000 is part of a pending stock sale for 40,000 shares that has been funded were issued on January 20, 2021. The $1.5 million is part of the bonus payment to officers authorized on December 18, 2020. The shares were issued as of December 31, 2021.

As of December 31, 2021, the Company recorded $792,745, or 15,855,000 common shares to be issued, as common stock subscriptions within stockholders’ deficit and $377,350, or 7,547,000 common shares to be issued, as a common stock subscription liability for stock issuance transactions in process. The $1,170,095 is part of pending stock sales for 23,402,000 shares that has been funded and is waiting issuance to complete the sale at December 31, 2021. The common stock subscription liability consists of cash received for future share issuances in which a sales and purchase agreement was not signed and returned from the investor at the date of this filing.

Note 14. Shareholders’ Deficit

Preferred Stock

Authorized: 500,000,000 shares of voting preferred stock with a par value of $0.001. As of both December 31, 2021 and 2020, the Company had 9,780,796 shares of preferred stock issued and outstanding, respectively.

During the year ended December 31, 2020, the Company engaged in the following equity events:

•	2,002,488 preferred shares issued for $1,001,244 to our CEO to satisfy unpaid and accrued officers salary,
•	1,778,488 preferred shares issued for $889,244 to our COO to satisfy unpaid and accrued officers salary,
•	300,000 preferred shares issued for $150,000 to our CEO to satisfy unpaid and accrued officers salary for 2020,
•	300,000 preferred shares issued for $150,000 to our COO to satisfy unpaid and accrued officers salary for 2020,
•	2,700,000 preferred shares issued for $1,350,000 to our CEO as a compensation bonus, and
•	2,700,000 preferred shares issued for $1,350,000 to our COO as a compensation bonus.

F-20

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Common Stock

Authorized: 1,000,000,000 shares of voting common stock with a par value of $0.001. As of December 31, 2021 and 2020, the Company had 143,840,643 and 123,316,886 shares of common stock outstanding, respectively.

During the year ended December 31, 2021, the Company engaged in the following equity events:

•	5,065,344 common shares issued for $718,113 for the sale of shares,
•	10,000,000 common shares were issued to officers for accrued salary,
•	500,000 common shares issued for $165,000 in marketing and consulting,
•	4,671,167 common shares were issued for $270,000 to convertible note holder is satisfaction of their notes, and
•	287,246 common shares were issued for $15,355 to pay interest and fees.

During the year ended December 31, 2020, the Company engaged in the following equity events:

•	3,940,000 common shares were issued for $470,900 in marketing and consulting,
•	1,022,095 common shares were issued for $173,756 to our CEO to satisfy unpaid and accrued officers’ salary,
•	1,022,095 common shares were issued for $173,756 to our COO to satisfy unpaid and accrued officers’ salary,
•	10,000,000 common shares issued for $1,500,000 to our COO as a compensation bonus,
•	8,334,361 common shares issued for $571,000 to convertible note holders in satisfaction of their notes,
•	279,741 common shares issued for $15,000 to pay interest and fees, and
•	5,256,111 common shares issued for 478,940 for the sale of shares.

Note 15. Stock Option Plan and Warrants

Stock Options

On January 2, 2012, the Corporation’s Board of Directors approved the creation of the 2012 Non-Qualified Stock Option Plan (the “2012 Plan”). The 2012 Plan provides for the issuance of incentive stock options to designated employees, certain key advisors and non-employees members of the Board of Directors with the opportunity to receive grant awards to acquire, in the aggregate, up to 5,000,000 shares of the Corporation’s common stock.

A summary of information regarding the Corporation’s common stock options outstanding is as follows:

Weighted
Average
		Weighted	Remaining
	Number of	Average	Contractual
	Shares	Exercise Price	Term (Years)
Outstanding at December 31, 2019	2,200,000	0.10	2.0
Issued	—	—	—
Exercised	—	—	—
Outstanding at December 31, 2020	2,200,000	$0.10	1.0
Issued	—	—	—
Expired	(2,200,000)	—	—
Outstanding at December 31, 2021	—	$—	—

The above outstanding options were granted on January 1, 2012, to a former Corporation’s executive. The options vest 20,000 options per month with 2,200,000 being vested and exercisable at December 31, 2018. These options expired in January 2021.  During the years ended December 31, 2021 and 2020, the Corporation did not recognize any stock-based compensation expense on the stock options.

Warrants

On February 17, 2021, the Company entered into an agreement with a consultant to provide Business Development advisement and analysis services. In consideration, the consultant will be issued 1,000,000 warrant shares. 500,000 warrants were issued on February 17, 2021, and the remaining 500,000 will be issued on the six-month anniversary of initial issuance. On August 31, 2021, due to a failure by the consultant to provide the services as required by the agreement, the Company terminated the agreement, and the warrants were canceled.

Note 16. Commitments and Contingencies

Commitments

Employment Agreements

The Corporation entered into employment agreements with its Chief Executive Officer, Mr. Ralph Hofmeier, and its Chief Operating Officer, Ms. Irma Velazquez (collectively the “Employment Agreements”), effective January 1, 2012. Under the Employment Agreements, the Corporation will pay each of Mr. Hofmeier and Ms. Velazquez an annual base salary of $125,000 during the first year and $150,000 during the second year and forward. Any increase to the annual base salary after the second year is subject to approval by the Corporation’s Board of Directors. The Employment Agreements each has initial terms of ten (10) years and is automatically renewed for successive one-year terms unless either party delivers timely notice of its intention not to renew.

F-21

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

Lease

Our registered office is located at 7901 4th Street N STE #4174, St. Petersburg, Florida 33702. Our telephone number is +1 (727) 677-9408. Office services are contracted for on a month-to-month basis in this Address. In October 2020, the Company established its official registered Branch in Hamburg Germany; the office Address until March 31, 2021 was Offakamp 9f- 2.17. On April 1, 2021, the Company entered into two lease agreements for a workshop located at Industriestraße 17, 25462 Relligen and an office located at Ballindam 3 20095 Hamburg, Germany. Our Telephone number is +49 40 809081354. Rent expense in the year ending December 31, 2021 and 2020 amounted to $56,665 and $0, respectively.

Contingencies

From time to time, the Corporation may be a defendant in pending or threatened legal proceedings arising in the normal course of its business. While the outcome and impact of currently pending legal proceedings cannot be predicted with certainty, the Corporation’s management and legal counsel believe that the resolution of these proceedings through settlement or adverse judgment will not have a material adverse effect on its operating results, financial position or cash flows.

Litigation

EAWD vs Packard and Co-Defendant Nick Norwood - Case number 18-031011 CA-01 Miami-Dade County Circuit Court. The Company is requesting the proof of payment for shares issued in 2008. Based on the lack of evidence of payment, on March 12th, EAWD filed notice of the parties ‘stipulation of mediator in accordance with the Court´s exhibit to Trial Order.

CocoGrove – Case No. 09-81555 CA 21 in Miami-Dade County, Florida. The nature of the litigation was for breach of a lease agreement. This case is concluded with a judgement against the Company on July 7, 2010 for $84,393 plus 6% interest which as of December 31, 2021 interest had accrued to $59,136. There have been no efforts to seek collection of this judgement. Management intends to settle this judgement when it is in a financial position to make a payment.

Note 17. Income Taxes

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income. The Company did not have an income tax provision or benefit for the year ended December 31, 2021 and 2020. The Company has incurred losses and therefore has provided a full valuation against net deferred tax assets as December 31, 2021 and 2020.

The items accounting for the difference between U.S. and foreign income taxes at the effective statutory rate and the provision for income taxes for the year ended December 31, 2021 and 2020 were as follows:

	2021	2020
Income tax benefit at U.S. statutory rate of 21%
Net operating loss carryforward – U.S. – federal	$(562,283)	$(1,597,200)
State income tax net of Federal benefits – U.S.	(94,298)	(267,400)
Non-deductible expenses – U.S.	540,338	1,612,600
Net operating loss carryforward – foreign	(79,179)	—
Adjust NOL for change in tax rate – U.S.	—	67,000
Change in valuation allowance – U.S.	116,243	251,800
Change in valuation allowance – foreign	79,179	—

Total provision for income tax – U.S. and foreign	$—	$—

F-22

Energy and Water Development Corp. and Subsidiary Notes to Consolidated Financial Statements

The Company’s approximate net U.S. and foreign deferred tax assets as of December 31, 2021 and 2020 were as follows:

	2021	2020
Deferred tax assets
Deferred stock compensation	$—	$—
Net operating loss carry forward – U.S.	2,390,769	2,274,526
Net operating loss carry forward – foreign	79,179	—

Total deferred tax assets – U.S. and foreign	2,469,948	2,274,526
Valuation allowance – U.S. and foreign	(2,469,948)	(2,274,526)

Net deferred tax assets	$—	$—

Net operating loss carry-forwards for U.S. federal and state in the amount of approximately $9.7 million, and for foreign of $359 thousand, will expire beginning December 31, 2033.

The net change in the valuation allowance for the years ended December 31, 2021 and 2020 was an increase of $116,243 and $251,800, respectively. The valuation allowance increased as a result of losses in the current period. The net change in the foreign valuation allowance for the years ended December 31, 2021 and 2020 was an increase of $79,179 and $0, respectively. The valuation allowance increased as a result of losses in the current period.

The Company subject to U.S. federal income tax as well as income tax in multiple state and non-U.S. jurisdictions. The Company’s federal and state tax returns for the previous three years remain open for audit. With respect to material non-U.S. jurisdictions in which we operate, we have open tax years ranging from 2 to 10 years.

Note 16. Subsequent Events

On March 3, 2022, the Company’s common stock was upgraded to the OTCQB tier.

On January 26, 2022, the Company entered into a two year equity Line of credit (“ELOC”) with an investor to provide up to $5 million. The Company may “put” or “draw down” requests for the investor to purchase shares subject to certain limits. Requests are limited to the lesser of $1,000,000 or 500% of the average shares traded for the 10 days prior the Closing Request Date. The purchase price shall be 85% of the two lowest individual daily VWAP during the five (5) trading days immediately prior to the date the Request Notice is delivered (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement). As of April 12, 2022, 2,520,000 common shares were issued pursuant to this agreement, including 500,000 common shares as the agreed upon commitment fee. The initial purchase in this agreement was for $300,000.

On January 14, 2022, the Company completed a conversion of our outstanding convertible debt by exchanging $53,222 cash for retiring $50,000 in convertible debt along with $3,222 in interest for a total of 575,558 common shares.

On February 1, 2022, the Company repaid the remaining balance of convertible debt for a total of $216,348, which consists of $150,000 of principal, $10,257 of interest, and a prepayment fee of $56,091.

On February 3, 2022, the Company issued 500,000 shares of the Company’s common stock to a vendor for services.

On February 18, 2022, the Company received a deposit in the amount of $300,000 for 1,875,000 common shares to be issued pursuant to a securities purchase agreement. As of April 14, 2022, these shares have been issued.

On February 23, 2022, the Company filed the European trademark applications for Registration of the Name and logo of EAWD as well as the national trademark applications for an international trademark application designating Mexico, Brazil and Australia, a national trademark application in the US and a national trademark application in Argentina.

In February 2022, the Russian Federation and Belarus commenced military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these consolidated financial statements.

From January 1, 2022 through April 14, 2022, the Company has issued 23,302,000 common shares related to subscriptions outstanding at December 31, 2021.

F-23

Energy and Water Development Corp.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2022	2021
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$412,051	$589,668
Accounts receivable	55,112	55,169
Inventory	445,977	196,553
Prepaid expenses and other current assets	277,534	432,082
TOTAL CURRENT ASSETS	1,190,674	1,273,472

Property and equipment, net	37,392	3,834
Operating lease right-of-use asset	38,986	49,432

TOTAL ASSETS	$1,267,052	$1,326,738

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$905,144	$941,309
Accounts payable – related party	124,370	124,370
Convertible loans payable, net of discounts	39,999	176,703
Due to officers	11,684	17,485
Derivative liability	—	354,160
Current portion of operating lease liability	38,986	39,148
Common stock subscriptions liability	—	377,350
TOTAL CURRENT LIABILITIES	$1,120,183	$2,030,525

Operating lease liability, net of current portion	—	10,283
TOTAL LIABILITIES	1,120,183	2,040,808

COMMITMENTS AND CONTINGENCIES (Note 16)	—	—

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, par value $.001 per share; 500,000,000 shares authorized, 9,780,976 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	9,781	9,781
Common stock, par value $.001 per share; 1,000,000,000 shares authorized, 162,389,201 and 143,840,643 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	162,389	143,840
Common stock subscriptions, 10,324,000 and 15,855,000 shares at March 31, 2022 and December 31, 2021, respectively	722,445	792,745
Additional paid in capital	22,034,831	20,777,401
Accumulated deficit	(22,754,103)	(22,395,393)
Accumulated other comprehensive loss	(28,474)	(42,444)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	146,869	(714,070)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,267,052	$1,326,738

See accompanying notes to the condensed consolidated financial statements (unaudited).

F-24

Energy and Water Development Corp.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the Three Months Ended
	March 31,
	2022	2021

GENERAL AND ADMINISTRATIVE EXPENSES
Marketing fees	$93,247	$165,188
Professional fees	101,898	57,002
Officers’ salaries and payroll taxes	113,237	75,000
Other general and administrative expenses	122,655	8,292
Travel and entertainment	12,075	—
TOTAL GENERAL and ADMINISTRATIVE EXPENSES	443,112	305,482

LOSS FROM OPERATIONS	(443,112)	(305,482)

OTHER INCOME (EXPENSE)
Change in fair value of derivative liability	243,653	310,348
Other income (expense)	(34,805)	—
Interest expense	(124,446)	(438,918)
TOTAL OTHER INCOME (EXPENSE)	84,402	(128,570

LOSS BEFORE TAXES	(358,710)	(434,052)

TAXES	—	—

NET LOSS	$(358,710)	$(434,052)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	13,970	(2,501)
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	13,970	(2,501)

COMPREHENSIVE LOSS	(344,740)	(436,553)

Net loss per common share - Basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - Basic and diluted	149,481,067	129,783,492

See accompanying notes to the condensed consolidated financial statements (unaudited).

F-25

Energy and Water Development Corp.

Condensed Statements of Changes in Stockholders’ Deficit

(Unaudited)

	Preferred Stock		Common Stock		Common Stock Subscriptions		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Deficit

BALANCE AT DECEMBER 31, 2021	9,780,796	$9,781	143,840,643	$143,840	15,855,000	$792,745	$20,777,401	$(22,395,393)	$(42,444)	$(714,070)
Sale of Common Stock	—	—	17,453,000	17,453	(14,953,000)	(747,650)	1,030,197	—	—	300,000
Common stock issued for services	—	—	520,000	520	—	—	88,080	—	—	88,600
Common stock issued to satisfy convertible debt	—	—	540,716	541	—	—	49,459	—	—	50,000
Stock issued for interest and fees	—	—	34,842	35	—	—	3,187	—	—	3,222
Subscriptions liability reclassification to subscriptions	—	—	—	—	7,547,000	377,350	—	—	—	377,350
Derivative settled upon conversion of debt	—	—	—	—	—	—	110,507	—	—	110,507
Subscription deposits received	—	—	—	—	1,875,000	300,000	—	—	—	300,000
Costs associated with equity line of credit	—	—	—	—	—	—	(24,000)	—	—	(24,000)
Net loss	—	—	—	—	—	—	—	(358,710)	—	(358,710)
Other comprehensive loss	—	—	—	—	—	—	—	—	13,970	13,970
BALANCE AT March 31, 2022	9,780,796	$9,781	162,389,201	$162,389	10,324,000	$722,445	$22,034,831	$(22,754,103)	$(28,474)	$146,869

					Common Stock		Additional		Accumulated Other	Total
	Preferred Stock		Common Stock		Subscriptions		Paid-in	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Deficit

BALANCE AT DECEMBER 31, 2020	9,780,976	$9,781	123,316,886	$123,316	10,040,000	$1,504,000	$16,153,038	$(19,357,927)	$—	$(1,567,792)
Sale of common stock	—	—	471,433	471	200,000	20,000	139,550	—	—	160,021
Common stock issued for services	—	—	500,000	500	—	—	164,500	—	—	165,000
Common stock issued to satisfy convertible loans payable	—	—	690,606	691	—	—	65,309	—	—	66,000
Common stock issued for interest and fees on convertible loans payable	—	—	38,690	39	—	—	3,402	—	—	3,441
Derivative liability settled upon conversion of loans payable	—	—	—	—	—	—	67,350	—	—	67,350
Common stock issued on subscriptions	—	—	10,040,000	10,040	(10,040,000)	(1,504,000)	1,493,960	—	—	—
Net loss	—	—	—	—	—	—	—	(434,052)	—	(434,052)
Other comprehensive loss	—	—	—	—	—	—	—	—	(2,501)	(2,501)
BALANCE AT MARCH 31, 2021	9,780,976	$9,781	135,057,615	$135,057	200,000	$20,000	$18,087,109	$(19,791,979)	$(2,501)	$(1,542,533)

See accompanying notes to the condensed consolidated financial statements (unaudited).

F-26

Energy and Water Development Corp.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended
	March 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(358,710)	$(434,052)
Reconciliation of net loss to net cash used in operating activities
Amortization of debt discount and deferred financing costs	63,296	405,196
Depreciation expense	873	—
Change in fair value of derivative liability	(243,653)	(310,348)
Stock issued for services	88,600	165,000
Changes in operating assets and liabilities:
Inventory	(256,999)	—
Prepaid expenses and other current assets	142,910	(72,949)
Accounts payable and accrued expenses	(30,003)	(121,325)
Due to officers	(4,558)	30,167
CASH USED IN OPERATING ACTIVITIES	(598,244)	(338,311)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(34,525)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible loans payable	—	369,500
Payments of convertible loans payable	(150,000)	(95,500)
Costs associated with equity line of credit	(24,000)	—
Proceeds from sale of common stock	300,000	160,021
Proceeds from common stock subscriptions	300,000	—
CASH PROVIDED BY FINANCING ACTIVITIES	426,000	434,021

Effect of exchange rate changes on cash	29,152	(2,501)

Net change in cash	(177,617)	93,209

Cash beginning of period	589,668	12,047

Cash end of period	$412,051	$105,256

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$67,940	$28,864
Cash paid for taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for interest and fees	$3,222	$3,441
Common stock issued to convert loans payable	$50,000	$66,000
Derivative liability discount	$—	$730,280
Derivative liability settled upon conversion of debt	$110,507	$67,350
Reclassification of common stock subscription liability to common stock subscriptions	$377,350	$—
Reclassification of common stock subscriptions to common stock	$747,650	$1,504,000

See accompanying notes to the condensed consolidated financial statements (unaudited).

F-27

Energy and Water Development Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 1. Incorporation and Nature of Operations

Energy and Water Development Corp. (the “Corporation”, “Company” or “EAWD”), was incorporated under the laws of the State of Florida on December 12, 2007. In September 2019, the Company changed its name from Eurosport Active World Corp. to Energy and Water Development Corp. to better present the Company’s purpose and business sector. We are an engineering services company formed as an outsourcing green tech platform, seeking to exploit renewable energy and water technologies.

On May 7th, 2021, the Company established an official Branch to initiate operations and assist on the establishment of an official subsidiary. On November 9, 2021, the Company established an official Subsidiary of EAWD in Germany to ensure the company is positioned to service its growing business in one of the EU’s most environmentally progressive countries. The company was incorporated under the name of Energy and Water development Deutschland GmbH, in Hamburg.

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The condensed consolidated financial statements include the accounts of EAWD and its subsidiary. All intercompany transactions and balances have been eliminated in consolidation.

The condensed consolidated financial statements (unaudited) include the accounts of Energy and Water Development Corp. and have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission. These unaudited condensed financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements of Energy and Water Development Corp. for the fiscal year ended December 31, 2021, have been omitted.

 Foreign currency translation

The United States dollar (“USD”) is the Company’s reporting currency. The Company has a subsidiary located in Germany. The net sales generated, and the related expenses directly incurred from the operations, if any, are denominated in local currency, Euro (“Euro”). The functional currency of the subsidiary is generally the same as the local currency.

Assets and liabilities measured in Euros are translated into USD at the prevailing exchange rates in effect as of the financial statement date and the related gains and losses, net of applicable deferred income taxes, are reflected in accumulated other comprehensive loss in its balance sheets. Income and expense accounts are translated at the average exchange rate for the period. The Company has not, to the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations. During the three months ended March 31, 2022 the Company used a spot rate of 1.11 and an average rate of 1.12 when converting EURO to USD.

Energy and Water Development Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Use of Estimates

The preparation of condensed financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. Estimates which are particularly significant to the condensed financial statements include estimates relating to the determination of impairment of assets, assessment of going concern, the useful life of property and equipment, the determination of the fair value of stock-based compensation, and the recoverability of deferred income tax assets.

Leases

Effective January 1, 2019, the Company adopted ASC 842- Leases (“ASC 842”). The lease standard provided a number of optional practical expedients in transition. The Company elected the package of practical expedients. As such, the Company did not have to reassess whether expired or existing contracts are or contain a lease; did not have to reassess the lease classifications or reassess the initial direct costs associated with expired or existing leases. The lease standard also provides practical expedients for an entity’s ongoing accounting. The Company elected the short-term lease recognition exemption under which the Company will not recognize right-of-use (“ROU”) assets or lease liabilities, and this includes not recognizing ROU assets or lease liabilities for existing short-term leases. The Company elected the practical expedient to not separate lease and non-lease components for certain classes of assets (facilities).

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and short-term and long-term lease liabilities, as applicable.

Cash

The Company considers short-term interest-bearing investments with initial maturities of three months or less to be cash equivalents. The Company has $412,051 and $589,668 cash at March 31, 2022 and December 31, 2021, respectively.

Inventory

Inventory is stated at the lower of cost or net realizable value using the first in, first out (FIFO) method. A reserve is established if necessary to reduce excess or obsolete inventories to their net realizable value.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets include prepaid inventory, purchase deposits, miscellaneous prepaid expenses, value added tax receivable, and a security deposit.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is recognized over an asset’s estimated useful life using the straight-line method beginning on the date an asset is placed in service. The Company regularly evaluates the estimated remaining useful lives of the Company’s property and equipment to determine whether events or changes in circumstances warrant a revision to the remaining period of depreciation. Maintenance and repairs are charged to expense as incurred. Estimated useful lives of the Company’s Property and Equipment are as follows:

Useful Life (in years)
Office equipment	5
Furniture and fixtures	7
Automobile	8

Energy and Water Development Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Deferred Financing Costs

The Company has recorded deferred financing costs as a result of fees incurred by the Company in conjunction with its debt financing activities. These costs are amortized to interest expense using the straight-line method which approximates the interest rate method over the term of the related debt. As of March 31, 2022 and December 31, 2021, unamortized deferred financing costs were $0 and $6,663, respectively and are netted against the related debt.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services.

To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at a measurement date. A fair value hierarchy requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value.

Described below are the three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities,

Level 2 – Observable prices that are based on inputs not quoted on active markets, but corroborated by market data,

Level 3 – Unobservable inputs are used when little or no market data is available.

The application of the three levels of the fair value hierarchy under ASC Topic 820-10-35, our derivative liabilities as of March 31, 2022 and December 31, 2021, were $0 and $354,160, respectively and measured on Level 3 inputs.

Certain assets and liabilities are required to be recorded at fair value on a recurring basis. The Company adjusts derivative financial instruments to fair value on a recurring basis. The fair value for other assets and liabilities such as cash, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued expenses, deferred cost and deferred revenue have been determined to approximate carrying amounts due to the short maturities of these instruments. The Company believes that its indebtedness approximates fair value based on current yields for debt instruments with similar terms.

Loss Per Common Share

The Corporation accounts for earnings (loss) per share in accordance with FASB ASC Topic No. 260 - 10, “Earnings Per Share”, which establishes the requirements for presenting earnings per share (“EPS”). FASB ASC Topic No. 260 - 10 requires the presentation of “basic” and “diluted” EPS on the face of the statement of operations. Basic EPS amounts are calculated using the weighted-average number of common shares outstanding during each period. Diluted EPS assumes the exercise of all stock options, warrants and convertible securities having exercise prices less than the average market price of the common stock during the periods, using the treasury stock method. When a loss from operations exists, potential common shares are excluded from the computation of diluted EPS because their inclusion would result in an anti-dilutive effect on per share amounts.

Energy and Water Development Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As discussed more fully in Note 10, convertible note holders have the option of converting their loans into common shares subject to the terms and features offered by the specific convertible notes. Some note holders were also granted purchase options to purchase additional shares subject to the features of each purchase option. If the convertible note holders of unexercised convertible notes exercised their conversion feature and the additional purchase options, they would represent 0 and 2,708,091 in additional common shares at March 31, 2022 and 2021, respectively.  The potential shares from both the conversion feature and the rights to purchase additional shares were excluded from the computation of diluted net loss per share, as the inclusion of such shares would be anti-dilutive.

Related Party Transactions

A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. A related party is generally defined as:

(i)	any person that holds 10% or more of the Company’s securities including such person’s immediate families,
(ii)	the Company’s management,
(iii)	someone that directly or indirectly controls, is controlled by or is under common control with the Company, or
(iv)	anyone who can significantly influence the financial and operating decisions of the Company.

Note 3. Recently Issued Accounting Standards

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Corporation’s future financial statements. The following are a summary of recent accounting developments.

On January 1, 2022, the Company adopted ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). This standard eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. The adoption of ASU 2020-06 did not have a material impact on the Company’s condensed consolidated financial statements.

On January 1, 2022, the Company adopted ASU No. 2021-04, Earnings Per Share (Topic 260), Debt – Modifications and Extinguishments (Subtopic 470-50), Compensation – Stock Compensation (Topic 718), and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modification or Exchanges of Freestanding Equity-Classified Written Call Options (“ASU 2021-04”), which will clarify and reduce diversity in practice. Specifically, the new standard includes a recognition model comprising four categories of transactions and corresponding accounting treatment for each category. The category that would apply to a modification or an exchange of an equity-classified warrant would depend on the substance of the modification transaction (e.g., a financing transaction to raise equity versus one to raise debt). This recognition model is premised on the idea that the accounting for the transaction should not differ from what it would have been had the issuer of the warrants paid cash instead of modifying the warrants. The adoption of ASU 2021-04 did not have a material impact on the Company’s condensed consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses to improve information on credit losses for financial assets and net investment in leases that are not accounted for at fair value through net income. ASU 2016-13 replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses. In April 2019 and May 2019, the FASB issued ASU No. 2019-04, “Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments” and ASU No. 2019-05, “Financial Instruments-Credit Losses (Topic 326): Targeted Transition Relief” which provided additional implementation guidance on the previously issued ASU. In November 2019, the FASB issued ASU 2019-10, “Financial Instruments - Credit Loss (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842),” which defers the effective date for public filers that are considered small reporting companies (“SRC”) as defined by the Securities and Exchange Commission to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Since the Company is an SRC, implementation is not needed until January 1, 2023. The Company will continue to evaluate the effect of adopting ASU 2016-13 will have on the Company’s financial statements and disclosures.

Energy and Water Development Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 4. Going Concern

During the year ended December 31, 2021, pursuant to an equipment sale agreement, the Company recognized revenue of $550,000 for the sale of equipment, along with $350,000 for the cost of construction, earning $200,000 gross profit. The Company has incurred operating losses since it began operations (December 2012) totaling $22,754,103 at March 31, 2022. During the three months ended March 31, 2022, the Corporation incurred net losses of $358,710. The Company had working capital of $70,491 at March 31, 2022.

The Company’s ability to transition to profitable operations is dependent upon achieving a level of revenues adequate to support its cost structure. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business and availability to sufficient resources.

Management expects sales operations to continue to expand. If necessary, the Company will need to raise additional funds during 2022. Management of the Company intends to raise additional funds through the issuance of equity securities or debt, credit lines or advances from suppliers. The ability of the Company to continue as a going concern depends upon its ability to generate sales or obtain additional funding to finance operating losses until the Corporation is profitable.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 5. Accounts Receivable

At March 31, 2022 and December 31, 2021, accounts receivable was $55,112 and $55,169, respectively, and determined to be fully collectible.

Note 6. Inventory

The components of inventory at March 31, 2022 and December 31, 2021, consisted of the following:

	March 31,	December 31,
	2022	2021
	(Unaudited)
Work in progress	$445,977	$196,553
Inventory, net	$445,977	$196,553

Energy and Water Development Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 7. Prepaid Expenses and Other Current Assets

The components of prepaid expenses and other current assets at March 31, 2022 and December 31, 2021, consisted of the following:

	March 31, 2022	December 31, 2021
	(Unaudited)
Prepayment on inventory not received	$33,000	$225,979
Prepaid expenses	143,158	113,600
Value added tax receivable	94,162	83,602
Security deposit	7,214	7,394
Purchase deposits	—	1,507
Prepaid expenses and other current assets	$277,534	$432,082

Note 8. Property and Equipment, net

The components of property and equipment at March 31, 2022 and December 31, 2021 consisted of the following:

	March 31,	December 31,
	2022	2021
	(Unaudited)
Office equipment	$4,015	$1,526
Furniture and fixtures	2,550	2,607
Automobile	32,000	—
Property and equipment, gross	38,565	4,133
Less: Accumulated depreciation	(1,173)	(299)
Property and equipment, net	$37,392	$3,834

Depreciation expense for the three months ended March 31, 2022 and 2021 was $873 and $0, respectively, and is included in other general and administrative expenses on the condensed consolidated statements of operations and comprehensive loss.

Note 9. Accounts Payable and Accrued Expenses and Accounts payable – Related Party

Significant components of accounts payable and accrued expenses at March 31 ,2022 and December 31, 2021 are as follows:

	March 31, 2022	December 31, 2021
	(Unaudited)

Accounts payable	$218,714	$251,404
Accounts payable – related party	124,370	124,370
Accrued expenses	265,506	385,776
Accrued legal costs	349,726	253,901
Accrued salary	71,198	50,228
Accounts payable and accrued expenses and accounts payable – related party	$1,029,514	$1,065,679

As of March 31, 2022 and December 31, 2021, the Company owed Virhtech Gmbh, a related party of the Company, $124,370, for services performed for the Company and is classified as accounts payable – related party on the condensed consolidated balance sheets.

Energy and Water Development Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 10. Convertible Loans Payable

As of March 31, 2022 and December 31, 2021, the balance of convertible loans payable net of discount was $39,999 and $176,703, respectively.

During the year ended December 31, 2021, the Company issued two convertible loans in the aggregate amount of $404,000. The notes bear interest at 8% per annum and all mature within one year. On October 21, 2021, the Maturity Date of the $304,000 loan was extended from March 25, 2022 to April 21, 2022. The embedded beneficial conversion features in the notes meet the definition of a derivative and requires bifurcation and liability classification, at fair value. The fair value of the derivative liability as of the date of issuance was $746,672 and was recorded as a discount of the notes.

Amount
Balance of convertible loan payables, net of discounts on December 31, 2020	$149,241
Issuances of debt	404,000
Settlement of debt	(95,500)
Amortization of debt discount	402,125
Debt discount	(406,500)
Deferred financing costs	(6,663)
Conversions	(270,000)
Balance of convertible loan payables, net of discounts on December 31, 2021	$176,703
Amortization of debt discount	63,296
Settlement of debt	(150,000)
Conversions	(50,000)
Balance of convertible loan payables, net of discounts on March 31, 2022 (Unaudited)	$39,999

Derivative Liability

The Company issued debts that consist of the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable could exceed the Company’s authorized share limit, the equity environment is tainted, and all additional convertible debentures and warrants are included in the value of the derivative liabilities. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion options and warrants and shares to be issued were recorded as derivative liabilities on the issuance date and revalued at each reporting period.

Based on the various convertible notes described above, the fair value of applicable derivative liabilities on notes and change in fair value of derivative liability are as follows as of March 31, 2022 and December 31, 2021:

Total
Balance of derivative liability as of December 31, 2020	$310,641
Change due to issuances	746,672
Change due to exercise / redemptions	(1,972,419)
Change in fair value	1,269,266
Balance of derivative liability as of December 31, 2021	$354,160
Change due to issuances	—
Change due to exercise / redemptions	(110,507)
Change in fair value	(243,653)
Balance of derivative liability as of March 31, 2022 (Unaudited)	$—

Energy and Water Development Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

A summary of quantitative information with respect to valuation methodology and significant unobservable inputs used for the Company’s derivative liabilities that are categorized within Level 3 of the fair value hierarchy for the periods ended March 31, 2022 and December 31, 2021 is as follows:

	March 31, 2022	December 31, 2021
(Unaudited)
Stock price	$0.19 - 0.20	$0.16 – 0.45
Exercise price	$0.09 0.11	$0.03 – 0.20
Contractual term (in years)	0.64 – 0.68	0.27 – 1
Volatility (annual)	1,313% – 1,368%	149% – 2,095%
Risk-free rate	0.51% – 0.78%	0.04% – 0.39%

The foregoing assumptions are reviewed quarterly and are subject to change based primarily on management’s assessment of the probability of the events described occurring. Accordingly, changes to these assessments could materially affect the valuations.

Financial Liabilities Measured at Fair Value on a Recurring Basis

Financial liabilities measured at fair value on a recurring basis are summarized below and disclosed on the balance sheet under Derivative liability – warrants and derivative liabilities:

Fair Value measured at March 31, 2022 (Unaudited)
	Quoted prices in	Significant other	Significant	Fair value at
	active markets	observable inputs	unobservable inputs	March 31,
	(Level 1)	(Level 2)	(Level 3)	2022
Derivative liability	$—	$—	$—	$—
Total	$—	$—	$—	$—

	Fair value measured at December 31, 2021
	Quoted prices in	Significant other	Significant	Fair value at
	active markets	observable inputs	unobservable inputs	December 31
	(Level 1)	(Level 2)	(Level 3)	2021
Derivative liability	$—	$—	$354,160	$354,160
Total	$—	$—	$354,160	$354,160

There were no transfers between Level 1, 2 or 3 during the three months ended March 31, 2022 and 2021.

During the three months ended March 31, 2022 and 2021, the Company recorded gains of $243,653 and $310,348, respectively, from the change in fair value of derivative liability.

Energy and Water Development Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 12. Leases

The Company’s leases do not provide an implicit rate that can be readily determined. Therefore, the Company uses discount rates based on the incremental borrowing rate of its current external debt of 8%.

The Company’s weighted-average remaining lease term relating to its operating leases is 1.00 years, with a weighted-average discount rate of the 8.00%.

The Company incurred lease expense for its operating leases of $10,173 and $2,034, respectively , which was included in general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss for the three months ended March 31, 2022 and 2021. During the three months ended March 31, 2022 and 2021, the Company made cash lease payments of $10,173 and $2,034, respectively. At March 31, 2022 and December 31, 2021, the operating lease right-of-use asset was $38,986 and $49,432, respectively, the current portion of operating lease liability was $38,986 and $39,148, respectively, and the operating lease liability, net of current portion was $0 and $10,283, respectively.

The following table presents information about the future maturity of the lease liability under the Company’s operating leases as of March 31, 2022.

Maturity of Lease Liability	Amount
2022 (remainder of the year)	$30,519
2023	10,177
Total undiscounted lease payments	40,696
Less: Imputed interest	(1,710)
Present value of lease liabilities	$38,986
Remaining lease term (in years)	1.00

Note 13. Related Party Transactions

Due to officers

Amounts due to officers as of March 31, 2022 and December 31, 2021 are comprised of the following:

	March 31, 2022	December 31, 2021
	(Unaudited)
Ralph Hofmeier:
Accrued salaries	$11,684	$17,485
Total due to Ralph Hofmeier	11,684	17,485
Total due to officers	$11,684	$17,485

Unsecured advances due to officers represent unreimbursed Corporation expenses paid by the officers on behalf of the Corporation. These advances are non-interest bearing and are due on demand.

Officer Compensation

Accrued salaries represent amounts accrued in accordance with the employment agreements for Mr. Hofmeier, the Company’s President, Chief Executive Officer and Chairman of the Board, and Ms. Velazquez, the Company’s Chief Operating Officer and Vice-Chairman. Mr. Hofmeier and Ms. Velazquez are also significant stockholders.

Energy and Water Development Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Customer deposit

EAWC-TV functions as a distributor of EAWD product. In 2019, EAWC-TV, having secured EAWD’s first customer, has placed a $550,000 order for a solar powered atmospheric water generator (“AWG”) for one of its customers. EAWC-TV and the Company on December 13, 2019 agreed to accept a $303,742 reduction in the balance owed by EAWD to EAWC-TV as a deposit with EAWD related to this order. The deposit was satisfied through delivery of the equipment. The equipment was built in Germany.

In 2020, manufacture of the unit was delayed due to Covid-19 related issues. The Company and EAWC-TV agreed as it had done in 2019, to clear the outstanding balances in the D/T/F EAWC-TV and the outstanding balance it carried in its accounts payable account for administrative services, which it did on December 26, 2020 which resulted in an additional down payment of $193,497. EAWC-TV has an unpaid balance on the equipment of $55,112 and 55,169 as of March 31, 2022 and December 31, 2021, respectively, which represents the balance of the Company’s outstanding accounts receivable as of March 31, 2022 and December 31, 2021.

Virhtech Gmbh

As of March 31, 2022 and December 31, 2021, the Company owed Virhtech Gmbh, a related party of the Company, $124,370 for services performed for the Company and is classified as accounts payable – related party on the condensed consolidated balance sheets.

Investor deposit and officer compensation

As of December 31, 2021, the Company recorded $792,745, or 15,855,000 common shares to be issued, as common stock subscriptions within stockholders’ deficit and $377,350, or 7,547,000 common shares to be issued, as a common stock subscription liability for stock issuance transactions in process. The $1,170,095 is part of pending stock sales for 23,402,000 shares that has been funded and is waiting issuance to complete the sale at December 31, 2021. The common stock subscription liability consists of cash received for future share issuances in which a sales and purchase agreement was not signed and returned from the investor.

For the three months ended March 31, 2022, the Company recorded $722,445 in common stock subscriptions for stock issuance transactions in process. The $722,445 was part of pending stock sales for 10,324,000 shares that has been funded and was waiting issuance to complete the sale. Shares were issued within the period of April 2022.

Note 14. Stockholders’ Equity (Deficit)

Preferred Stock

Authorized: 500,000,000 shares of voting preferred stock with a par value of $0.001.

Common Stock

Authorized: 1,000,000,000 shares of voting common stock with a par value of $0.001.

During the three months ended March 31, 2022 the Company engaged in the following equity events:

•

On January 26, 2022 the Company entered into a two year equity Line of credit (“ELOC”) with an investor to provide up to $5 million. As of March 31, 2022, 2,500,000 common shares were issued pursuant to this agreement, including 500,000 common shares as the agreed upon commitment fee. The initial purchase in this agreement was for $300,000. See Note 16 for more information.

•

On January 14, 2022, the Company completed a conversion of our outstanding convertible debt by exchanging $53,222 cash for retiring $50,000 in convertible debt along with $3,222 in interest for a total of 575,558 common shares.

•	On February 2, 2022, the Company issued 20,000 shares of the Company’s common stock to a vendor for services valued at $3,600.
•	On February 3, 2022, the Company issued 500,000 shares of the Company’s common stock to a vendor for services valued at $85,000.
•

On February 18, 2022, the Company received a deposit in the amount of $300,000 for 1,875,000 common shares to be issued pursuant to a securities purchase agreement. As of April 14, 2022, these shares have been issued.

•	From January 1, 2022 through March 31, 2022, the Company has issued 14,953,000 common shares related to subscriptions outstanding at December 31, 2021.

Energy and Water Development Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Note 15. Stock Option Plan and Warrants

Stock Options

On January 2, 2012, the Corporation’s Board of Directors approved the creation of the 2012 Non-Qualified Stock Option Plan (the “2012 Plan”). The 2012 Plan provides for the issuance of incentive stock options to designated employees, certain key advisors and non-employee members of the Board of Directors with the opportunity to receive grant awards to acquire, in the aggregate, up to 5,000,000 shares of the Corporation’s common stock.

A summary of information regarding the Corporation’s common stock options outstanding is as follows:

Weighted
Average
		Weighted	Remaining
	Number of	Average	Contractual
	Shares	Exercise Price	Term (Years)
Outstanding at December 31, 2020	2,200,000	$0.10	1.0
Issued	—	—	—
Exercised	(2,200,000)	—	—
Outstanding at December 31, 2021	—	—	—
Issued	—	—	—
Expired	—	—	—
Outstanding at March 31, 2022	—	$—	—

The above outstanding options were granted on January 1, 2012, to a former Corporation’s executive. The options vest 20,000 options per month with 2,200,000 being vested and exercisable at December 31, 2018. These options expired in January 2021. During the three months ended March 31, 2022 and 2021, the Corporation did not recognize any stock-based compensation expense.

Warrants

On February 17, 2021, the Company entered into an agreement with a consultant to provide Business Development advisement and analysis services. In consideration, the consultant will be issued 1,000,000 warrant shares. 500,000 warrants were issued on February 17, 2021, and the remaining 500,000 will be issued on the six-month anniversary of initial issuance. On August 31, 2021, due to a failure by the consultant to provide the services as required by the agreement, the Company terminated the agreement, and the warrants were canceled.

Note 16. Commitments and Contingencies

Commitments

Equity Line of Credit

The Company entered into a two-year Equity Line of Credit pursuant to an Equity Purchase Agreement with Tysadco Partners, LLC, dated January 26, 2022. Pursuant to the agreement, Tysadco Partners agreed to invest up to $5,000,000 to purchase the Company’s Common Stock, par value $0.001 per share, and upon execution of the ELOC the Company issued an additional 500,000 shares of common stock to Tysadco Partners as commitment shares in accordance with the closing conditions within the ELOC. Requests are limited to the lesser of $1,000,000 or 500% of the average shares traded for the 10 days prior the Closing Request Date. The purchase price shall be 85% of the two lowest individual daily VWAP during the five (5) trading days immediately prior to the date the Request Notice is delivered (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement). In addition, the Company and Tysadco Partners entered into a Registration Rights Agreement, whereby the Company shall register the securities on a registration statement covering the Offering Amount with the SEC within forty-five days of filing its 10-K for the year ended December 31, 2021. If the Company fails to timely register the Securities, then for each thirty-day period thereafter, the Commitment Fee will increase by $10,000 payable in restricted common stock at $0.20 and capped at $20,000.

Energy and Water Development Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

 Employment Agreements

The Corporation entered into employment agreements with its Chief Executive Officer, Mr. Ralph Hofmeier, and its Chief Operating Officer, Ms. Irma Velazquez (collectively the “Employment Agreements”), effective January 1, 2012. Under the Employment Agreements, the Corporation will pay each of Mr. Hofmeier and Ms. Velazquez an annual base salary of $125,000 during the first year and $150,000 during the second year and forward. Any increase to the annual base salary after the second year is subject to approval by the Corporation’s Board of Directors. The Employment Agreements each has initial terms of ten (10) years and is automatically renewed for successive one-year terms unless either party delivers timely notice of its intention not to renew.

Lease

Our registered office is located at 7901 4th Street N STE #4174, St. Petersburg, Florida 33702. Our telephone number is +1 (727) 677-9408. Office services are contracted for on a month-to-month basis in this Address. In October 2020, the Company established its official registered Branch in Hamburg Germany; the office Address until March 31, 2021 was Offakamp 9f- 2.17. On April 1, 2021, the Company entered into two lease agreements for a workshop located at Industriestraße 17, 25462 Relligen and an office located at Ballindam 3 20095 Hamburg, Germany. Our Telephone number is +49 40 809081354. Rent expense in the three months ending March 31, 2022 and 2021 amounted to $19,521 and $2,034, respectively.

Contingencies

From time to time, the Corporation may be a defendant in pending or threatened legal proceedings arising in the normal course of its business. While the outcome and impact of currently pending legal proceedings cannot be predicted with certainty, the Corporation’s management and legal counsel believe that the resolution of these proceedings through settlement or adverse judgment will not have a material adverse effect on its operating results, financial position or cash flows.

Litigation

EAWD vs Packard and Co-Defendant Nick Norwood - Case number 18-031011 CA-01 Miami-Dade County Circuit Court. The Company is requesting the proof of payment for shares issued in 2008.

CocoGrove – Case No. 09-81555 CA 21 in Miami-Dade County, Florida. The nature of the litigation was for breach of a lease agreement. This case is concluded with a judgement against the Company on July 7, 2010 for $84,393 plus 6% interest which as of March 31, 2021 interest had accrued to $60,402. There have been no efforts to seek collection of this judgement. Management intends to settle this judgement when it is in a financial position to make a payment.

Note 10. Subsequent Events

From April 1, 2022 through April 26, 2022, the Company has issued 10,324,000 common shares related to subscriptions outstanding at March 31, 2022.

On April 18, 2022, 78,947 shares of the company’s common stock were issued pursuant to a securities purchase agreement in exchange for $15,000.

On April 25, 2022, the Company entered into a Services Supplier Agreement with a vendor to provide 227,273 shares of the Company’s common stock valued at $100,000 for consulting services. As of April 27, 2022, these common shares have been issued to the vendor.

ENERGY AND WATER DEVELOPMENT CORP.

55,000,000 SHARES OF COMMON STOCK

_____________________

PROSPECTUS

_____________________

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of this Prospectus is May ___, 2022

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee	$7,000.00
Transfer Agent Fees*	$800.00
Accounting fees and expenses*	$10,000.00
Legal fees and expenses*	$10,000.00
Blue Sky fees and expenses*	$—
Total*	$27,800.00

———————

* Estimated

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Florida corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

II-1

Item 15. Recent Sales of Unregistered Securities.

The following information sets forth certain information with respect to all securities that we have sold during the last three years. We did not pay any commissions in connection with any of these sales.

Holder	Denomination	Effective	Posted
JOSEPH DEDEK	2.500	04/16/2019	04/16/2019
TIMOTHY MEISNER	2,278,250	04/16/2019	04/16/2019
JOHN J. VANDEBERGHE	200.000	04/16/2019	04/16/2019
EUGENE HUNT	1,776,000	05/31/2019	05/31/2019
DAVID CZAP	10.600	06/18/2019	06/18/2019
FRANK PETRUSNEK	2.500	06/18/2019	06/18/2019
JOSEPH DEDEK	5.000	06/18/2019	06/18/2019
MARK R. GEORGE	2.500	06/18/2019	06/18/2019
PERRY SANOY	590.000	06/18/2019	06/18/2019
CARMEN LAURA PORTILLA Y PIRIS	11.200	06/25/2019	06/25/2019
ROBERT P. THOMAS	10.000	08/13/2019	08/13/2019
SUSANTI K. CHOWDHURY	150.000	08/13/2019	08/13/2019
RICK FUERSTENAU	50.000	08/13/2019	08/13/2019
RICK FUERSTENAU	20.000	08/13/2019	08/13/2019
THOMAS VANDEGRIFT	20.000	08/13/2019	08/13/2019
SANDSTONE GROUP CORP.	78.750	08/14/2019	08/14/2019
NEWBRIDGE SECURITIES CORPORATION	33.460	08/14/2019	08/14/2019
ROBERT SANTOS NESPEREIRA	24.500	08/14/2019	08/14/2019
BRUCE JORDAN	3.290	08/14/2019	08/14/2019
HIR HOLDINGS LLC	280.000	11/13/2019	11/14/2019
RALPH M HOFMEIER	1,022,095	01/10/2020	01/10/2020
IRMA VELAZQUEZ	1,022,095	01/10/2020	01/10/2020
GS CAPITAL PARTNERS, LLC	117.666	02/11/2020	02/10/2020
GS CAPITAL PARTNERS, LLC	272.462	02/27/2020	02/27/2020
GS CAPITAL PARTNERS, LLC	348.183	03/25/2020	03/25/2020
GS CAPITAL PARTNERS, LLC	446.148	04/16/2020	04/16/2020
GS CAPITAL PARTNERS, LLC	526.980	05/05/2020	05/05/2020
NATHANIEL A. MEYER	550.000	05/14/2020	05/14/2020
EUGENE HUNT	1,960,000	05/14/2020	05/14/2020
GS CAPITAL PARTNERS, LLC	892.238	05/20/2020	05/20/2020
RODNEY LORENZ	280.000	06/17/2020	06/17/2020
DAVID ARNFELT	50.000	06/22/2020	06/22/2020
CICERO TRANSACT GROUP, INC.	1,111,111	06/23/2020	06/23/2020
CICERO TRANSACT GROUP, INC.	250.000	06/23/2020	06/23/2020
CICERO TRANSACT GROUP, INC.	2,250,000	06/23/2020	06/23/2020
LANCE MEYER &	50.000	06/30/2020	06/30/2020
MICHAEL RIEKEN &	50.000	07/07/2020	07/07/2020
STEVE HAYES	50.000	07/15/2020	07/15/2020
STEVEN THOMA	50.000	07/20/2020	07/20/2020

II-2

Holder	Denomination	Effective	Posted
JASON FOLIE	995.000	07/23/2020	07/23/2020
JASON FOLIE	40.000	07/23/2020	07/23/2020
JASON FOLIE	700.000	07/23/2020	07/23/2020
JASON FOLIE	300.000	07/23/2020	07/23/2020
DAN ZIEGLER	100.000	07/23/2020	07/23/2020
DOUGLAS JURGENS	60.000	07/23/2020	07/23/2020
EUGENE HUNT	30.000	07/23/2020	07/23/2020
TIMOTHY MEISNER	200.000	07/23/2020	07/23/2020
POWER UP LENDING GROUP LTD	357.143	07/27/2020	07/27/2020
POWER UP LENDING GROUP LTD	194.805	07/29/2020	07/29/2020
POWER UP LENDING GROUP LTD	275.776	07/30/2020	07/30/2020
POWER UP LENDING GROUP LTD	141.376	09/02/2020	09/02/2020
POWER UP LENDING GROUP LTD	141.911	09/04/2020	09/04/2020
POWER UP LENDING GROUP LTD	171.429	09/11/2020	09/11/2020
POWER UP LENDING GROUP LTD	245.714	09/15/2020	09/15/2020
JASON FOLIE	335.000	10/08/2020	10/08/2020
CRP INVESTMENTS LLC	1,250,000	10/08/2020	10/09/2020
POWER UP LENDING GROUP LTD	194.805	10/15/2020	10/15/2020
NATHANIEL A. MEYER	200.000	10/19/2020	10/19/2020
POWER UP LENDING GROUP LTD	262.123	10/22/2020	10/22/2020
POWER UP LENDING GROUP LTD	225.564	10/28/2020	10/28/2020
TIMOTHY MEISNER	190.000	11/02/2020	11/02/2020
POWER UP LENDING GROUP LTD	193.651	11/13/2020	11/13/2020
POWER UP LENDING GROUP LTD	451.128	12/17/2020	12/17/2020
DAVE ARNFELT	100.000	12/17/2020	12/17/2020
DAN ZIEGLER	50.000	12/17/2020	12/17/2020
TIMOTHY MEISNER	110.000	12/17/2020	12/17/2020
TYLER PERRY	500.000	12/17/2020	12/17/2020
JACKI ANDERSON	40.000	12/17/2020	12/17/2020
PHIL KOPESKY	200.000	12/18/2020	12/18/2020
ADAM KOPESKY	200.000	12/18/2020	12/18/2020
NATHANIEL A. MEYER	100.000	12/21/2020	12/21/2020
IRMA VELAZQUEZ DIAZ	10,000,000	12/30/2020	12/30/2020
POWER UP LENDING GROUP LTD	255.772	01/04/2021	01/04/2021
DOUGLAS JURGENS	40.000	01/20/2021	01/20/2021
POWER UP LENDING GROUP LTD	473.524	02/02/2021	02/02/2021
RALPH M HOFMEIER	10,000,000	02/09/2021	02/09/2021
CAESAR CAPITAL GROUP LLC	123.811	02/19/2021	02/19/2021
JOHN A. BRDA TRUST	123.811	02/19/2021	02/19/2021

II-3

Holder	Denomination	Effective	Posted
JOSEPH W & PATRICIA G	123.811	02/19/2021	02/19/2021
JASON FOLIE	50.000	02/19/2021	02/19/2021
DAN ZIEGLER	50.000	02/22/2021	02/22/2021
FON CONSULTING, LLC	500.000	03/22/2021	03/22/2021
ASHLEY CHRISTINA EVERETT	100.000	04/28/2021	04/28/2021
INTEGROUS CAPITAL PARTNERS, LLC	250.000	04/30/2021	04/30/2021
BEN HOLTHUS	50.000	04/30/2021	04/30/2021
NICK KLASEUS &	40.000	05/26/2021	05/26/2021
ROBERT W FROEMMING &	100.000	05/27/2021	05/27/2021
MARK BALLMAN &	100.000	05/27/2021	05/27/2021
DOUGLAS JURGENS	50.000	05/27/2021	05/27/2021
TYLER PERRY	400.000	05/27/2021	05/27/2021
FARIBO WEST MALL LLC	100.000	05/27/2021	05/27/2021
DAN ZIEGLER	100.000	05/27/2021	05/27/2021
KATHLEEN FROEMMING	100.000	05/27/2021	05/27/2021
TIMOTHY BRUCE DAGGETT	60.000	05/27/2021	05/27/2021
JACKI ANDERSON	5.000	05/28/2021	05/28/2021
MICHAEL RIEKEN &	30.000	05/28/2021	05/28/2021
REID OLSON &	133.333	06/08/2021	06/08/2021
DANE SCHENDEL	200.000	06/09/2021	06/09/2021
MORGAN GOETTL	5.000	06/09/2021	06/09/2021
BENJAMIN ROBERT BURNS	100.000	06/09/2021	06/09/2021
JEFF REITER &	5.000	06/09/2021	06/09/2021
STEVEN J MARCOTTE	6.666	06/10/2021	06/10/2021
TIM BURNS	66.666	06/14/2021	06/14/2021
NICOLE FRECHETTE	13.333	06/14/2021	06/14/2021
ALAN CORDS	23.333	06/14/2021	06/14/2021
TIM BURNS	50.000	06/14/2021	06/14/2021
ROBERT JOHN WINGERT	13.333	06/14/2021	06/14/2021
THOMAS J KRAUS	66.666	06/14/2021	06/14/2021
JAMIE SCHUMANN	13.333	06/14/2021	06/14/2021
DANE SCHENDEL	50.000	06/15/2021	06/15/2021
BENJAMIN ROBERT BURNS	200.000	06/15/2021	06/15/2021
DYLAN SMICK	6.666	06/15/2021	06/15/2021
DILLION FRECHETTE	13.333	06/15/2021	06/15/2021
MITCHELL ZOZA	40.000	06/21/2021	06/21/2021
INTEGROUS CAPITAL PARTNERS, LLC	-250.000	07/08/2021	07/08/2021
STEVE HAYES	100.000	07/09/2021	07/09/2021
TERESA STOSKOPF	50.000	07/09/2021	07/09/2021

II-4

Holder	Denomination	Effective	Posted
ALLAN ABBE &	13.333	07/12/2021	07/12/2021
DAMIAN BURE &	20.000	07/12/2021	07/12/2021
RICK FRECHETTE &	33.333	07/12/2021	07/12/2021
DAN ZIEGLER	24.000	07/12/2021	07/12/2021
JOSEPH MICHAEL BURNS	6.666	07/12/2021	07/12/2021
CRAIG OGDEN	13.333	07/12/2021	07/12/2021
TIM BURNS	66.666	07/12/2021	07/12/2021
BENJAMIN ROBERT BURNS	300.000	07/12/2021	07/12/2021
DANE SCHENDEL	66.666	07/12/2021	07/12/2021
KATERI WIENER	6.666	07/13/2021	07/13/2021
JEREMIAH SACK	6.666	07/13/2021	07/13/2021
ALAN CORDS	10.000	07/13/2021	07/13/2021
LACEY CORDS	10.000	07/13/2021	07/13/2021
CARSON QUAST	4.666	07/13/2021	07/13/2021
JEREMY W SODER	20.000	07/13/2021	07/13/2021
ZOIE BURTON	2.000	07/13/2021	07/13/2021
DESMOND KOSMOSKI	10.000	07/13/2021	07/13/2021
MARK B RICHARDSON	33.333	07/13/2021	07/13/2021
RICHARD JOSEPH KAHNKE	16.666	07/09/2021	07/15/2021
RICK FRECHETTE &	133.333	07/09/2021	07/15/2021
KYLE FRECHETTE	13.333	07/09/2021	07/15/2021
RANDY RAYMOND OLINGER	100.000	07/09/2021	07/15/2021
THOMAS F WINGERT	66.666	07/09/2021	07/15/2021
MCKENZIE ZUNIGA	10.000	07/14/2021	07/15/2021
LANCE MEYER &	30.000	07/14/2021	07/15/2021
COREY SACK	6.666	07/15/2021	07/15/2021
JOAN MARIE BURNS	93.332	07/15/2021	07/15/2021
JOSEPH MURILLA	33.333	07/16/2021	07/16/2021
JOSEPH MURILLA	33.333	07/16/2021	07/16/2021
CALEY ANN CLOBES	20.000	08/02/2021	08/02/2021
MADISON CLARK	5.000	08/02/2021	08/02/2021
HEIDI CLOBES	10.000	08/02/2021	08/02/2021
MATTHEW ALAN REICHEL	33.333	08/13/2021	08/13/2021
ANDREW BLAKE WEIMERT	13.333	08/16/2021	08/16/2021
GERALD DEAN KRENZKE	253.333	08/16/2021	08/16/2021
ANNA REGINA BURNS	6.666	08/16/2021	08/16/2021
COREY SACK	6.666	08/16/2021	08/16/2021
BENJAMIN ROBERT BURNS	150.000	08/16/2021	08/16/2021
JENNA RYAN	10.000	08/16/2021	08/16/2021

II-5

Holder	Denomination	Effective	Posted
CAROL BARTELT	50.000	08/16/2021	08/16/2021
KENTON GENS	20.000	08/16/2021	08/16/2021
CHARLES TAYLOR	53.333	08/18/2021	08/18/2021
DYLAN THOMPSON	2.333	08/19/2021	08/19/2021
DAKOTA WILLIAM THIELE	16.666	08/19/2021	08/19/2021
MICHELLE JEAN THIELE	50.000	08/19/2021	08/19/2021
MARK B RICHARDSON	20.000	08/19/2021	08/19/2021
DENNIS THOMPSON	2.333	08/19/2021	08/19/2021
ALAN CORDS	20.000	08/19/2021	08/19/2021
DOUGLAS JURGENS	20.000	08/19/2021	08/19/2021
CARSON QUAST	3.600	08/20/2021	08/20/2021
SELENA M ELY	26.666	08/23/2021	08/23/2021
MARK B RICHARDSON	16.666	09/02/2021	09/10/2021
LACEY CORDS	3.333	09/02/2021	09/10/2021
DENNIS MULCAHEY	13.333	09/02/2021	09/10/2021
KEVIN THIELE	33.333	09/02/2021	09/10/2021
CHARLES QUAST	13.333	09/02/2021	09/10/2021
BRENT JOSEPH DAUK	33.333	09/02/2021	09/10/2021
TED JEWISON	13.333	09/02/2021	09/10/2021
DILLION FRECHETTE	20.000	09/13/2021	09/13/2021
CARTER QUAST	5.000	09/13/2021	09/13/2021
MATTHEW MORE	33.333	10/13/2021	10/13/2021
BLACK ICE ADVISORS, LLC	3,619,047	11/05/2021	11/05/2021
GS CAPITAL PARTNERS, LLC	289.338	11/11/2021	11/11/2021
GS CAPITAL PARTNERS, LLC	320.732	12/13/2021	12/13/2021
GS CAPITAL PARTNERS, LLC	575.558	01/18/2022	01/18/2022
TYSADCO PARTNERS LLC	500.000	02/02/2022	02/02/2022
TYSADCO PARTNERS LLC	2,000,000	02/02/2022	02/02/2022
TYSADCO PARTNERS LLC	20.000	02/03/2022	02/03/2022
FON CONSULTING, LLC	500.000	02/03/2022	02/03/2022
RICK FRENCHETTE &	40.000	03/03/2022	03/03/2022
RICK FRENCHETTE &	200.000	03/03/2022	03/03/2022
TIMOTHY MEISNER	100.000	03/03/2022	03/03/2022
TIMOTHY MEISNER	560.000	03/03/2022	03/03/2022
MIKE ELY &	20.000	03/03/2022	03/03/2022
PATRICK ELY	20.000	03/03/2022	03/03/2022
BENJAMIN ROBERT BURNS	600.000	03/09/2022	03/09/2022
RICK FRENCHETTE &	200.000	03/09/2022	03/09/2022
DOUGLAS JURGENS	100.000	03/09/2022	03/09/2022

II-6

Holder	Denomination	Effective	Posted
DOUGLAS JURGENS	100.000	03/09/2022	03/09/2022
BRIAN QUIRAM	2,000,000	03/09/2022	03/09/2022
DANE SCHENDEL	1,600,000	03/09/2022	03/09/2022
TYLER PERRY	800.000	03/09/2022	03/09/2022
PIERRE SANOY	500.000	03/09/2022	03/09/2022
REID OLSON	600.000	03/09/2022	03/09/2022
NATHANIEL A. MEYER	500.000	03/09/2022	03/09/2022
NATHANIEL A. MEYER	500.000	03/09/2022	03/09/2022
NATHANIEL A. MEYER	500.000	03/09/2022	03/09/2022
WAYNE A BIEBER	200.000	03/10/2022	03/10/2022
MICHAEL TODD MORET	600.000	03/10/2022	03/10/2022
DANA SCHNEPF	2,500,000	03/10/2022	03/10/2022
KENTON GENS	60.000	03/17/2022	03/17/2022
JOSEPH MURILLA	100.000	03/17/2022	03/17/2022
TERRY TODD GENS	100.000	03/17/2022	03/17/2022
DENNIS MULCAHEY	14.000	03/17/2022	03/17/2022
MONTE LARSON	20.000	03/17/2022	03/17/2022
JORDAN RICHARDSON	50.000	03/17/2022	03/17/2022
MEGAN M. ELY	20.000	03/17/2022	03/17/2022
SEAN KLUGHERZ	20.000	03/17/2022	03/17/2022
TYLER DANIEL COWDIN	20.000	03/17/2022	03/17/2022
BRANNON JOSEPH KANTEN	60.000	03/17/2022	03/17/2022
JEREMY BAYNES	200.000	03/17/2022	03/17/2022
DONALD QUIRAM	125.000	03/17/2022	03/17/2022
JAY L. BARGMAN	120.000	03/17/2022	03/17/2022
MICHAEL J. SOUTHWICK	70.000	03/23/2022	03/23/2022
JEREMY DE CORY	26.000	03/23/2022	03/23/2022
MARISSA AUTUMN SOUTHWICK	28.000	03/23/2022	03/23/2022
MIRANDA ELIZABETH SOUTHWICK	20.000	03/23/2022	03/23/2022
DENIS MAINS	60.000	03/23/2022	03/23/2022
JOSEPH WILLIAM DEGEN	100.000	03/23/2022	03/23/2022
DWAYNE NYMAN	500.000	03/25/2022	03/25/2022
CHAD ALLEN CARTENS	400.000	03/25/2022	03/25/2022
DAN ZIEGLER	200.000	03/25/2022	03/25/2022
BRIAN DOUGLAS ZIEGLER	200.000	03/28/2022	03/28/2022
DAN ZIEGLER	200.000	03/28/2022	03/28/2022
CHELSEA KAY JENNE	7.000	04/05/2022	04/05/2022
ALAN CORDS	60.000	04/05/2022	04/05/2022
ALEXA CORDS	20.000	04/05/2022	04/05/2022

II-7

Holder	Denomination	Effective	Posted
MATTHEW MORE	40.000	04/05/2022	04/05/2022
LACEY CORDS	20.000	04/05/2022	04/05/2022
MARK RICHARDSON	100.000	04/05/2022	04/05/2022
MARK W. SPEAR &	100.000	04/05/2022	04/05/2022
EUGENE HUNT &	100.000	04/05/2022	04/05/2022
RICK FUERSTENAU	100.000	04/05/2022	04/05/2022
GENE OKERLUND	100.000	04/05/2022	04/05/2022
CRAIG J THEUNINCK	400.000	04/05/2022	04/05/2022
KARI ELIZABETH SOUTHWICK	50.000	04/06/2022	04/06/2022
SHELBY KETCHMARK	40.000	04/06/2022	04/06/2022
JASON FOLIE	3,000,000	04/06/2022	04/06/2022
CHARLES QUAST	60.000	04/06/2022	04/06/2022
RYAN KARL FROMM	100.000	04/06/2022	04/06/2022
CARSON QUAST	20.000	04/06/2022	04/06/2022
LAYNE VANDERWERF	400.000	04/06/2022	04/06/2022
DANNY C. PETERSON	100.000	04/06/2022	04/06/2022
CHRISTOPHER TIERNEY	400.000	04/06/2022	04/06/2022
BENJAMIN SCHNEPF	200.000	04/06/2022	04/06/2022
SHELIA TEPLEY	200.000	04/06/2022	04/06/2022
PATRICK ELY	60.000	04/06/2022	04/06/2022
ROBERT PETERSON JR.	42.000	04/06/2022	04/06/2022
MARA RICHARDSON	70.000	04/06/2022	04/06/2022
FLOYD BAYNES	200.000	04/06/2022	04/06/2022
DON SOUTHWICK	100.000	04/06/2022	04/06/2022
TIMOTHY LEO GARRY	100.000	04/06/2022	04/06/2022
ROBERT JAMES BURNS	600.000	04/06/2022	04/06/2022
JOAN MARIE BURNS	400.000	04/06/2022	04/06/2022
TIM BURNS	200.000	04/06/2022	04/06/2022
ADAM HAHN	80.000	04/06/2022	04/06/2022
JOHN SPRENGELER	80.000	04/07/2022	04/07/2022
AARON DAVID BERNARD	1,875,000	04/07/2022	04/07/2022
DAVID PATER	500.000	04/11/2022	04/11/2022
JAMES LEE MARTIN	300.000	04/11/2022	04/11/2022
DAVID PFARR	100.000	04/13/2022	04/13/2022
MAX C. EMBACHER	78.947	04/18/2022	04/18/2022
NORTH EQUITIES USA LTD	227.273	04/27/2022	04/27/2022

II-8

The securities described above were issued in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. The recipients of the securities in the transactions described above acquired the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. Appropriate legends were affixed to the instruments representing such securities issued in such transactions.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date Filed	Exhibit #	Herewith

3.1	Amended and Restated Articles of Incorporation	8-K	1/31/2020	3.1
3.2	Bylaws	S-1	8/1/2018	3.2
4.1	Registration Rights Agreement by and between Energy and Water Development Corp. and Tysadco Partners, LLC dated January 26, 2022				Filed
5.1	Legal Opinion of di Santo Law PLLC				Filed
10.1	Technology Transfer Agreement & License Agreement by and between Swiss Water Tech Research and Development S.A and Eurosport Active World Corp dated February 1, 2013	S-1	10/7/2015	10.1
10.2 ±	Employment Contract by and between Eurosport Active World Corp. and Ralph M. Hofmeier dated January 1, 2012	S-1	10/7/2015	10.3
10.3 ±	Employment Contract by and between Eurosport Active World Corp. and Irma Velazquez dated January 1, 2012	S-1	10/7/2015	10.4
10.4	Addendum to Technology Transfer and License Agreement dated January 29, 2016 to License Agreement with Swiss Water Tech Research and Development S.A.	S-1	8/1/2018	10.6
10.5	Independent Contractor Agreement dated March 15, 2015 by and between Eurosport Active World Corp. and EAWC Tecnologias Verdes SA de CV	S-1/A	10/15/2018	10.10
10.6	Addendum to Independent Contractor Agreement dated March 15, 2017 by and between Eurosport Active World Corp. and EAWC Tecnologias Verdes SA de CV	S-1/A	10/15/2018	10.11
10.7	Contract Award Confirmation dated November 1, 2017, for Arriyadh Development Authority (ADA) of Saudi Arabia	S-1/A	10/15/2018	10.12
10.8	Sales Contract for a Solar Powered Atmosphere Water Generation System by and between Eurosport Active World Corp and His Will Innovations LTD dated April 10, 2019				Filed
II-9

10.9	Amendment to Purchase and Sales Agreement by and between Energy and Water Development Corp. and EAWC Tecnologias Verdes SA de CV dated November 17, 2020				Filed
10.14	Purchase Agreement by and between Energy and Water Development Corp. and Tysadco Partners LLC dated January 26, 2022				Filed
10.15	Iraqi Project and Contracting Office Supply Order dated March 26, 2020				Filed
10.16 ±	Consulting Agreement by and between InfoQuest Technology, Inc. and Energy and Water Development Corp. dated June 2, 2021				Filed
14.1	Code of Ethics	10-K	4/14/2020	14.1
21.1	List of Subsidiaries of the Registrant				Filed
23.1	Consent of TAAD LLP, independent registered public accounting firm				Filed
23.2	Consent of di Santo Law PLLC (included in Exhibit 5.1)				Filed
23.3	Consent of WithumSmith+Brown, PC				Filed
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107	Filing Fees

II-10

Item 17. Undertakings.

The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in Hamburg, Germany, on May 31, 2022.

ENERGY AND WATER DEVELOPMENT CORP.

By:	/s/ Ralph Hofmeier
Ralph Hofmeier
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each officer and director of Energy and Water Development Corp. whose signature appears below constitutes and appoints Ralph Hofmeier and Irma Velazquez, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments, including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 has been signed by the following persons in the capacities indicated on May 31, 2022.

Signature	Title

/s/ Ralph Hofmeier	President, Chief Executive Officer, Director, and
Ralph Hofmeier	Chairman (Principal Executive Officer)

/s/ Gary Rodney	Chief Financial Officer (Principal Financial Officer and
Gary Rodney	Principal Accounting Officer)

/s/ Irma Velazquez	Director and Chief Operating Officer
Irma Velazquez

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